     As filed with the Securities and Exchange Commission on August 6, 2004
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

      ---------------------------------------------------------------------

                                    FORM S-11
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

      ---------------------------------------------------------------------

                         ME PORTFOLIO MANAGEMENT LIMITED
                              (ABN 79 005 964 134)
      (Exact name of registrant as specified in its governing instruments)

                   ------------------------------------------

                                    LEVEL 23
                               360 COLLINS STREET
                               MELBOURNE VIC 3000
                                    AUSTRALIA
                            TELEPHONE: 613 9605 6000

          (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                   ------------------------------------------

                                AGENT FOR SERVICE
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                            NEW YORK, NEW YORK 10011
                             TELEPHONE: 212-590-9100

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                    -----------------------------------------

       NICHOLAS VAMVAKAS                                 DIANE CITRON, ESQ.
ME PORTFOLIO MANAGEMENT LIMITED                     MAYER, BROWN, ROWE & MAW LLP
 LEVEL 23, 360 COLLINS STREET                              1675 BROADWAY
 MELBOURNE VIC 3000, AUSTRALIA                        NEW YORK, NEW YORK 10019

                    -----------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME ON OR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 CHECK THE FOLLOWING BOX. [ ]

                                                CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING       AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED             REGISTERED*     PRICE PER UNIT          PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Class A1 Mortgage Backed Floating Rate Notes      $1,000,000.00         100%           $1,000,000.00          $126.70
----------------------------------------------------------------------------------------------------------------------------

*Estimated for purpose of calculating the registration fee.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                         CROSS REFERENCE SHEET


                      NAME AND CAPTION IN FORM S-11                                CAPTION IN PROSPECTUS
                      -----------------------------                                ---------------------
1.       Forepart of Registration Statement and Outside Front      Front Cover of Registration Statement; Outside Front
         Cover Page of Prospectus                                  Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages of Prospectus   Inside Front Cover Page of Prospectus; Outside Back
                                                                   Cover Page of Prospectus

3.       Summary Information, Risk Factors and Ratio of Earnings   Summary of the Notes; Risk Factors
         to Fixed Charges

4.       Determination of Offering Price                                                     *

5.       Dilution                                                                            *

6.       Selling Security Holders                                                            *

7.       Plan of Distribution                                      Plan of Distribution

8.       Use of Proceeds                                           Use of Proceeds

9.       Selected Financial Data                                                             *

10.      Management's Discussion and Analysis of Financial         Description of the Fund; Description of the Assets
         Condition and Results of Operations                       of the Fund

11.      General Information as to Registrant                      The Issuer Trustee, the Mortgage Manager and the
                                                                   Manager

12.      Policy with respect to Certain Activities                 Description of the Class A Notes

13.      Investment Policies of Registrant                         Description of the Transaction Documents

14.      Description of Real Estate                                Description of the Assets of the Fund;
                                                                   Superannuation Members' Home Loans Residential Loan
                                                                   Program

15.      Operating Data                                                                      *

16.      Tax Treatment of Registrant and Its Security Holders      United States Federal Income Tax Matters, Australian
                                                                   Tax Matters

17.      Market Price of and Dividends on the Registrant's                                   *
         Common Equity and Related Stockholder Matters

18.      Description of Registrant's Securities                    Description of the Class A Notes

19.      Legal Proceedings                                                                   *

20.      Security Ownership of Certain Beneficial Owners and       The Issuer Trustee, the Mortgage Manager and the
         Management                                                Manager

21.      Directors and Executive Officers                                                    *

22.      Executive Compensation                                                              *

23.      Certain Relationships and Related Transactions                                      *

24.      Selection, Management and Custody of Registrant's         Description of the Class A Notes; Description of the
         Investments                                               Transaction Documents; Superannuation Members' Home
                                                                   Loans Residential Loan Program

25.      Policies with Respect to Certain Transactions             Description of the Class A Notes

26.      Limitations of Liability                                  Description of the Transaction Documents


27.      Financial Statements and Information                                                *

28.      Interests of Named Experts and Counsel                                              *

29.      Disclosure of Commission Position on Indemnification      Part II of Registration Statement
         for Securities Act Liabilities

30.      Quantitative and Qualitative Disclosures about Market                               *
         Risk

         *Not Applicable

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                     SUBJECT TO COMPLETION, DATED [*], 2004

                                     US$[*]
                                  (APPROXIMATE)

                             SMHL GLOBAL FUND NO. 7

                         [SUPER MEMBERS HOME LOANS LOGO]

              ME PORTFOLIO MANAGEMENT LIMITED (ABN 79 005 964 134)
                                     Manager

                 MEMBERS EQUITY PTY LIMITED (ABN 56 070 887 679)
                                Mortgage Manager

            PERPETUAL TRUSTEES AUSTRALIA LIMITED (ABN 86 000 431 827)
              in its capacity as trustee of SMHL Global Fund No. 7
                                 Issuer Trustee
                                  ------------


        The notes (as defined herein) will be collateralized by a pool of housing loans secured by properties located in Australia. The SMHL Global Fund No. 7 will be governed by the laws of New South Wales, Australia.

         The notes are not deposits and are not insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the issuer trustee in its capacity as trustee of the SMHL Global Fund No. 7 only and do not represent obligations of or interests in, and are not guaranteed by, ME Portfolio Management Limited, Members Equity Pty Limited or Perpetual Trustees Australia Limited.

         INVESTING IN THE NOTES INVOLVES RISKS.  SEE "RISK FACTORS" ON PAGE [*].

                                                                                UNDERWRITING
                           INITIAL              INITIAL           PRICE TO     COMMISSIONS AND      PROCEEDS TO
                      PRINCIPAL BALANCE*     INTEREST RATE       INVESTORS        DISCOUNTS       ISSUER TRUSTEE
                      ------------------     -------------       ---------     ---------------    --------------
Class A1 Notes...     $[*]                    LIBOR + [*]%        100.000%          [*]%               [*]%

---------------
*Approximate initial principal balance.

         Delivery of the Class A1 notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [*], 2004.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


CREDIT SUISSE FIRST BOSTON                              DEUTSCHE BANK SECURITIES


                    Joint Lead Managers and Joint Bookrunners

                                       [*]

                    The date of this prospectus is [*], 2004.

                                TABLE OF CONTENTS

                                                                                  PAGE

Dealer Prospectus Delivery Obligation .........................................     1

Disclaimers ...................................................................     1

Disclaimers with Respect to Sales to Non-U.S. Investors........................     3

Summary .......................................................................     6

         Parties to the Transaction ...........................................     6

Summary of the Notes ..........................................................     9

         Structural Overview ..................................................    10

         Credit Enhancements ..................................................    11

         Liquidity Enhancements ...............................................    12

         Redraws ..............................................................    12

         Top-up Loans .........................................................    13

         Substitution for Breaches of Housing Loan Representations ............    14

         Hedging Arrangements .................................................    14

         Optional Redemption ..................................................    15

         The Housing Loan Pool ................................................    16

         Australian Withholding Tax ...........................................    17

         U.S. Tax Status ......................................................    18

         Legal Investment .....................................................    18

         ERISA Considerations .................................................    18

         Book-Entry Registration ..............................................    18

         Collections ..........................................................    18

         Interest on the Notes ................................................    20

         Principal on the Notes ...............................................    21

         Allocation of Cash Flows .............................................    21

         Distribution of Interest Collections .................................    22

         Distribution of Principal Collections and
             Certain Interest Collections .....................................    23

Risk Factors ..................................................................    24

Capitalized Terms .............................................................    35

U.S. Dollar and Euro Presentation .............................................    35

The Issuer Trustee, the Mortgage Manager and the Manager.......................    35

         The Issuer Trustee ...................................................    35

         Directors ............................................................    36

         Members Equity Pty Limited ...........................................    36

         ME Portfolio Management Limited ......................................    37

         SMHL Program .........................................................    37

Description of the Fund .......................................................    38

         Superannuation Members' Home Loans Securitization Trust Program ......    38

         SMHL Global Fund No. 7 ...............................................    38

         Other Trusts .........................................................    39

Description of the Assets of the Fund .........................................    39

         Assets of the Fund ...................................................    39

         The Housing Loans ....................................................    40

         Representations and Warranties Regarding the Housing Loans ...........    40

         Breach of Representations and Warranties .............................    44

         Substitution of Housing Loans ........................................    44

         Other Features of the Housing Loans ..................................    45

         Details of the Housing Loan Pool .....................................    46

         Housing Loan Information .............................................    47

Superannuation Members' Home Loans Residential Loan Program ...................    56




                                TABLE OF CONTENTS
                                   (continued)


         Origination Process ..................................................    56

         Approval and Underwriting Process ....................................    56

         Application Verification and Debt Servicing Ability ..................    57

         Valuation of Mortgages ...............................................    58

         Settlement Process ...................................................    59

         Changes to Lending Criteria ..........................................    60

         SMHL Product Types ...................................................    60

The Mortgage Insurance Policies ...............................................    63

         Description of the Mortgage Insurers .................................    64

         Period of Cover ......................................................    65

         Loss Coverage ........................................................    66

         Exclusions ...........................................................    68

         Timely Payment Cover .................................................    68

         Refusal or Reduction in Claim ........................................    69

Description of the Class A1 Notes .............................................    69

         General ..............................................................    69

         Form of the Class A1 Notes ...........................................    69

         Distributions on the Notes ...........................................    74

         Key Dates and Periods ................................................    75

         Calculation of Collections ...........................................    76

         Collections ..........................................................    76

         Interest Collections .................................................    77

         Interest on the Notes ................................................    80

         Principal Collections ................................................    81

         Principal Distributions ..............................................    81

         Redraws ..............................................................    83

         Top-up Loans .........................................................    83

         Application of Realized Losses .......................................    85

         Payments into US$ Account ............................................    86

         Payments out of US$ Account ..........................................    86

         Payments into (euro) Account .........................................    86

         Payments out of (euro) Account .......................................    86

         Threshold Rate .......................................................    87

         Fixed-Floating Rate Swap Providers ...................................    88

         The Fixed-Floating Rate Swaps ........................................    91

         The Currency Swaps ...................................................    97

         Withholding or Tax Deductions ........................................   103

         Redemption of the Notes for Taxation or Other Reasons ................   103

         Redemption of the Notes upon an Event of Default......................   104

         Optional Redemption of the Notes .....................................   104

         Final Maturity Date ..................................................   105

         Final Redemption of the Notes ........................................   105

         Termination of the Fund ..............................................   105

         Prescription .........................................................   105

         Voting and Consent of Noteholders ....................................   106

         Reports to Noteholders ...............................................   107

Description of the Transaction Documents ......................................   109

         Trust Accounts .......................................................   109

         Liquidity Reserve ....................................................   109

         Amendments to Transaction Documents ..................................   110

         The Issuer Trustee ...................................................   112

         The Manager ..........................................................   116

         The Class A Note Trustee .............................................   118

                                      -ii-

                                TABLE OF CONTENTS
                                   (continued)

         The Security Trust Deed ..............................................   119

         Meetings of Voting Secured Creditors .................................   122

         Voting Procedures ....................................................   122

         The Mortgage Origination and Management Agreement ....................   128

         Redraw Funding Facility ..............................................   130

         Top-up Funding Facility ..............................................   130

         Mortgage Manager Delinquency and Foreclosure Experience ..............   131

         Payment Funding Facility .............................................   135

Prepayment and Yield Considerations ...........................................   137

         General ..............................................................   137

         Prepayments ..........................................................   138

         Weighted Average Lives ...............................................   139

Use of Proceeds ...............................................................   143

Legal Aspects of the Housing Loans ............................................   143

         General ..............................................................   143

         Nature of Housing Loans as Security ..................................   143

         Penalties and Prohibited Fees ........................................   148

         Bankruptcy and Insolvency ............................................   148

         Environmental ........................................................   149

         Insolvency Considerations ............................................   149

         Tax Treatment of Interest on Australian Housing Loans ................   150

         UCCC .................................................................   150

United States Federal Income Tax Matters ......................................   150

         Overview .............................................................   150

         Original Issue Discount, Indexed Securities, etc .....................   152

         Interest Income on the Class A1 Notes ................................   153

         Sale of Notes ........................................................   153

         Backup Withholding ...................................................   155

         Tax Consequences to Non-U.S. Noteholders .............................   155

Australian Tax Matters ........................................................   157

         Payments of Principal, Premiums and Interest..........................   157

         Profit on Sale .......................................................   160

         Tax Liability of the Issuer Trustee ..................................   161

         Goods and Services Tax ...............................................   161

         Tax Reform Proposals .................................................   163

         Consolidation ........................................................   163

         Other Taxes ..........................................................   163

Enforcement of Foreign Judgments in Australia .................................   164

Exchange Controls and Limitations .............................................   165

ERISA Considerations ..........................................................   166

Legal Investment Considerations ...............................................   168

Available Information .........................................................   168

Ratings of the Notes ..........................................................   168

Plan of Distribution ..........................................................   169

         Underwriting .........................................................   169

         Offering Restrictions ................................................   171

         Authorization ........................................................   177

         Litigation ...........................................................   177

         Euroclear and Clearstream, Luxembourg ................................   177

Announcement ..................................................................   177

Legal Matters .................................................................   178

Glossary G-1

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL [*], 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   DISCLAIMERS

         The notes do not represent deposits or other liabilities of either Members Equity Pty Limited or associates of Members Equity Pty Limited including ME Portfolio Management Limited or Perpetual Trustees Australia Limited in any capacity other than in its capacity as trustee of the SMHL Global Fund No. 7 or associates of Perpetual Trustees Australia Limited including Perpetual Trustee Company Limited.

         The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

         None of Members Equity Pty Limited, any associate of Members Equity Pty Limited (including ME Portfolio Management Limited), Perpetual Trustees Australia Limited, any associate of Perpetual Trustees Australia Limited, Perpetual Trustee Company Limited, The Bank of New York (as Class A note trustee, Class A note registrar, calculation agent and principal paying agent) nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

         None of Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its individual capacity, as issuer trustee, as liquidity facility provider, as payment funding facility provider, as redraw funding facility provider, and as top-up funding facility provider, ME Portfolio Management Limited, as manager, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, The Bank of New York, as Class A note trustee, Class A note registrar, calculation agent and principal paying agent, [*], as US$ currency swap provider, [*], as Euro currency swap provider, Australia and New Zealand Banking Group Limited, as fixed-floating rate swap provider, Deutsche Bank AG, as fixed-floating rate swap provider, National Australia Bank Limited, as fixed-floating rate swap provider, UBS Australia Limited, as fixed-floating rate swap provider, Westpac Banking Corporation, as fixed-floating rate swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

         None of the obligations of Perpetual Trustees Australia Limited, in its capacity as issuer trustee, or ME Portfolio Management Limited, as manager, are guaranteed in any way by Members Equity Pty Limited or any associate of Members Equity Pty Limited (including ME Portfolio Management Limited), or by Perpetual Trustees Australia Limited or any associate of Perpetual Trustees Australia Limited (including Perpetual Trustee Company Limited).

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         ME Portfolio Management Limited, being responsible for the drafting and the content of this prospectus, after having made all reasonable inquiries, confirms, to the best of its knowledge, that this prospectus contains all information with regard to the notes which is material in the context of this issue of the notes, that the information contained in this prospectus is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and that there are no facts the omission of which would make misleading in any material respect any statement herein whether fact or opinion. ME Portfolio Management Limited accepts responsibility accordingly.

         However, ME Portfolio Management Limited has relied upon information provided to it by Perpetual Trustees Australia Limited in respect of itself and the Perpetual Trustees Australia group, [*] in respect of itself, [*] in respect of itself, [*] in respect of itself, GE Mortgage Insurance Company Pty Limited in respect of itself and all members of the General Electric Company group, Clearstream, Luxembourg, the Euroclear System, The Bank of New York in respect of itself and The Bank of New York group and The Depository Trust Company in respect of themselves and The Depository Trust Company group and accepts no responsibility for such information.

         Perpetual Trustees Australia Limited and Perpetual Trustee Company Limited have not authorized or caused the issue of this prospectus and expressly disclaim and take no responsibility for it other than the information provided by them in respect of themselves and the Perpetual Trustees Australia group and have had no involvement in the preparation of this prospectus other than the provision of such information.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements made in this prospectus constitute forward-looking statements. These statements typically contain words such as "believes," "estimates," "expects" or similar words indicating that the future outcomes are uncertain. Because forward-looking statements made in this prospectus involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those described herein under "Risk Factors"; the actions of competitors in the mortgage industry; general economic conditions (especially in Australia); changes in interest rates, unemployment, the rate of inflation, consumer perceptions of the economy and home values; and compliance with United States of America ("U.S.") and Australian federal and state laws, including consumer protections laws, tort laws and, in relation to the U.S., ERISA, and changes in such laws.

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

         This section applies only to the offering of the notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors," references to Perpetual Trustees Australia Limited are to that company in its capacity as trustee of the SMHL Global Fund No. 7 only, and not its personal capacity. Perpetual Trustees Australia Limited is not responsible or liable for this prospectus in any capacity. ME Portfolio Management Limited is responsible for this prospectus.

         Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered non-publicly in other jurisdictions subject to compliance with all applicable laws. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Class A1 notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Plan of Distribution."

         This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of Perpetual Trustees Australia Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

         None of Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its personal capacity, as issuer trustee, as liquidity facility provider, as payment funding facility provider, as redraw funding facility provider, and as a top-up funding facility provider, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, The Bank of New York, as Class A note trustee, principal paying agent, calculation agent and Class A note registrar, [*], as US$ currency swap provider, [*], as a Euro currency swap provider, Australia and New Zealand Banking Group Limited, as fixed-floating rate swap provider, Deutsche Bank AG, as fixed-floating rate swap provider, National Australia Bank Limited, as fixed-floating rate swap provider, UBS Australia Limited, as fixed-floating rate swap provider, Westpac Banking Corporation, as fixed-floating rate swap provider and GE Mortgage Insurance Company Pty Ltd, or the Commonwealth of Australia, as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes.

         Members Equity Pty Limited, in its individual capacity and as mortgage manager, Perpetual Trustees Australia Limited, in its personal capacity and as trustee, ME Portfolio Management Limited, in its individual capacity and as manager, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, The Bank of New York, as Class A note trustee, principal paying agent, calculation agent and Class A note registrar, [*], as US$ currency swap provider, [*], as Euro currency swap provider, Australia and New Zealand Banking Group Limited, as fixed-floating rate swap provider, Deutsche Bank AG, as fixed-floating rate swap provider, National Australia Bank Limited, as fixed-floating rate swap provider, UBS Australia Limited, as fixed-floating rate swap provider, Westpac Banking Corporation, as fixed-floating rate swap provider and GE Mortgage Insurance Company Pty Ltd, and the Commonwealth of Australia, as mortgage insurers and the underwriters do not recommend that any person should purchase any of the notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.

         Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the fund or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the fund and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Australia Limited or any of the underwriters.

         Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

         o there has been no material change in the affairs of the fund or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

         o any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

         Perpetual Trustees Australia Limited's liability to make payments of interest and principal on the Class A notes is limited to its right of indemnity from the assets of the fund. All claims against Perpetual Trustees Australia Limited in relation to the Class A notes may only be satisfied out of the assets of the fund and are limited in recourse to the assets of the fund.

         None of the rating agencies have been involved in the preparation of this prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO

CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE "FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

THIS PROSPECTUS IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE, OR ANY OTHER PERSON TO WHOM IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                                     PARTIES TO THE TRANSACTION

FUND:.............................. SMHL Global Fund No. 7

PROGRAM:........................... Superannuation Members' Home Loans, known as "SMHL"

ISSUER TRUSTEE:.................... Perpetual Trustees Australia Limited (ABN 86 000 431 827), in its capacity as trustee of the Fund

MANAGER:........................... ME Portfolio Management Limited (formerly known as Superannuation Members' Home Loans
                                    Limited) (ABN 79 005 964 134), known as "MEPM," Level 23, 360 Collins Street, Melbourne,
                                    Victoria 3000 Australia (613) 9605-6000

CLASS A NOTE TRUSTEE:.............. The Bank of New York

SECURITY TRUSTEE:.................. Perpetual Trustee Company Limited (ABN 42 000 001 007)

SELLER:............................ Perpetual Trustees Australia Limited, in its capacity as trustee of Superannuation
                                    Members' Home Loans Warehousing Trust 2004-1, known as "SMHL Warehousing Trust 2004-1"

MORTGAGE MANAGER:.................. Members Equity Pty Limited (ABN 56 070 887 679), known as "ME"

PRINCIPAL PAYING AGENT:............ The Bank of New York

CLASS A NOTE REGISTRAR:............ The Bank of New York

CALCULATION AGENT:................. The Bank of New York

INCOME BENEFICIARY:................ ME Portfolio Management Limited

LIQUIDITY FACILITY PROVIDER:....... Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3

PAYMENT FUNDING FACILITY
  PROVIDER:........................ Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3

                                                               6

REDRAW FUNDING FACILITY
  PROVIDER:........................ Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3

TOP-UP FUNDING FACILITY
  PROVIDER:........................ Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3

UNDERWRITERS:...................... Credit Suisse First Boston LLC
                                    Deutsche Bank Securities Inc.
                                    [*]

MORTGAGE INSURERS:................. Commonwealth of Australia
                                    GE Mortgage Insurance Company Pty Limited (ABN 60 106 974 305)

FIXED-FLOATING RATE SWAP
  PROVIDERS:....................... Australia and New Zealand Banking Group Limited (ABN 11 005 357 522), known as "ANZ"
                                    Deutsche Bank AG (ABN [13 064 165 162]), known as "Deutsche Bank"
                                    National Australia Bank Limited (ABN 12 004 044 937), known as "NAB"
                                    UBS Australia Limited (ABN 81 003 059 461), known as "UBS"
                                    Westpac Banking Corporation (ABN 33 007 457 141), known as "Westpac"

US$ CURRENCY SWAP PROVIDER:........ [*]

EURO CURRENCY SWAP PROVIDER:....... [*]

RATING AGENCIES:................... Moody's Investors Service, Inc. (Moody's)
                                    Standard & Poor's (Australia) Pty Limited (Standard & Poor's)

                                                         STRUCTURAL DIAGRAM
                                                         [GRAPHIC OMITTED]

                                               ---------------------------------------                       --------------------
                                                                SELLER                                         Payment Funding
                                               Perpetual Trustees Australia Limited in                        Facility Provider
                                                   its capacity as trustee of SMHL                            Perpetual Trustees
                                                       Warehousing Trust 2004-1                              Australia Limited in
------------------------                       ---------------------------------------                         its capacity as
        MANAGER                                                   |                                               trustee of
      ME Portfolio                             Payments from the  |      Transfer                              Origination Fund
   Management Limited                            housing loans    |  of housing loans      Reserve fund              No. 3
------------------------                                          |                                          --------------------
                               Manager Fee     ---------------------------------------
------------------------                                    ISSUER TRUSTEE                                   --------------------
        MORTGAGE                                 Perpetual Trustees Australia Limited                          SECURITY TRUSTEE
        MANAGER                                                                           Floating charge      Perpetual Trustee
   Members Equity Pty                                   SMHL Global Fund No. 7            over the assets       Company Limited
        Limited                                ----------------------------------------     of the fund      --------------------
------------------------                                          |
                          Redraw facility advances                |                                         -----------------------
------------------------      and repayments                      |                                           MORTGAGE INSURERS
     REDRAW FUNDING                                               |                         Payments for       Commonwealth of
   FACILITY PROVIDER                                                                    mortgage insurance   Australia and GE
   Perpetual Trustees                                     A$ payments on the                  policies       Mortgage Insurance
Australia Limited in its                                    Class A notes                                    Company Pty Limited
 capacity as trustee of                                                                                     ------------------------
 Origination Fund No. 3                                           |
------------------------                                          |
                                               ----------------------------------------
------------------------                                    CURRENCY SWAP
   LIQUIDITY FACILITY                                         PROVIDERS
        PROVIDER                                                 [*]                     Residual income
   Perpetual Trustees                                            [*]                         payments      ------------------------
Australia Limited in its                       ----------------------------------------                       INCOME BENEFICIARY
 capacity as trustee of                                                                                              MEPM
 Origination Fund No. 3    A$ payments under the                  |                       Payments on the  ------------------------
------------------------  fixed-floating rate swap                |                        Class B notes
                                                                  |                      Issue of Class A  ------------------------
                                                                  |                       notes by issuer     Class B noteholders
                                                         ----------------------               trustee      ------------------------
------------------------   ------------------------         PRINCIPAL PAYING
     TOP-UP FUNDING             FIXED-FLOATING                   AGENT                                          ---------------
   FACILITY PROVIDER               RATE SWAP              The Bank of New York                                   Class A notes
   Perpetual Trustees              PROVIDERS             ----------------------                                 ---------------
Australia Limited in its        Australia & New
 capacity as trustee of         Zealand Banking
 Origination Fund No. 3         Group Limited/      ---------------------------------
------------------------      Deutsche Bank AG/             CLEARING SYSTEMS
                              National Australia      The Depository Trust Company/                           --------------------
                               Limited/Westpac      Euroclear/Clearstream, Luxembourg                             NOTE TRUSTEE
                             Banking Corporation    ---------------------------------                               AND NOTE
                           ------------------------                                                                REGISTRAR
                           ------------------------       --------------------                                The Bank of New York
                             Class A2 note owners         Class A1 note owners                                --------------------
                           ------------------------       --------------------



                              SUMMARY OF THE NOTES

         In addition to the Class A1 notes, the issuer trustee will also issue Class A2 notes and Class B notes collateralized by the same pool of housing loans. The Class A2 notes and the Class B notes have not been registered in the United States and are not being offered by this prospectus. The Class A2 notes and the Class B notes are described in this prospectus solely for the information of investors in the Class A1 notes. The Class A1 notes and the Class A2 notes collectively are referred to as the Class A notes. The term "notes" will mean the Class A notes and the Class B notes when used in this prospectus.

----------------------------------------------------------------------------------------------------------------------
                                 CLASS A1                        CLASS A2                         CLASS B
----------------------------------------------------------------------------------------------------------------------
Initial Principal
   Balance*            US$[*]                         (euro)[*]                       A$[*]
----------------------------------------------------------------------------------------------------------------------
% of Total:            [*]%                           [*]%                            [*]%
----------------------------------------------------------------------------------------------------------------------

Anticipated Ratings:
----------------------
   Moody's             Aaa                            Aaa                             Aa2
----------------------
   Standard & Poor's   AAA                            AAA                             AA
----------------------------------------------------------------------------------------------------------------------
Interest Rate up to    Three-month LIBOR + [*]%       Three-month EURIBOR + [*]%      Three-month Australian bank
but excluding the                                                                     bill rate plus a margin
Optional Redemption
Date
----------------------------------------------------------------------------------------------------------------------
Interest Rate after    Three-month LIBOR + [*]%       Three-month EURIBOR + [*]%      Three-month Australian bank
and including the                                                                     bill rate plus a margin
Optional Redemption
Date
----------------------------------------------------------------------------------------------------------------------
Interest Accrual       actual/360                     actual/360                      actual/365
Method:
----------------------------------------------------------------------------------------------------------------------
Payment Dates:         [Ninth] day or, if the [ninth] day is not a banking day, then the next banking day of each of
                       [February, May, August and November] beginning in [*] 2004
----------------------------------------------------------------------------------------------------------------------
Final Scheduled        The quarterly payment date     The quarterly payment date      The quarterly payment date
Quarterly Payment      falling in [*].                falling in [*].                 falling in [*].
Date**
----------------------------------------------------------------------------------------------------------------------
Clearance/Settlement:    DTC/Euroclear/Clearstream,        Euroclear/Clearstream,     Offered in Asia, Australia,
                                 Luxembourg                      Luxembourg           the United Kingdom, and
                                                                                      certain European countries to
                                                                                      residents of Asia, Australia,
                                                                                      the United Kingdom or certain
                                                                                      European countries only
----------------------------------------------------------------------------------------------------------------------
Closing Cut-Off Date:                               Close of business, August [*], 2004
----------------------------------------------------------------------------------------------------------------------
Pricing Date:                                                     [*], 2004
----------------------------------------------------------------------------------------------------------------------
Closing Date:                                              On or about [*], 2004
----------------------------------------------------------------------------------------------------------------------
Legal Final Maturity                                  The payment date falling on [*]
----------------------------------------------------------------------------------------------------------------------
*        All amounts are approximate.

**       Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in
         "Prepayment and Yield Considerations" occur.
----------------------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

         MEPM established the SMHL Program pursuant to a master trust deed dated July 4, 1994, as amended and restated, between MEPM and the issuer trustee. The master trust deed provides the following:

o the authority for the creation of a number of separate funds, including origination funds and securitization funds, and

o the general terms and structure for a securitization fund or an origination fund under the program.

Housing loans originated under the program are initially financed through, and owned by, the issuer trustee as the trustee of the origination funds. Members Equity Pty Limited, or its predecessor, has been appointed to act as the originator and mortgage manager of the housing loans under the program and is responsible for the origination and management of the portfolio of housing loans in the origination funds and securitization funds.

         A supplementary bond terms notice issued by MEPM as manager and signed by the issuer trustee, MEPM, as manager, Perpetual Trustee Company Limited, as security trustee, and The Bank of New York, as note trustee will set out the specific details of the SMHL Global Fund No. 7 and the notes, which may vary from the terms set forth in the master trust deed. Each fund under the program is a separate transaction with a separate fund. The assets of the SMHL Global Fund No. 7 will not be available to pay the obligations of any other fund, and the assets of other funds will not be available to pay the obligations of the SMHL Global Fund No. 7. See "Description of the Fund."

         The SMHL Global Fund No. 7 involves the securitization of housing loans originated and managed by Members Equity Pty Limited or its predecessors, and initially financed through and owned by Perpetual Trustees Australia Limited in its capacity as trustee of Origination Fund No. 3 and secured by mortgages over residential property located in Australia. The housing loans are fully amortizing principal and interest obligations of borrowers and are secured by mortgages over residential property located in Australia. All of the housing loans are registered in the name of Perpetual Trustees Australia Limited. The housing loans which will form the assets of the SMHL Global Fund No. 7 are currently assets of SMHL Warehousing Trust 2004-1. On the issue of the notes the housing loans which are to form assets of the SMHL Global Fund No. 7 will cease to be assets of SMHL Warehousing Trust 2004-1 and shall become assets of the SMHL Global Fund No. 7, with the proceeds of the issue of the notes being used to fund the acquisition of the housing loans from SMHL Warehousing Trust 2004-1.

         The issuer trustee will grant a floating charge over all of the assets of the fund under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the fund's payment obligations to the noteholders and other creditors of the issuer trustee. The floating charge is a first ranking charge over the assets of the fund subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge may crystalize if an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may deal with the assets of the fund in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the fund in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the fund without the consent of the security trustee. For a description of floating charges and crystalization see "The Security Trust Deed--Nature of the Charge".

         Payments of interest and principal on the notes will come only from the housing loans and other authorized assets of the fund, as described below under "Description of the Assets of the Fund." The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the fund may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

         Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES

         The Class B notes will always be subordinated to the Class A1 notes and the Class A2 notes in their right to receive interest and principal payments. The Class B notes will bear all losses on the housing loans before the Class A1 notes and the Class A2 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A1 notes and the Class A2 notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A1 notes and the Class A2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

                                             MINIMUM
                                             INITIAL
                              CREDIT         SUPPORT
        CLASS(ES)            SUPPORT       PERCENTAGE
        ---------            -------       ----------
        A1 and A2               B             [*]%

         The initial support percentage in the preceding table is the minimum required initial balance of the Class B notes, as a percentage of the housing loan pool balance as of the closing cut-off date.

MORTGAGE INSURANCE POLICIES

         Three separate insurance policies will cover most principal and interest payments and liquidation proceeds on the housing loans, as is more fully described under "The Mortgage Insurance Policies" in this prospectus. One policy is with the Commonwealth of Australia, and the other two policies are with GE Mortgage Insurance Company Pty Limited. The mortgage insurance policies will provide the following coverage:

o   full coverage for all principal due on each of the housing loans, and

o timely payment of principal and interest on the housing loans for an aggregate of 12 regular installment payments, if not received within 14 days after the due date of such payment (not including amounts which have subsequently been reimbursed to the mortgage insurer following receipt by the issuer trustee of all or part of a repayment installment in respect of a claim which has been made).

EXCESS INTEREST COLLECTIONS

         Any interest collections on the housing loans remaining after payments of interest on the notes and the fund's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENTS

         To cover possible liquidity shortfalls in the payment obligations of the fund, the issuer trustee will have the following forms of liquidity enhancements:

LIQUIDITY RESERVE

         At the closing date, A$[*]representing [*]% of the initial aggregate Outstanding Principal Balance of the housing loans, will be deposited into a cash collateral account. Thereafter, a minimum required level equal to [*]% of the aggregate Outstanding Principal Balance of the housing loans, subject to a minimum of [*]% of the aggregate initial outstanding principal balance of all of the notes, will be maintained in the cash collateral account. The issuer trustee will issue liquidity notes to the liquidity noteholders having initial face value equal to the initial cash collateral account deposit on the terms set out in a supplementary bond terms notice for liquidity notes. The issuer trustee will use the money in the cash collateral account to cover taxes, expenses, issuer trustee's fees, interest due under any redraw funding facility or top-up funding facility and payments of interest on the notes if on any payment date there is a shortfall in interest collections. The cash collateral account will be replenished on future payment dates to the required level. The liquidity notes may be repaid from principal collections, but only to the extent that the aggregate outstanding principal balance of all of the notes is zero or will be reduced to zero following any payments made on the relevant payment date. Further, after making all required payments on a payment date, the issuer trustee must (at the direction of the manager) apply any surplus cash collateral towards payments to the liquidity noteholders in accordance with the supplementary bond terms notice relating to the liquidity note.

PAYMENT FUNDING FACILITY

         The payment funding facility is available to provide additional liquidity enhancement to the fund, to support or fund payment in respect of break costs payable under any future fixed-floating rate swap in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date. If the issuer trustee enters into a future fixed-floating rate swap, the manager may direct the issuer trustee to increase the amount of principal under the payment funding facility, through the issuance of a note by the issuer trustee to the payment funding facility provider to cover such break costs payable under a future fixed-floating rate swap. In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the Class A1 Notes--Threshold Rate," the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility, through the issuance of payment funding facility notes, to cover threshold rate shortfalls under the terms of the supplementary bond terms notice.

REDRAWS

         Under the terms of each variable rate housing loan, a borrower may, at the discretion of the mortgage manager, in accordance with guidelines agreed with the mortgage insurer, redraw previously prepaid principal. A borrower may redraw, at the discretion of the mortgage manager, an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid and all scheduled payments had been made, of his or her loan and the current principal balance of the loan. The issuer trustee may fund any redraws it advances to borrowers from collections which represent prepayments of principal on the housing loans or, if not available, by drawings under redraw funding facilities. If the issuer trustee funds a redraw from collections which represent prepayments of principal, either directly or to repay a previous draw on a redraw funding facility, the fund will have less funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly greater amount of assets with which to make future payments because the outstanding principal balance on the housing loans will increase by the amount of the redraws. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "Superannuation Members' Home Loans Residential Loan Program". Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more redraw funding facilities with one or more redraw funding facility providers, which will be available to fund requested redraws which have been approved by the manager. See "Description of the Class A1 Notes--Redraws". Principal collections are expected to be applied on each payment date to repay outstanding balances under any redraw funding facilities.

TOP-UP LOANS

         Under the terms of each variable rate housing loan, a borrower may, subject to the manager's normal loan approval process, top-up their loan. A top-up loan is a housing loan, in respect of which there has been more than one housing loan advance. Each top-up request is treated as a new loan by the manager. A borrower may top-up their loan only in those cases in which (i) the value of the property securing the loan is sufficient to secure the existing outstanding principal balance of that loan plus the additional top-up loan and
(ii) if after such top-up loan certain LTV requirements and valuation requirements as set out in the section entitled "Description of the Class A1 Notes--Top-up Loans" are met. The issuer trustee may fund any top-up loans to borrowers from collections which represent repayments or prepayments of principal on the housing loans or, if not available, from drawings under a top-up funding facility at the discretion of the manager. Alternatively, if the fund is unable to make a top-up loan because of failure to meet certain requirements referred to herein, Origination Fund No. 3 may repurchase the housing loan from the fund, at its outstanding principal balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. If the issuer trustee funds a top-up loan from collections which represent repayments or prepayments of principal, the fund will have less funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly greater amount of assets with which to make future payments because the outstanding principal balance on the housing loans will increase by the amount of the top-up loan. If Origination Fund No. 3 repurchases such housing loans from the housing loan pool, the fund will have more funds available to pay principal to the noteholders on the next payment date, but will have a correspondingly smaller amount of assets with which to make future payments because the outstanding principal balance on the housing loans will decrease by the outstanding principal balance of such repurchased housing loan. Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more top-up funding facilities, which will fund requested top-up loans which have been approved by the manager. The issuer trustee and manager may only enter into top-up funding facilities if each rating agency has confirmed to the manager that advances under the top-up funding facilities will not adversely affect the ratings assigned to the Class A notes and Class B notes on issue at that time. Top-up funding facilities must also be in the form approved by the rating agencies. See "Description of the Class A1 Notes--Top-up Loans". Principal collections are expected to be applied on each payment date to repay outstanding balances under any top-up funding facilities.

SUBSTITUTION FOR BREACHES OF HOUSING LOAN REPRESENTATIONS

         At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the mortgage manager because of a breach of a representation or warranty within 120 days after the giving of the bond issue confirmation certificate to purchase a substitute housing loan for inclusion in the assets of the fund, if available.

HEDGING ARRANGEMENTS

         To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

o fixed-floating rate swaps to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the fund; and

o a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A1 notes, which are denominated in U.S. dollars, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A1 notes by reference to LIBOR.

o a currency swap to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A2 notes, which are denominated in Euros, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A2 notes by reference to EURIBOR.

OPTIONAL REDEMPTION

         The issuer trustee will, if the manager directs it to do so, redeem all of the notes on any payment date falling on or after the earlier of:

o   the payment date falling in [*]and

o the payment date on which the total outstanding principal balance of the notes, as reduced by principal losses allocated against the notes, and by principal payments of the notes, is equal to or less than 10% of the total initial outstanding principal balance of the notes.

If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest, provided that if the aggregate outstanding principal balance of the Class A notes has been reduced by losses allocated against the Class A notes which have not been reinstated, the Class A noteholders owning 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption. See "Description of the Class A1 Notes--Optional Redemption of the Notes".

                              THE HOUSING LOAN POOL

         The housing loan pool will consist of (i) fixed rate housing loans which are required to convert to a variable rate or a new fixed rate within a period of one, three or five years, (ii) variable rate housing loans and (iii) interest only housing loans which are required to convert to a principal and interest housing loan within a period of one, three or five years. All of the housing loans secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                    SELECTED HOUSING LOAN POOL DATA AS OF THE
                      CLOSE OF BUSINESS ON AUGUST [*], 2004

Number of Housing Loans................................................[*]

Housing Loan Pool Size.................................................A$[*]

Average Housing Loan Balance...........................................A$[*]

Maximum Housing Loan Balance...........................................A$[*]

Total Valuation of the Properties .....................................A$[*]

Maximum Remaining Term to Maturity in Months...........................[*]

Weighted Average Remaining Term to Maturity in Months .................[*]

Weighted Average Seasoning in Months...................................[*]

Weighted Average Original Loan-to-Value Ratio .........................[*]%

Weighted Average Current Loan-to-Value Ratio ..........................[*]%

Average Current Loan-to-Value Ratio....................................[*]%

Maximum Current Loan-to-Value Ratio....................................[*]%

         The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is securing the loan at the time the loan is entered into. Thus, if collateral has been released from the mortgage securing the housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

         Collateral may be released from the mortgage securing the housing loan only when there is more than one security property being held as collateral. Where there is more than one security property held as collateral, the request to release another property can only be approved if the remaining security property held as collateral provides sufficient collateral such that the actual loan to value ratio is less than or equal to 90%.

         Collateral may also be released from the mortgage securing the housing loan if a substitute property is made subject to a mortgage to secure the housing loan so long as the actual loan-to-value ratio is less than or equal to 90%.

         The average current loan-to-value ratio is calculated as the sum of each housing loan's current loan-to-value ratio divided by the number of housing loans. Split loans, which represent two or more loans against a single property or set of properties, may alter the result of the calculation than if it were considered a single loan. The manager does not believe that the impact is material.

         Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table above, unless a revised prospectus is delivered to prospective investors.

AUSTRALIAN WITHHOLDING TAX

         Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes assessed against the fund. The issuer trustee is not obligated to pay any additional amounts to the Class A noteholders to cover any withholding taxes. Under present law, the Class A notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by certain associates of the issuer trustee. The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by certain associates of the issuer trustee. Accordingly, persons who fall within this category of associate of the issuer trustee should not acquire Class A notes. See "Australian Tax Matters" for a more detailed discussion.

         In accordance with usual practice, pursuant to an underwriting agreement, the underwriters represent and agree not to sell any Class A notes to persons (i.e., certain associates of the issuer trustee) that would cause the public offer test under section 128F of the Income Tax Assessment Act 1936 (Cth) not to be met.

         If:

         o the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders, the currency swap provider, the payment funding facility, the top-up funding facility or redraw funding facility due to taxes, duties, assessment or governmental charges; or

         o the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes. If the issuer trustee redeems the Class A notes, it must discharge all of its liabilities in respect of the notes (at their outstanding principal balance) unless the noteholders, by Extraordinary Resolution, elect that they do not want the issuer trustee to redeem the notes. See "Description of the Class A1 Notes--Redemption of the Notes for Taxation or Other Reasons."

U.S. TAX STATUS

         In the opinion of Mayer, Brown, Rowe & Maw LLP, special U.S. tax counsel for the manager, the Class A1 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A1 noteholder, by acceptance of a Class A1 note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters".

LEGAL INVESTMENT

         The Class A1 notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A1 notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

         In general, subject to the considerations discussed below in "ERISA Considerations," the Class A1 notes will be eligible for purchase by retirement plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Investors should consult their counsel with respect to the consequences under ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), of a plan's acquisition and ownership of the notes.

BOOK-ENTRY REGISTRATION

         Book-Entry Registration Persons acquiring beneficial ownership interests in the Class A1 notes will hold their Class A1 notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

         The issuer trustee will receive or apply for each Calculation Period amounts, which are known as collections. COLLECTIONS for a Calculation Period means:

         o the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during that Calculation Period. This will include:

              o payments of interest, principal, fees and other amounts under the housing loans;

              o    proceeds from the enforcement of the housing loans;

              o amounts received under the relevant mortgage insurance policies;

              o amounts recovered from losses on housing loans not previously received;

              o amounts received from the mortgage manager for breaches of representations or undertakings which have not been designated by the manager as Suspended Moneys; and

              o any interest income received during that Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

              o    any amounts applied from the payment funding facility;

              o    any amounts applied from the cash collateral account;

         o any amounts received on termination of a fixed-floating rate swap or a currency swap following default by a counterparty thereunder; and

         o amounts, if any, held as collateral against default under a fixed-floating rate swap or a currency swap following a default by the swap providers thereunder.

BUT DOES NOT INCLUDE:

         o any interest income received during that Calculation Period in respect of funds credited to the cash collateral account;

         o any amounts received during that Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

         o any amounts received during that Calculation Period under any redraw funding facility or top-up funding facility;

         o any amounts received during that Calculation Period under any payment funding facility;

         o to the extent that a fixed-floating rate swap provider has not defaulted under the relevant fixed-floating rate swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of that fixed-floating rate swap provider by a designated rating agency, as collateral against default by that fixed-floating rate swap provider under the relevant fixed-floating rate swap;

         o to the extent that a currency swap provider has not defaulted under the relevant currency swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of that currency swap provider by a designated rating agency, as collateral against default by that currency swap provider under the relevant currency swap; and

         o any amounts received by the issuer trustee during that Calculation Period that have been designated by the manager as Suspended Moneys.

         Collections will be allocated between interest and principal. Collections attributable to interest, which generally include all collections on the housing loans other than repayments of principal, are known as interest collections. The collections attributable to principal, which are limited to repayments of principal on the housing loans, are known as principal collections.

         Interest collections are normally used to pay fees, expenses and interest on the notes. Any excess interest collections will be applied to reimburse losses on the housing loans and the amounts so utilized will be used together with principal collections. Principal collections are normally used to pay principal on the notes or to fund redraws or top-up loans. However, if there are not enough interest collections to pay fees, expenses and interest on the notes, principal collections will be used to pay unpaid fees, expenses and interest on the notes. Any remaining excess will be distributed to the income beneficiary.

INTEREST ON THE NOTES

         Interest on the notes is payable quarterly in arrears on each payment date. The issuer trustee will pay interest to the Class A1 notes by making payments to the US$ currency swap provider in A$ which in turn will pay interest on the Class A1 notes in US$. The issuer trustee will pay interest to the Class A2 notes by making payments to the Euro currency swap provider in A$ which in turn will pay interest on the Class A2 notes in Euros. Interest will be paid pro rata between the Class A1 notes and the Class A2 notes. Interest will be paid on the Class B notes only after the payments of interest on the Class A1 notes and Class A2 notes are made. Interest on each class of notes is calculated for each Interest Period as follows:

         o    on a daily basis at the note's interest rate;

         o on the Invested Amount of that note at the beginning of that Interest Period and after giving effect to any payment of principal made with respect to such note on such day; and

         o on the basis of the actual number of days in that Interest Period and a year of 360 days for the Class A1 notes and the Class A2 notes, or 365 days for the Class B notes.

PRINCIPAL ON THE NOTES

         Principal on the notes will be payable on each payment date. Principal will be paid sequentially on each class of notes. Thus, principal will be paid to the currency swap providers which in turn will pay principal pari passu and rateably between each of the Class A notes. The Class B notes will not receive any principal payments on a payment date until all principal payments payable to the Class A notes have been paid in full. On each payment date, the Invested Amount and the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed (after the priority entitlements, see "Description of the Transaction Documents--Security Trust Deed") rateably among all of the Class A notes, prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

         On each payment date, the issuer trustee will pay interest and repay principal to each noteholder (to the extent that it has not already done so in accordance with the order of priorities summarized in the charts on the next two pages) out of collections received for those payments on that payment date available to be applied for these purposes. The charts on the next two pages summarize the flow of payments.

                      DISTRIBUTION OF INTEREST COLLECTIONS

--------------------------------------------------------------------------------
Pay or make allowance for taxes of the fund, if any.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, or make allowance for the issuer trustee's fee, manager's fee and expenses of the fund (other than break costs payable under the fixed-floating rate swap to the extent not otherwise paid).
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay any amounts that would have been payable under the following box on any prior payment date if there would have been sufficient funds to do so, which have not been paid by the issuer trustee together with accrued interest thereon at the interest rate applicable to the related note.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, any interest due under any redraw funding facility and any top-up funding facility, and pay the currency swap providers the applicable A$ Class A Interest Amount payable under the confirmations for that payment date, which is thereafter to be applied to payments of interest on the Class A1 notes and Class A2 notes.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay any amounts that would have been payable under the following box on any prior payment date if there would have been sufficient funds to do so, which have not been paid by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay the Class B noteholders interest due on the Class B notes on that payment date.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Credit the cash collateral account the amount (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Reimburse any amounts previously paid pursuant to the first through fourth clauses of the Principal Collections Waterfall (to the extent not already reimbursed).
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan or a drawing has not been made under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably:
o   the liquidity noteholder the interest payable in respect of the liquidity notes;
o   and interest in respect of any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
The amount of any Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs to be applied in and towards reinstatement in the books of the Fund, pari passu and rateably to Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs for that Calculation Period. This amount will then be applied and paid pursuant to the Principal Collections Waterfall.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
The amount of any Carry Over Redraw Charge Offs, any Carryover Top-up Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the Class A notes, as the case may be, applied in and towards reinstatement in the books of the Fund, pari passu and rateably (based on the Carry Over Redraw Charge Offs, the Top-up Carryover Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the Class A notes, as the case may be):
o   the A$ Equivalent of any Carry Over Class A Charge Offs;
o   any Carry Over Top-up Charge Offs;
o   and any Carry Over Redraw Charge Offs.
This amount will then be applied and paid pursuant to the Principal Collections Waterfall.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
The amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to be applied in and towards reinstatement in the books of the Fund, of and in the following order:
o   any Class B Charge Offs for that Calculation Period;
o and pari passu and ratably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs.
This amount will then be applied and paid pursuant to the Principal Collections Waterfall.
--------------------------------------------------------------------------------
|
--------------------------------------------------------------------------------
Repay, pari passu and rateably, to the extent not otherwise paid on such payment date under the Principal Collections Waterfall:
o   any principal due and payable under any redraw funding facility;
o   any principal due and payable under any top-up funding facility;
o   and any principal due and payable under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Distribute any remaining amounts to the income beneficiary of the fund.
--------------------------------------------------------------------------------

     DISTRIBUTION OF PRINCIPAL COLLECTIONS AND CERTAIN INTEREST COLLECTIONS


--------------------------------------------------------------------------------
Pay, to the extent not otherwise paid, or make allowance for taxes of the fund, if any.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and ratably, to the extent not otherwise paid, or make allowance for the issuer trustee's fee, the manager's fee and expenses of the fund (other than break costs payable under the fixed-floating rate swap to the extent not otherwise paid).
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, to the extent not otherwise paid, certain interest amounts payable in respect of the Class A notes and Class B notes and in the priority under the Interest Collections Waterfall on that payment date.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, Redraw Principal Outstanding under any redraw funding facility and Top-up Principal Outstanding under any top-up funding facility, if any.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay manager, pari passu and rateably, approved payments under any loan redraw facility and any top-up loan.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, the currency swap providers under the confirmations relating to the Class A notes, until the Outstanding Principal Balance of the Class A notes is reduced to zero, an amount equal to the lesser of:
o   the remaining amount available for distribution; and
o   the A$ Equivalent of Outstanding Principal Balance of all Class A notes.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay the Class B noteholders, pari passu and rateably, until the Outstanding Principal Balance of the Class B notes is reduced to zero, an amount equal to the lesser of:
o   the remaining amount available for distribution; and
o   the Outstanding Principal Balance of all Class B notes.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably (based on the Carry Over Redraw Charge Offs, the Carryover Top-up Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to the Class A notes, as the case may be):
o the currency swap providers the A$ Equivalent of any Carry Over Class A Charge Offs;
o in and toward repaying the Top-up Principal Outstanding of each top-up funding facility to the extent of any Carry Over Top-up Charge Offs; and
o in and toward repaying the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Repay the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, to the extent not otherwise paid, any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan or a drawing has not been made under any payment funding facility.
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
Pay, pari passu and rateably, in and toward payment to the liquidity noteholder the principal amount outstanding in respect of the liquidity notes and in or toward repayment of any principal in respect of any payment funding facility.
--------------------------------------------------------------------------------

                                  RISK FACTORS

         The Class A1 notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A1 notes.

THE NOTES WILL BE PAID ONLY       o   The notes are debt obligations of the
FROM THE ASSETS OF THE FUND           issuer trustee only in its capacity as
                                      trustee of the fund and in no other
                                      capacity. The notes do not represent an
                                      interest in or obligation of any of the
                                      other parties to the transaction. The
                                      assets of the fund will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes to the extent that the issuer trustee is held to be negligent, fraudulent or to have caused a willful default with respect to its obligations under the transaction documents. Therefore, if the assets of the fund are insufficient to pay the interest and principal on your notes when due, except as disclosed above, there will be no other source from which to receive these payments and you may not get back the yield you expected to receive and you may suffer a loss on your investment.

THE RATINGS ON THE NOTES          o   The security ratings of the notes should
SHOULD BE EVALUATED                   be evaluated independently from similar
INDEPENDENTLY                         ratings on other types of notes or
                                      securities. A security rating by a rating agency is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension, qualification or withdrawal at any time by the relevant rating agency. A revision, suspension, qualification or withdrawal of the rating of the notes may adversely affect the price of the notes. In addition, the ratings of the notes do not address the expected timing of principal repayments under the notes, only that principal will be received no later than the maturity date.

INVESTMENT IN THE NOTES MAY       o   The notes are not a suitable investment
NOT BE SUITABLE FOR ALL               for any investor that requires a regular
INVESTORS                             or predictable schedule of payments or
                                      payment on any specific date. The notes
                                      are complex investments that should be
                                      considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                  o   Mortgage-backed securities, like the
                                      notes, usually produce more returns of
                                      principal to investors when market
                                      interest rates fall below the interest
                                      rates on the housing loans and produce
                                      less returns of principal when market
                                      interest rates rise above the interest
                                      rates on the housing loans. If borrowers refinance their housing loans as a result of lower interest rates, noteholders will receive an unanticipated payment of principal. As a result, noteholders are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. Holders will bear the risk that the timing and amount of distributions on the notes will prevent you from attaining the desired yield.

THE YIELD TO MATURITY ON THE      o   The pre-tax yield to maturity on the notes
NOTES IS UNCERTAIN AND MAY BE         is uncertain and will depend on a number
EFFECTED BY MANY FACTORS              of factors. One such factor is the
                                      uncertain rate of return of principal. The amount of distributions of principal on the notes and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the housing loans. The principal payments may be regular scheduled payments or unscheduled payments resulting from prepayments of the housing loans.





THERE IS NO WAY TO PREDICT THE    o   The rate of principal and interest
ACTUAL RATE AND TIMING OF             payments on the housing loans varies among
PAYMENTS ON POOLS OF HOUSING          pools and is influenced by a variety of
LOANS                                 economic, demographic, social, tax, legal
                                      and other factors, including prevailing
                                      market interest rates for housing loans
                                      and the particular terms of the housing
                                      loans. Australian housing loans have
                                      features and options that are different
                                      from housing loans in the United States
                                      and Europe, and thus will have different rates and timing of payments from housing loans in the United States and Europe.
                                      There is no guarantee as to the actual
                                      rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. The rate and timing of principal and interest payments and the ability to redraw principal on the housing loans or to obtain top-up loans as well as the purchase of any housing loans by Origination Fund No. 3 to effect a top-up loan will affect the rate and timing of payments of principal and interest on your notes. Unexpected prepayment rates could have the following negative effects:

                                      o  if you bought your notes for more than
                                         their face amount, the yield on your
                                         notes will drop if principal payments
                                         occur at a faster rate than you expect;
                                         or

                                      o  if you bought your notes for less than
                                         their face amount, the yield on your
                                         notes will drop if principal payments
                                         occur at a slower rate than you expect.

LOSSES AND DELINQUENT PAYMENTS    o   If borrowers fail to make payments of
ON THE HOUSING LOANS MAY              interest and principal under the housing
AFFECT THE RETURN ON YOUR             loans when due and the credit enhancement
NOTES                                 described in this prospectus is not enough
                                      to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes. Consequently, the yield on your notes could be lower than you expect and you could suffer losses.

ENFORCEMENT OF THE HOUSING        o   Substantial delays could be encountered in
LOANS MAY CAUSE DELAYS IN             connection with the liquidation of a
PAYMENT AND LOSSES                    housing loan, which may lead to shortfalls
                                      in payments to you to the extent those
                                      shortfalls are not covered by a mortgage insurance policy.

                                  o If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.

UNREIMBURSED REDRAWS AND          o   Unreimbursed redraws and top-up loans will
TOP-UP LOANS WILL BE PAID             rank ahead of your notes with respect to
BEFORE PRINCIPAL ON YOUR NOTES        payment of principal prior to enforcement
                                      of the charge under the security trust
                                      deed, and you may not receive full
                                      repayment of principal on your notes.

THE CLASS B NOTES PROVIDE ONLY    o   The amount of credit enhancement provided
LIMITED PROTECTION AGAINST            through the subordination of the Class B
LOSSES                                notes to the Class A notes is limited and
                                      could be depleted prior to the payment in full of the Class A notes. If the principal amount of the Class B notes is reduced to zero, you may suffer losses on your notes.

THE MORTGAGE INSURANCE            o   The mortgage insurance policies are
POLICIES MAY NOT BE AVAILABLE         subject to some exclusions from coverage,
TO COVER LOSSES ON THE HOUSING        limitations on coverage and rights of
LOANS                                 termination which are described in "The
                                      Mortgage Insurance Policies--Loss
                                      Coverage" and "--Exclusions". Therefore, a borrower's payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions and limitations, and the issuer trustee may not have enough money to make timely and full payments of principal and interest on your notes.

YOU MAY NOT BE ABLE TO RESELL     o   The underwriters are not required to
YOUR NOTES                            assist you in reselling your notes. A
                                      secondary market for your notes may not
                                      develop. If a secondary market does
                                      develop, it might not continue or might
                                      not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.

THE TERMINATION OF ANY OF THE     o   The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO              interest payments from the fixed rate
LOSSES FROM INTEREST RATE OR          housing loans for variable rate payments
CURRENCY FLUCTUATIONS                 based upon the three-month Australian bank
                                      bill rate. If the relevant fixed-floating rate swap is terminated under the terms of the relevant swap agreement, or the relevant fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the notes will be greater than the discretionary fixed rate set by the manager on the fixed rate housing loans, which may lead to losses to you.

                                  o The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating rate swap providers in Australian dollars (calculated, in the case of payments by this swap provider, by reference to the Australian bank bill rate), and make payments to Class A1
                                      noteholders in U.S. dollars and Class A2 noteholders in Euros (calculated, in the case of payments of interest, by reference to LIBOR in respect of the Class A1 notes and by reference to EURIBOR in respect of the Class A2 notes). Under the US$ currency swap, the US$ currency swap provider will exchange Australian dollar obligations for U.S. dollars, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. If the US$ currency swap provider fails to perform its obligations or if the US$ currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its Australian bank bill rate obligations for LIBOR obligations, at an exchange rate that does not provide sufficient U.S. dollars to make payments to Class A1 noteholders in full.

                                  o   Under the Euro currency swap, the Euro
                                      currency swap provider will exchange
                                      Australian dollar obligations for Euro,
                                      and in the case of interest, amounts
                                      calculated by reference to the Australian bank bill rate for amounts calculated by reference to EURIBOR. If the Euro currency swap provider fails to perform its obligations or if the Euro currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for Euros, and its Australian bank bill rate obligations for EURIBOR obligations, at an exchange rate that may be greater than the fixed rate of exchange in the Euro currency swap. This would occur if the Euro appreciates in value against the Australian dollar or if the spread between EURIBOR and the Australian bank bill rate increases. Either occurrence may require more Australian dollars to make payments in respect of the Class A2 notes than would otherwise be the case if payments were being made under the Euro currency swap. Since payments on the Class A2 notes rank equal in priority with payments on the Class A1 notes, if more Australian dollars are required to make payments on the Class A2 notes, there may be less Australian dollars available to make payments in respect of your notes, which could result in losses to you.

PREPAYMENTS DURING A              o   If a prepayment is received on a housing
CALCULATION PERIOD MAY RESULT         loan during a Calculation Period, interest
IN YOU NOT RECEIVING YOUR FULL        on the housing loan will cease to accrue
INTEREST PAYMENTS                     on that portion of the housing loan that
                                      has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next payment date.

THE PROCEEDS FROM THE             o   If the security trustee enforces the
ENFORCEMENT OF THE SECURITY           security interest on the assets of the
TRUST DEED MAY BE INSUFFICIENT        fund after an event of default under the
TO PAY AMOUNTS DUE TO YOU             security trust deed, there is no assurance
                                      that the market value of the assets of the fund will be equal to or greater than the outstanding principal and interest due on the Class A notes, or that the security trustee will be able to realize the full value of the assets of the fund. The issuer trustee, the security trustee, the Class A note trustee, the swap providers, the note trustee and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the fund, to the extent they are owed fees and expenses, before you.
                                      Consequently, the proceeds from the sale of the assets of the fund after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.

IF THE MANAGER DIRECTS THE        o   If the manager directs the issuer trustee
ISSUER TRUSTEE TO REDEEM THE          to redeem the notes earlier as described
NOTES EARLIER, YOU COULD              in "Description of the Class A1
SUFFER LOSSES AND THE YIELD ON        Notes--Optional Redemption of the Notes"
YOUR NOTES COULD BE LOWER THAN        Class A noteholders owning at least 75% of
EXPECTED                              the aggregate Invested Amount of the Class
                                      A notes calculated and expressed in the A$
                                      Equivalent may consent to receiving an
                                      amount equal to the outstanding principal balance of the Class A notes, less unreimbursed losses allocated to the Class
                                      A notes, plus accrued interest. As a
                                      result, to the extent losses are allocated to your notes, you may not fully recover your investment. In addition, the early retirement of your notes will shorten their average lives and potentially lower the yield on your notes.

TERMINATION PAYMENTS RELATING     o   If the issuer trustee is required to make
TO THE CURRENCY SWAPS MAY             a termination payment to a currency swap
REDUCE PAYMENTS TO YOU                provider upon the termination of a
                                      currency swap, the issuer trustee
                                      may make the termination payment from the assets of the fund prior to enforcement of the security trust deed. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your notes on the next payment date, and the principal on your notes may not be repaid in full.

THE IMPOSITION OF A               o   If a withholding tax is imposed on
WITHHOLDING TAX WILL REDUCE           payments of interest on your notes, you
PAYMENTS TO YOU AND MAY LEAD          will not be entitled to receive grossed-up
TO AN EARLY REDEMPTION OF THE         amounts to compensate for such withholding
NOTES                                 tax. Thus, you will receive less interest
                                      than is scheduled to be paid on your
                                      notes.

                                  o If the option to redeem the notes affected by a withholding tax is exercised, unless noteholders, by Extraordinary Resolution, elect not to require the issuer trustee to redeem the notes, the notes will be redeemed for an amount equal to the outstanding principal balance of the notes, less unreimbursed losses allocated to the notes, plus accrued interest. As a result, to the extent losses are allocable to your notes, you may not fully recover your investment. In addition, the early retirement of your notes will shorten their average lives and potentially lower the yield on your notes.

THE MANAGER'S ABILITY TO SET      o   The interest rates on the variable rate
THE INTEREST RATE ON VARIABLE         housing loans are not tied to an objective
RATE HOUSING LOANS MAY LEAD TO        interest rate index, but are set at the
INCREASED DELINQUENCIES OR            sole discretion of the manager, subject to
PREPAYMENTS                           the threshold rate established under the
                                      supplementary bond terms notice. If the
                                      manager increases the interest rates on
                                      the variable rate housing loans, borrowers may be unable to make their required payments under the housing loans, and accordingly, may become delinquent or may default on their payments. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected and affect the yield on your notes.

THE FEATURES OF THE HOUSING       o   The features of the housing loans as
LOANS MAY CHANGE, WHICH COULD         described below under "Superannuation
AFFECT THE TIMING AND AMOUNT          Members' Home Loans Residential Loan
OF PAYMENTS TO YOU                    Program--SMHL Product Types," including
                                      their interest rates, may be changed by
                                      the
                                      manager, either on its own initiative or, where they are offered, at a borrower's request. Some of these changes may include the addition of newly developed features which are not described in this prospectus. As a result of these changes and borrower's payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.
                                      See "Superannuation Members' Home Loans
                                      Residential Loan Program--SMHL Product
                                      Types--Housing Loan Features and Options".

                                  o If the manager changes the features of the housing loans or fails to offer desirable features offered by its competitors, borrowers may elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the fund are not permitted to have some features. At the present time the manager does not expect to agree to add features to the housing loans that currently are not permitted. However, if the manager agrees to add one of these features to his or her housing loan that is part of the fund, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the fund. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.

THERE ARE LIMITS ON THE AMOUNT    o   If the interest collections during a
OF AVAILABLE LIQUIDITY TO             Calculation Period are insufficient to
ENSURE PAYMENTS OF INTEREST TO        cover fees, expenses and interest payments
YOU                                   due on the notes on the next payment date,
                                      principal collections collected during the
                                      Calculation Period may be used to cover
                                      these amounts. If principal collections
                                      are not sufficient to cover the shortfall, the issuer trustee will draw funds from the cash collateral account. In the event that there is not enough money available under the cash collateral account, you may not receive a payment of interest on that payment date, which will reduce the yield on your notes.

THE USE OF PRINCIPAL              o   On each payment date, the amount of
COLLECTIONS TO COVER LIQUIDITY        principal collections used to cover
SHORTFALLS MAY LEAD TO                interest shortfalls will be allocated to
PRINCIPAL LOSSES                      the most subordinate class of outstanding
                                      notes. If losses attributable to interest shortfalls are allocated against the Class
                                      A notes, to the extent that there are
                                      insufficient interest collections in
                                      succeeding Calculation Periods to
                                      reimburse these losses, you may not
                                      receive full repayment of principal on
                                      your notes.

A DECLINE IN AUSTRALIAN           o   The Australian economy has been
ECONOMIC CONDITIONS MAY LEAD          experiencing a prolonged period of
TO LOSSES ON YOUR NOTES               expansion with relatively low interest
                                      rates and steadily increasing property
                                      values. If the Australian economy were to experience a downturn, an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.

CONSUMER PROTECTION LAWS MAY      o   Some of the borrowers may attempt to make
AFFECT THE TIMING OR AMOUNT OF        a claim to a court requesting changes in
INTEREST OR PRINCIPAL PAYMENTS        the terms and conditions of their housing
TO YOU                                loans or compensation or penalties from
                                      the issuer trustee for breaches of any
                                      legislation relating to consumer credit.
                                      To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from the mortgage manager, the assets of the fund will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.

THE CONCENTRATION OF HOUSING      o   If the fund contains a high concentration
LOANS IN SPECIFIC GEOGRAPHIC          of housing loans secured by properties
AREAS MAY INCREASE THE                located within a single state or region
POSSIBILITY OF LOSS ON YOUR           within Australia, any deterioration in the
NOTES                                 real estate values or the economy of any
                                      of those states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans.
                                      These events may in turn have a
                                      disproportionate impact on funds available to the fund, which could cause you to suffer losses.

THE APPLICATION OF THE GOODS      o   Since July 1, 2000, a goods and services
AND SERVICES TAX IN AUSTRALIA         tax is payable by all entities which make
MAY DECREASE THE FUNDS                taxable supplies in Australia subject to
AVAILABLE TO THE FUND TO PAY          certain transitional rules. Some service
YOU                                   providers to the issuer trustee may be
                                      subject to GST in respect of the services provided to the fund and may pass on that additional cost to the issuer trustee. The issuer trustee may also be subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less funds available to meet its obligations and you may suffer losses. See "Australian Tax matters" in the prospectus.

YOU WILL NOT RECEIVE PHYSICAL     o   Your ownership of the notes will be
NOTES REPRESENTING YOUR NOTES,        registered electronically through DTC,
WHICH CAN CAUSE DELAYS IN             Euroclear and Clearstream, Luxembourg. You
RECEIVING DISTRIBUTIONS AND           will not receive physical notes, except in
HAMPER YOUR ABILITY TO PLEDGE         limited circumstances. The lack of
OR RESELL YOUR NOTES                  physical notes could:

                                       o    cause you to experience delays in
                                            receiving payments on the notes
                                            because the principal paying agent
                                            will be sending distributions on the
                                            notes to DTC instead of directly to
                                            you;

                                       o    limit or prevent you from using your
                                            notes as collateral; and

                                       o    hinder your ability to resell the
                                            notes or reduce the price that you
                                            receive for them.

AUSTRALIAN TAX REFORM             o   If the Australian tax legislation is
PROPOSALS COULD AFFECT THE TAX        amended to tax the fund as a company then
TREATMENT OF THE FUND                 it may reduce the available cash of the
                                      fund and it is possible that the issuer
                                      trustee might be left with insufficient
                                      cash to pay interest on the notes. See
                                      "Australian Tax Matters."

BECAUSE THE MANAGER AND THE       o   ME Portfolio Management Limited, an
ISSUER TRUSTEE ARE AUSTRALIAN         Australian non-listed public company
ENTITIES, THERE REMAINS               incorporated with limited liability and
UNCERTAINTY AS TO THE                 Perpetual Trustees Australia Limited, a
ENFORCEABILITY OF JUDGMENTS           listed Australian public company have
OBTAINED BY CLASS A1                  agreed to submit to the jurisdiction of
NOTEHOLDERS IN U.S. COURTS BY         New York State Court and federal court of
AUSTRALIAN COURTS                     the United States located in the Southern
                                      District of New York for the purposes of any suit, action or proceeding arising out of the offering of the Class A1 notes.
                                      Generally, a final and conclusive judgment obtained by noteholders in U.S. courts would be recognized and enforceable against the manager or the issuer trustee as the case may be, in the relevant
                                      Australian court without reexamination of the merits of the case. However, because of the foreign location of the manager and the issuer trustee and their directors, officers and employees (and their respective assets), it may be difficult for noteholders to effect service of process over these persons or to enforce against them judgments obtained in United
                                      States courts based upon the civil
                                      liability provisions of the U.S. federal securities laws. See "Enforcement of
                                      Foreign Judgments in Australia".

THE MANAGER'S RIGHT TO            o   Under the terms of each housing loan, the
TERMINATE THE ULTIMATE                manager has the right to terminate the
ACCOUNTS MAY LEAD TO INCREASED        provisions of the redraw funding facility
PRINCIPAL PAYMENTS                    and therefore the use of the Ultimate
                                      Accounts (as described below under
                                      "Superannuation Members' Home Loans
                                      Residential Loan Program--SMHL Product
                                      Types--Ultimate Accounts"). This could
                                      occur if Origination Fund No. 3 should be in default of its contractual obligations under the redraw funding facility or the fund does not have, through the application of prepayments of principal, the financial resources to meet the redraws requested via the Ultimate
                                      Accounts. Therefore, the borrower may seek to refinance their loan with another lender to obtain access to a program with features similar to that of the Ultimate
                                      Account which is no longer available to
                                      them. This could lead to higher principal prepayments than you expected and affect the yield on your notes.

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page G-1.

                       U.S. DOLLAR AND EURO PRESENTATION

         In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Euro" and "(euro)" are references to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty Establishing the European Community, as amended, and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*]=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on [*], 2004. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

         Unless otherwise stated in this prospectus, any translation of Australian dollars into Euros have been made at a rate of (euro)[*]=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on [*], 2004. Use of such a rate is not a representation that Australian dollar amounts actually represent Euro amounts or could be converted into Euro at that rate.

         THE ISSUER TRUSTEE, THE MORTGAGE MANAGER AND THE MANAGER

THE ISSUER TRUSTEE

         [UPDATE]The issuer trustee was incorporated on July 31, 1963 and its registered office is located at Level 7, Perpetual Trustee Building, 39 Hunter Street, Sydney, NSW, 2000. Perpetual Trustees Australia Limited's principal business is the provision of services from financial management for private individuals through to the provision of trustee, custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. They also provide management investment products through their funds management division. The group of which Perpetual Trustees Australia Limited is the parent has over A$[*] billion as of [*], 2004, in funds under administration across its various divisions. Perpetual Trustees Australia Limited is an authorized trustee corporation.

         Perpetual Trustees Australia Limited has issued [*] shares as of [*], 2004. These shares are fully paid. Perpetual Trustees Australia Limited is listed on the Australian Stock Exchange and its shares are quoted on that Exchange.

DIRECTORS

         The directors of the issuer trustee are as follows:

       NAME                              BUSINESS ADDRESS                    PRINCIPAL ACTIVITIES
--------------------         ------------------------------------------      --------------------
Robert Murray Savage         Level 7, 39 Hunter Street, Sydney NSW 2000      Director
John Simon Curtis            Level 7, 39 Hunter Street, Sydney NSW 2000      Director
David Michael Deverall       Level 7, 39 Hunter Street, Sydney NSW 2000      Director
Linda Bardo Nicholls         Level 7, 39 Hunter Street, Sydney NSW 2000      Director
Stephen John Chapman         Level 7, 39 Hunter Street, Sydney NSW 2000      Director
Charles Paul Curran          Level 7, 39 Hunter Street, Sydney NSW 2000      Director
Warwick Gordon Kent          Level 7, 39 Hunter Street, Sydney NSW 2000      Director
Bonita Louise Boezeman       Level 7, 39 Hunter Street, Sydney NSW 2000      Director


MEMBERS EQUITY PTY LIMITED

         In October 1999, AXA Asia Pacific Holdings Ltd entered into an agreement with Industry Fund Services Pty Limited (IFS), as trustee of the IFBT Unit Trust (IFBT), to establish a 50/50 joint venture company to be known as Members Equity Pty Limited (ME) to pursue a growth strategy in the provision of consumer finance and other financial services in Australia.

         IFS represents a large number of industry based superannuation (pension) funds. IFS established IFBT which consolidated 43 superannuation funds to purchase initially 50% of Members Equity. The 43 funds represent approximately 5 million members and have approximately A$66 billion in total funds under management.

         Pursuant to the joint venture agreement, AXA Asia Pacific Holdings Ltd provided the infrastructure (including human capital) and funds under management of the lending division, valued at approximately A$61.8 million as of October 1, 1999. IFS, as trustee of IFBT, contributed approximately A$30.9 million of cash into the joint venture company.

         On July 20, 2001, ME obtained an authority to act as an approved deposit taking institution by the Australian Prudential Regulation Authority, and obtained approval to use the word "Bank" when referring to ME. On January 7, 2003, IFS, as trustee of IFBT, became the 100% owner of ME with the acquisition of AXA Asia Pacific Holding Ltd's 50% shareholding in ME. On December 1, 2003 ME obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth). This license is necessary for ME to offer `financial services', such as bank deposit accounts, in Australia. Also on December 1, 2003 ME appointed MEPM to act as its authorized representative under that license. ME continues to provide a full service to borrowers via the SMHL program and other programs, including loan origination and all aspects of loan administration. The manager of the SMHL Global Fund No. 7, MEPM, has appointed ME to originate, manage and service the mortgages associated with its programs.

         As of June 30, 2004, ME had net assets of approximately A$99.3 million.

         As of June 30, 2004, ME has approximately A$11.4 billion of assets under management and currently has more than 550 staff located at its state capital city offices.

         On February 16, 2004 Standard & Poor's announced that it has assigned its BBB- long-term and A-3 short-term counterparty credit ratings to ME and that the outlook on ME is stable.

         ME has entered into call option contracts with each of the shareholders in IFS. If these options are exercised, ME will acquire IFS sometime in 2006. The exercise of the call options is subject to approval of ME's board.

ME PORTFOLIO MANAGEMENT LIMITED

         As part of the joint venture arrangements, ME Portfolio Management Limited, a 100% owned subsidiary of ME, became the manager of the SMHL program. There is a mortgage origination and management agreement and a management support deed in place between ME and MEPM. MEPM is the authorized representative of ME under ME's Australian Financial Services License.

DIRECTORS

         The directors of MEPM are as follows:

          NAME                                       BUSINESS ADDRESS                              PRINCIPAL ACTIVITIES
---------------------------           ------------------------------------------------             --------------------
Brian John Pollock                    Level 23, 360 Collins Street, Melbourne VIC 3000             Director
David Mitchell Tennant                Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Nicholas Vamvakas                     Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Anthony Stewart Wamsteker             Level 23, 360 Collins Street, Melbourne VIC 3000             Director
Anna Christina Booth                  Level 23, 360 Collins Street, Melbourne VIC 3000             Director

SMHL PROGRAM

         In July 1994, the SMHL Program was established by National Mutual Holdings Limited in consultation with a range of superannuation funds representing a variety of industries. The main objectives of the program were to make home loan finance available on commercial terms and at competitive rates to qualifying borrowers while at the same time providing competitive returns to investors in the funds. This was to be achieved by keeping the distribution costs low by utilizing the superannuation funds as the main avenue of marketing.

         The transaction documents for the program provided for the creation of a number of separate trust funds, including origination funds and securitization funds. Housing loans originated under the program were initially financed through, and owned by, the origination funds. As of July 31, 2004, 3 origination funds, 15 securitization funds and 13 private placement funds have been created under the domestic program. In addition, in June 2000 the SMHL Global Fund No. 1 was created, in June 2001 the SMHL Global Fund No. 2 was created, in October 2002 the SMHL Global Fund No. 3 was created, in April 2003 the SMHL Global Fund

No. 4 was created, in November 2003 the SMHL Global Fund No. 5 was created and in March 2004 the SMHL Global Fund No. 6 was created.

         The first of the origination funds, known as SMHL Origination Fund No. 1, or Origination Fund No. 1, closed for subscriptions in December 1994 and raised $174 million by the issue of bonds to participating superannuation funds. The proceeds of that issue were used primarily to finance the origination of housing loans, on a commercial basis, to members of the superannuation funds which participated in the issue of bonds. A second origination fund, known as SMHL Origination Fund No. 2, or Origination Fund No. 2, closed for subscriptions in December 1995 and raised $79 million, also by the issue of bonds to participating superannuation funds. Both Origination Fund No. 1 and Origination Fund No. 2 ceased originating housing loans as of July 1, 1999.

         SMHL Origination Fund No. 3, or Origination Fund No. 3, was created in July 1999, again for the purposes of origination and subsequent securitization of housing loans to members of participating superannuation funds. The vast majority of investors in Origination Fund No. 1 and Origination Fund No. 2 transferred their investments into Origination Fund No. 3. This fund differed from its predecessors in that it was open-ended, allowing for new investment. As of June 30, 2004, SMHL Origination Fund No. 3 has raised A$374.5 million.

         The SMHL Global Fund No. 7 has been created to acquire assets from another SMHL securitization fund, SMHL Warehousing Trust 2004-1. (See "Description of the Assets of the Fund--The Housing Loans" in this prospectus).

                             DESCRIPTION OF THE FUND

SUPERANNUATION MEMBERS' HOME LOANS SECURITIZATION TRUST PROGRAM

         MEPM established its SMHL program pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Australia Limited, as trustee of each fund established pursuant to the master trust deed, to finance and own housing loans and to invest in pools of housing loans. The master trust deed provides for the creation of an unlimited number of separate funds, including origination funds and securitization funds. SMHL Global Fund No. 7 is a securitization fund. The master trust deed establishes the general framework under which funds may be established from time to time. The master trust deed, supplementary bond terms notice and the notice of creation of a securitization fund establish the SMHL Global Fund No. 7. The SMHL Global Fund No. 7 is separate and distinct from any other fund established under the master trust deed. The assets of the SMHL Global Fund No. 7 are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of the SMHL Global Fund No. 7. SMHL Global Fund No. 7 is sometimes referred to in this prospectus as the fund.

SMHL GLOBAL FUND NO. 7

         The detailed terms of the SMHL Global Fund No. 7 will be as set out in the master trust deed and the supplementary bond terms notice. To establish the fund, the manager will execute a notice of creation of a securitization fund.

         The supplementary bond terms notice, which supplements the general framework under the master trust deed with respect to the fund, does the following:

         o    specifies the details of the notes;

         o    establishes the cash flow allocation;

         o specifies a number of ancillary matters associated with the operation of the fund and the housing pool such as the establishment of the rating agency requirements and the creation of the cash collateral account; and

         o amends the master trust deed to the extent necessary to give effect to the specific aspects of the fund and the issue of the notes.

OTHER TRUSTS

         In addition to the SMHL Global Fund No. 7, two other trusts are established in relation to the issue of the notes as follows:

         o CLASS A TRUST. The Class A note trustee acts as trustee of the Class A1 notes trust under the note trust deed for the benefit of Class A noteholders. Under the terms of the note trust deed, the Class A note trustee is able to enforce obligations of the issuer trustee for the benefit of Class A noteholders and will vote on behalf of Class A noteholders, based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed. Pursuant to the terms of the Note Trust Deed, the Class A note trustee will be entitled to a fee in an amount agreed upon by the Class A note trustee and Perpetual Trustees Australia Limited.

         o SECURITY TRUST. The security trustee acts as trustee of the security trust for the benefit of noteholders, redraw funding facility providers and top-up funding facility providers and all other Secured Creditors under the terms of the security trust deed. The security trustee holds the charge over the assets of the trust granted by the issuer trustee under the security trust deed for the benefit of the Secured Creditors. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the fund and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed.

                      DESCRIPTION OF THE ASSETS OF THE FUND

ASSETS OF THE FUND

         The assets of the fund will include the following:

         o the pool of housing loans, including all principal and interest payments paid or payable on the housing loans at any time from and after the closing date;

         o rights under the mortgage insurance policies issued by the mortgage insurers and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

         o    rights under the mortgages in relation to the housing loans;

         o amounts on deposit in the accounts established in connection with the creation of the fund and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

         o the issuer trustee's rights under the transaction documents to which it is a party (other than rights that it holds personally, including rights of management and delegation).

THE HOUSING LOANS

         The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans were originally originated by the mortgage manager on behalf of SMHL Origination Fund No. 3. Sometimes the origination fund is referred to in this prospectus as the ORIGINATION FUND. The housing loans are currently held by SMHL Warehousing Trust 2004-1.

         Perpetual Trustees Australia Limited in its capacity as trustee of all the funds established under the program holds legal title to the housing loans. On the issue of the notes the housing loans will cease to be assets of SMHL Warehousing Trust 2004-1 and will become assets of the fund with the proceeds of the issue of the notes being used to fund the acquisition of the housing loans from Perpetual Trustees Australia Limited, in its capacity as trustee of SMHL Warehousing Trust 2004-1. On the closing date, the housing loans purchased by the fund will be specified in a bond issue direction from MEPM, in its capacity as manager of SMHL Global Fund No. 7.

         Each housing loan will be one of the types of products described in "Superannuation Members' Home Loans Residential Loan Program--SMHL Product Types." Each housing loan may have some or all of the features described in the "Superannuation Members' Home Loans Residential Loan Program--SMHL Product Types." The housing loans are either fixed rate for a specified period of time, then variable rate, variable rate or interest only for a specified period and then fixed or variable rate loans. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied and non-owner-occupied single family homes, but do not include mobile homes, commercial properties or properties under construction.

REPRESENTATIONS AND WARRANTIES REGARDING THE HOUSING LOANS

         Pursuant to the terms of the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, the mortgage manager will make various representations and warranties to the issuer trustee and the manager as of the bond issue date by reference to the facts and circumstances then existing, and on each date that a substitute housing loan is transferred to the fund, with respect to the housing loans being transferred to the issuer trustee, including that:

         o the mortgage manager instructed an Approved Solicitor, in accordance with the Agreed Procedures, to act for Perpetual Trustees Australia Limited in relation to that mortgage;

         o before or at the time of settlement of that mortgage, the Approved Solicitor instructed in relation to that mortgage gave a Solicitor's Certificate which complied with the Agreed Procedures;

         o each Mortgage Document relating to that mortgage is and will at all times be, in all material respects, in the form required by the Agreed Procedures, and the mortgage manager will not agree to any amendment, variation or waiver of any Mortgage Document except as specifically permitted by and in accordance with the mortgage origination and management agreement and the Agreed Procedures;

         o the property which is the subject of the mortgage is insured in accordance with the requirements of the mortgage;

         o    the mortgage is covered by an Approved Mortgage Insurance Policy;

         o there is no mortgage, charge, caveat or other security interest affecting the property which is the subject of the mortgage other than the mortgage;

         o the mortgagor is the beneficial owner of the property which is the subject of the mortgage and is or is entitled to be registered as the proprietor or is the legal owner of the property which is the subject of the mortgage;

         o each Mortgage Document relating to that mortgage constitutes valid, binding and enforceable obligations of the mortgagor and the other parties to them (other than Perpetual Trustees Australia Limited and the manager);

         o each Mortgage Document relating to that mortgage has been, or will be, within any applicable statutory time limit, fully stamped in accordance with all applicable laws, and (if required or able to be registered) has been registered or is in registrable form, and there are no impediments to its registration or continued registration;

         o the mortgage is or will be upon registration, a registered mortgage with first priority for all money stated to be secured by it;

         o the mortgagor's application for the housing loan is substantially in the form required by the Agreed Procedures, has been fully investigated by the mortgage manager in accordance with the Agreed Procedures, and the mortgage manager is satisfied that all statements and information contained in it are correct in all material respects;

         o in the case of a mortgage entered into in any State or Territory of the Commonwealth of Australia before the coming into force in that State or Territory of the UCCC, none of the Mortgage Documents relating to that mortgage is a Regulated Mortgage, as defined in Section 5 of the Credit Act 1984 (NSW) or the corresponding legislation of any other Australian jurisdiction;

         o the mortgage manager is not aware of any circumstances relating to the mortgage, the property which is the subject of the mortgage, the mortgagor or any person (other than the mortgagor) who has executed a Collateral Security in favor of Perpetual Trustees Australia Limited which could reasonably be expected to cause a prudent investor to:

              o    regard the mortgage as an unacceptable investment;

              o    expect the mortgagor to default under the mortgage; or

              o diminish the value or marketability of the property which is the subject of the mortgage from that stated in the Valuation;

         o the Agreed Procedures have been fully complied with in relation to that mortgage;

         o to the best of the mortgage manager's knowledge, all representations and warranties made by the mortgagor and any person (other than the mortgagor) who has executed a Collateral Security in favor of Perpetual Trustees Australia Limited in the Mortgage Documents relating to that mortgage are true;

         o at the time the mortgage was entered into and up to and including the date of the bond issue confirmation certificate, the mortgage manager has complied in all material aspects with all applicable laws, including without limitation, where applicable, the UCCC;

         o the performance by the mortgage manager of its obligations in respect of the mortgage (including any variations, discharge, release administration, servicing and enforcement) up to and including the date of the bond issue confirmation certificate complied with all applicable laws including, where applicable, the UCCC;

         o    the mortgage is denominated in and payable in Australian dollars;

         o except where the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy otherwise agrees, the principal outstanding at the time the mortgage was entered into did not exceed the maximum principal amount at that time which may be lent without the approval of the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy;

         o the housing loan secured by the mortgage is repayable on fully amortizing terms within 30 years of the date of the securitization fund bond issue direction and at least one year before the final maturity date of the notes;

         o subject to the terms of the applicable Approved Mortgage Insurance Policy, the mortgage is covered by an Approved Mortgage Insurance Policy for an amount not less than 100% of the amounts outstanding under the mortgage, which policy also includes timely payment cover in respect of housing loan installments;

         o the housing loan secured by the mortgage has been or is fully drawn;

         o the current ratio that the principal amount of the housing loan bears to the value of the property at the time the housing loan is made was equal to or less than 90% or such higher ratio as approved by each designated rating agency;

         o the housing loan secured by the mortgage does not represent a direct or indirect obligation of an employee of the mortgage manager or the manager who has influence in the setting of interest rates for housing loans by the mortgage manager or the manager;

         o nothing has come to the attention of the mortgage manager which would constitute a breach of the terms of the relevant Approved Mortgage Insurance Policy by Perpetual Trustees Australia Limited, the manager or the mortgage manager;

         o the mortgage is not in arrears, or if it is in arrears, it will not be more than 30 days in arrears;

         o to the best of the mortgage manager's knowledge and belief no other material event of default has occurred with respect to the mortgage;

         o Perpetual Trustees Australia Limited is entitled to enforce in its own name the mortgage and to the extent of its interest and the interest of the mortgagor under any policy of Property Insurance in relation to the property which is the subject of the mortgage, any such policy of Property Insurance;

         o the mortgage and, if necessary any Collateral Security, have been stamped, or have been lodged for stamping accompanied by a bank check, for the full amount secured thereby;

         o the mortgage has been duly registered by, or is in registrable form and will be lodged for registration forthwith upon its stamping with, the Land Titles Office in the state or territory in which the property which is the subject of the mortgage is situated and, if necessary, any Collateral Security has been registered or is in registrable form and will be lodged for registration forthwith upon its stamping;

         o the housing loan is not secured by residential properties under construction; and

         o all components of any housing loan being a split loan will be acquired by the fund.

         The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the fund has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the manager determines that any representation or warranty by the mortgage manager in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, at the election of the manager either of the mortgage manager or the trustee of Origination Fund No. 3 will be obliged at the request of the manager to either (at the election of the manager):

         o    repurchase the mortgage; or

         o repurchase and substitute or substitute a mortgage in which event the manager shall be obliged to comply with provisions described below with respect to the substitution of housing loans,

within 120 days after the giving of the bond issue confirmation certificate.

SUBSTITUTION OF HOUSING LOANS

         The manager may, within 120 days after the giving of the bond issue confirmation certificate, determine to suspend to the extent necessary the obligations of the issuer trustee to treat as Principal Collections so much of the payments in respect of principal on the repurchase of a housing loan by ME, or the trustee of Origination Fund No. 3, following a breach of representation by ME. Any of these suspended payments of principal ("SUSPENDED MONEYS"), shall be used in the manner set forth in the following paragraph.

         The manager may only make a determination to allow Suspended Moneys as set forth above:

         o for the purpose of directing the issuer trustee to apply the Suspended Moneys in the purchase of substitute housing loans from Origination Fund No. 3;

         o if the final payment date on each substitute housing loan is at least one year before the final maturity date of the notes;

         o if the manager has given the rating agencies not less than 5 Banking Days notice or such shorter period as the rating agencies may agree;

         o if the manager receives confirmation from the rating agencies that the purchase by the issuer trustee of the substitute housing loans will not adversely affect the then current rating of the notes;

         o    if:

              o the issuer trustee receives from the manager a completed mortgage transfer proposal in relation to the substitute housing loan no later than 2 Banking Days prior to the date referred to in the mortgage transfer proposal for the purchase of the substitute housing loan;

              o the manager certifies to the issuer trustee that the proposed substitute housing loan is a housing loan for the purposes of the supplementary bond terms notice, and satisfies the requirements of the clause relating to the substitution of housing loans, as of the transfer date; and

              o prior to or on the transfer date the issuer trustee obtains, or enters into agreements to obtain with effect from the transfer date, as issuer trustee of the fund the benefit of the enhancements and interest hedge (if any) referred to in the mortgage transfer proposal.

         If the provisions described above are satisfied then the substitute housing loan shall be acquired from Origination Fund No. 3.

OTHER FEATURES OF THE HOUSING LOANS

         The housing loans have the following features.

         o    Interest is calculated daily and charged in arrears.

         o Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks, salary deductions and in most cases automatic transfer.

         o The housing loans are governed by the laws of one of the following Australian States or Territories:

              o    New South Wales;

              o    Victoria;

              o    Western Australia;

              o    Queensland;

              o    South Australia;

              o    Northern Territory;

              o    Tasmania; or

              o    the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

         The information in the following tables set out various details relating to the housing loans to be sold to the fund on the closing date. The information is provided as of the close of business on August [*], 2004. The sum in any column may not equal the total indicated due to rounding.

         Note that these details may not reflect the housing loan pool as of the closing date because payments may be received on the housing loans prior to the closing date or the manager may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The manager may do this if, for example, the loans originally selected are repaid early.

         The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the weighted average characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION
                     ORIGINAL TERM TO MATURITY DISTRIBUTION

                                                                           WEIGHTED
                                                                            AVERAGE      (%) BY         (%) BY
                                      NUMBER OF     BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
RANGE OF ORIGINAL TERM (MONTHS)         LOANS               (A$)            LTV (%)       LOANS       OUTSTANDING
-----------------------------------   ---------     -------------------    --------     ---------     -----------
  1 -  48..........................                                   $        %            %              %
 49 -  60..........................                                   $        %            %              %
 61 -  72..........................                                   $        %            %              %
 73 -  84..........................                                   $        %            %              %
 85 -  96..........................                                   $        %            %              %
 97 - 108..........................                                   $        %            %              %
109 - 120..........................                                   $        %            %              %
121 - 132..........................                                   $        %            %              %
133 - 144..........................                                   $        %            %              %
145 - 156..........................                                   $        %            %              %
157 - 168..........................                                   $        %            %              %
169 - 180..........................                                   $        %            %              %
181 - 192..........................                                   $        %            %              %
193 - 204..........................                                   $        %            %              %
205 - 216..........................                                   $        %            %              %
217 - 228..........................                                   $        %            %              %
229 - 240..........................                                   $        %            %              %
241 - 252..........................                                   $        %            %              %
253 - 264..........................                                   $        %            %              %
265 - 276..........................                                   $        %            %              %
277 - 288..........................                                   $        %            %              %
289 - 300..........................                                   $        %            %              %
                                      ---------     -------------------    --------     ---------     -----------
TOTAL..............................                                   $        %         100.00%        100.00%

                     REMAINING TERM TO MATURITY DISTRIBUTION


                                                                            WEIGHTED
                                                                            AVERAGE       (%) BY         (%) BY
                                      NUMBER OF    BALANCE OUTSTANDING    CURRENT LTV    NUMBER OF       BALANCE
RANGE OF REMAINING TERM (MONTHS)        LOANS              (A$)               (%)          LOANS       OUTSTANDING
-----------------------------------   ---------     -------------------   -----------    ---------     -----------
Less than or equal to 24..........                                  $         %             %              %
 25 -  36.........................                                  $         %             %              %
 37 -  48.........................                                  $         %             %              %
 49 -  60.........................                                  $         %             %              %
 61 -  72.........................                                  $         %             %              %
 73 -  84.........................                                  $         %             %              %
 85 -  96.........................                                  $         %             %              %
 97 - 108.........................                                  $         %             %              %
109 - 120.........................                                  $         %             %              %
121 - 132.........................                                  $         %             %              %
133 - 144.........................                                  $         %             %              %
145 - 156.........................                                  $         %             %              %
157 - 168.........................                                  $         %             %              %
169 - 180.........................                                  $         %             %              %
181 - 192.........................                                  $         %             %              %
193 - 204.........................                                  $         %             %              %
205 - 216.........................                                  $         %             %              %
217 - 228.........................                                  $         %             %              %
229 - 240.........................                                  $         %             %              %
241 - 252.........................                                  $         %             %              %
253 - 264.........................                                  $         %             %              %
265 - 276.........................                                  $         %             %              %
277 - 288.........................                                  $         %             %              %
289 - 300.........................                                  $         %             %              %
                                      ---------     -------------------   -----------    ---------     -----------
TOTAL.............................                                  $         %          100.00%        100.00%

                                    SEASONING


                                                                          WEIGHTED
                                                                           AVERAGE       (%) BY         (%) BY
                                    NUMBER OF     BALANCE OUTSTANDING      CURRENT     NUMBER OF        BALANCE
RANGE OF SEASONING (MONTHS)           LOANS               (A$)             LTV (%)       LOANS        OUTSTANDING
---------------------------------   ---------     -------------------    -----------   ---------      -----------
Less than 1......................                                  $          %            %               %
  1 -  12........................                                  $          %            %               %
 13 -  24........................                                  $          %            %               %
 25 -  36........................                                  $          %            %               %
 37 -  48........................                                  $          %            %               %
 49 -  60........................                                  $          %            %               %
 61 -  72........................                                  $          %            %               %
 73 -  84........................                                  $          %            %               %
 85 -  96........................                                  $          %            %               %
 97 - 108........................                                  $          %            %               %
109 - 120........................                                  $          %            %               %
---------------------------------   ---------     -------------------    -----------   ---------      -----------
TOTAL..............................                                $          %         100.00%         100.00%

                             GEOGRAPHIC DISTRIBUTION

                                                                          WEIGHTED
                                                                           AVERAGE      (%) BY          (%) BY
                                       NUMBER OF   BALANCE OUTSTANDING     CURRENT     NUMBER OF       BALANCE
REGION                                   LOANS             (A$)            LTV (%)       LOANS       OUTSTANDING
---------------------------------      ---------   -------------------   ----------    ---------     -----------
Australian Capital Territory -
Metro............................                                   $        %            %             %
New South Wales - Metro..........                                   $        %            %             %
New South Wales - Non Metro......                                   $        %            %             %
Northern Territory - Metro.......                                   $        %            %             %
Northern Territory - Non Metro...                                   $        %            %             %
Queensland - Metro...............                                   $        %            %             %
Queensland - Non Metro...........                                   $        %            %             %
South Australia - Metro..........                                   $        %            %             %
South Australia - Non Metro......                                   $        %            %             %
Tasmania - Metro.................                                   $        %            %             %
Tasmania - Non Metro.............                                   $        %            %             %
Victoria - Metro.................                                   $        %            %             %
Victoria - Non Metro.............                                   $        %            %             %
Western Australia - Metro........                                   $        %            %             %
Western Australia - Non Metro....                                   $        %            %             %
                                       ---------   -------------------   ----------    ---------     -----------
TOTAL............................                                   $        %          100.00%       100.00%

                    REMAINING PRINCIPAL BALANCE DISTRIBUTION


                                                                          WEIGHTED
                                                                           AVERAGE       (%) BY         (%) BY
                                       NUMBER OF   BALANCE OUTSTANDING     CURRENT     NUMBER OF        BALANCE
CURRENT BALANCE (A$)                     LOANS             (A$)            LTV (%)       LOANS        OUTSTANDING
---------------------------------      ---------   -------------------   ----------    ---------      -----------
      0.01 -  50,000.00..........                                    $       %            %              %
 50,000.01 - 100,000.00..........                                    $       %            %              %
100,000.01 - 150,000.00..........                                    $       %            %              %
150,000.01 - 200,000.00..........                                    $       %            %              %
200,000.01 - 250,000.00..........                                    $       %            %              %
250,000.01 - 300,000.00..........                                    $       %            %              %
300,000.01 - 350,000.00..........                                    $       %            %              %
350,000.01 - 400,000.00..........                                    $       %            %              %
400,000.01 - 450,000.00..........                                    $       %            %              %
450,000.01 - 500,000.00..........                                    $       %            %              %
500,000.01 - 550,000.00..........                                            %            %              %
550,000.01 - 600,000.00..........                                    $       %            %              %
600,000.01 - 650,000.00..........                                    $       %            %              %
650,000.01 - 700,000.00..........                                    $       %            %              %
700,000.01 - 800,000.00..........                                    $       %            %              %
800,000.01 =.....................                                    $       %            %              %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL............................                                    $       %          100.00%        100.00%



                            DISTRIBUTION OF INSURERS

                                                                          WEIGHTED
                                                                           AVERAGE       (%) BY         (%) BY
                                       NUMBER OF   BALANCE OUTSTANDING     CURRENT     NUMBER OF        BALANCE
INSURING COMPANY NAME                    LOANS             (A$)            LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
Commonwealth of Australia (managed
   by GE Mortgage Insurance Company
   Pty Limited)......................                                $           %             %               %
GE Mortgage Insurance Company Pty                                    $           %             %               %
   Limited ..........................
                                       ---------   -------------------   ----------    ----------     -----------
TOTAL................................                                $           %       100.00%         100.00%

                       CURRENT LOAN TO VALUE DISTRIBUTION

                                                                            WEIGHTED
                                                                            AVERAGE      (%) BY          (%) BY
                                       NUMBER OF     BALANCE OUTSTANDING    CURRENT     NUMBER OF       BALANCE
RANGE OF CURRENT LTV (%)                 LOANS               (A$)            LTV (%)      LOANS       OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
 0.00 - 25.00........................                                $        %              %               %
25.01 - 30.00........................                                $        %              %               %
30.01 - 35.00........................                                $        %              %               %
35.01 - 40.00........................                                $        %              %               %
40.01 - 45.00........................                                $        %              %               %
45.01 - 50.00........................                                $        %              %               %
50.01 - 55.00........................                                $        %              %               %
55.01 - 60.00........................                                $        %              %               %
60.01 - 65.00........................                                $        %              %                .%
65.01 - 70.00........................                                $        %              %               %
70.01 - 75.00........................                                $        %              %               %
75.01 - 80.00........................                                $        %              %               %
80.01 - 85.00........................                                $        %              %               %
85.01 <= 90.00.......................                                $        %              %               %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL................................                                $        %        100.00%         100.00%


                      DISTRIBUTION OF CURRENT COUPON RATES

                                                                          WEIGHTED
                                                                          AVERAGE        (%) BY         (%) BY
                                       NUMBER OF    BALANCE OUTSTANDING   CURRENT      NUMBER OF        BALANCE
RANGE OF CURRENT COUPON RATES (%)        LOANS              (A$)           LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
5.51 - 6.00..........................                                $        %             %             %
6.01 - 6.50..........................                                $        %             %             %
6.51 - 7.00..........................                                $        %             %             %
7.01 - 7.50..........................                                $        %             %             %
7.51 - 8.00..........................                                $        %             %             %
8.01 - 8.50..........................                                $        %             %             %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL................................                                $        %          100.00%        100.00%



                                OCCUPANCY STATUS

                                                                          WEIGHTED
                                                                          AVERAGE        (%) BY         (%) BY
                                       NUMBER OF    BALANCE OUTSTANDING   CURRENT      NUMBER OF        BALANCE
OCCUPANCY  STATUS                        LOANS              (A$)           LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
Owner Occupied.......................                               $         %             %              %
Investment...........................                               $         %             %              %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL................................                               $         %           100.00%        100.00%

                                  LOAN PURPOSE

                                                                          WEIGHTED
                                                                          AVERAGE        (%) BY         (%) BY
                                       NUMBER OF    BALANCE OUTSTANDING   CURRENT      NUMBER OF        BALANCE
LOAN PURPOSE                             LOANS              (A$)           LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
Construction.........................                               $         %             %             %
Other................................                               $         %             %             %
Purchase.............................                               $         %             %             %
Refinance............................                               $         %             %             %
Renovation...........................                               $         %             %             %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL................................                               $         %         100.00%         100.00%


                                  PROPERTY TYPE

                                                                          WEIGHTED
                                                                          AVERAGE        (%) BY         (%) BY
                                       NUMBER OF    BALANCE OUTSTANDING   CURRENT      NUMBER OF        BALANCE
PROPERTY TYPE                            LOANS              (A$)           LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
Apartment............................                               $         %             %             %
House................................                               $         %             %             %
Land.................................                               $         %             %             %
Townhouse............................                               $         %             %             %
Unit.................................                               $         %             %             %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL................................                               $         %         100.00%          100.00%

                                    LOAN TYPE

                                                                          WEIGHTED
                                                                          AVERAGE        (%) BY         (%) BY
                                       NUMBER OF    BALANCE OUTSTANDING   CURRENT      NUMBER OF        BALANCE
LOAN TYPE                                LOANS              (A$)           LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------      -----------
Fixed Rate - Amortizing..............                               $         %             %             %
Fixed Rate - Interest Only...........                               $         %             %             %
Variable Rate - Amortizing...........                               $         %             %             %
Variable Rate - Interest Only........                               $         %             %             %
                                       ---------   -------------------   ----------    ---------      -----------
TOTAL................................                               $         %         100.00%          100.00%

                     MONTHS UNTIL FIXED RATE PERIOD EXPIRES

                                                                          WEIGHTED
                                                                          AVERAGE        (%) BY
                                       NUMBER OF    BALANCE OUTSTANDING   CURRENT      NUMBER OF     (%) BY BALANCE
  RANGE OF MONTHS UNTIL EXPIRATION       LOANS             (A$)            LTV (%)       LOANS        OUTSTANDING
-------------------------------------  ---------   -------------------   ----------    ---------     --------------
Less than or equal to 6..............                               $          %             %              %
 7 - 12..............................                               $          %             %              %
13 - 18..............................                               $          %             %              %
19 - 24..............................                               $          %             %              %
25 - 30..............................                               $          %             %              %
31 - 36..............................                               $          %             %              %
37 - 42..............................                               $          %             %              %
43 - 48..............................                               $          %             %              %
49 - 54..............................                               $          %             %              %
55 - 60..............................                               $          %             %              %
                                       ---------   -------------------   ----------    ---------     --------------
TOTAL................................                               $          %           100.00%        100.00%

                        POOL PROFILE BY YEAR OF MATURITY

                                                                          WEIGHTED
                                                                           AVERAGE
                                       NUMBER OF   BALANCE OUTSTANDING   CURRENT LTV   % BY NUMBER OF    (%) BY BALANCE
    YEAR OF MATURITY                     LOANS             (A$)              (%)            LOANS          OUTSTANDING
-------------------------------------  ---------   -------------------   -----------   --------------    --------------
2004.................................                                $         %              %                 %
2005.................................                                $         %              %                 %
2006.................................                                $         %              %                 %
2007.................................                                $         %              %                 %
2008.................................                                $         %              %                 %
2009.................................                                $         %              %                 %
2010.................................                                $         %              %                 %
2011.................................                                $         %              %                 %
2012.................................                                $         %              %                 %
2013.................................                                $         %              %                 %
2014.................................                                $         %              %                 %
2015.................................                                $         %              %                 %
2016.................................                                $         %              %                 %
2017.................................                                $         %              %                 %
2018.................................                                $         %              %                 %
2019.................................                                $         %              %                 %
2020.................................                                $         %              %                 %
2021.................................                                $         %              %                 %
2022.................................                                $         %              %                 %
2023.................................                                $         %              %                 %
2024.................................                                $         %              %                 %
2025.................................                                $         %              %                 %
2026.................................                                $         %              %                 %
2027.................................                                $         %              %                 %
2028.................................                                $         %              %                 %
2029.................................                                $         %              %                 %
                                       ---------   -------------------   -----------   --------------    --------------
TOTAL................................                                $         %            100.00%           100.00%

                       SUPERANNUATION MEMBERS' HOME LOANS
                            RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

         The housing loans to be transferred to the fund were originated for the SMHL program from new loan applications and refinancings of acceptable housing loans. The portfolio of housing loans includes fully amortizing variable and one to five year fixed rate loans which automatically convert to variable rate mortgages at the end of their fixed rate term and interest only loans under which interest only is paid at a variable or fixed rate for a period of up to five years after which the loan reverts to a principal and interest basis for the balance of the loan term. At the end of the fixed term borrowers may elect to fix their loan for an additional term. MEPM sources its housing loans through ME's national branch network, national telemarketing center and mobile lenders. MEPM has extensive relationships with a large range of superannuation funds and unions. Ordinarily, it is a requirement in order to apply for an MEPM mortgage that at least one of the applicants whose name appears on the application form must be a member of a participating superannuation fund or union. As such, MEPM has access to a "captured" client base of both superannuation and union members which has enabled the company to streamline and centralize the origination and administration process and distribute its products at a very competitive cost.

APPROVAL AND UNDERWRITING PROCESS

         MEPM processes housing loan applications in accordance with MEPM's approval policies. MEPM constantly monitors these policies to ensure that they are maintained in line with the Australian lending environment. Thus, MEPM's approval policies are guidelines only and may be changed from time to time. MEPM, in providing residential loans to borrowers does not divide its borrowers into groups of differing credit quality for the purpose of setting standard interest rates for its residential housing loans.

         MEPM's approval policies set out the underwriting criteria that are used in assessing the housing loan applications, determining the suitability of the loan applicants, and evaluating the value and adequacy of the property being used as security for the housing loan. The underwriting criteria includes the following:

         o    the individual applicant must be a minimum of 18 years of age;

         o an analysis of the legal capacity of the applicant entering into the loan contract;

         o an analysis of the applicant's employment history/eligible income sources;

         o    satisfactory credit checks;

         o    satisfactory savings history/loan repayment history; and

         o    financial capacity to repay the housing loan.

         The minimum loan amount available is forty thousand Australian dollars (A$40,000) (other than in Tasmania, where the minimum loan amount is twenty thousand Australian dollars (A$20,000)) and the maximum loan amount available is one million Australian dollars (A$1,000,000). The maximum loan amount can be exceeded in individual cases with the prior approval of the mortgage insurer. The minimum term for a housing loan is five (5) years and the maximum term for a housing loan is thirty (30) years.

         An amount will be lent up to a maximum LTV of 90%. Lenders' mortgage insurance, providing 100% coverage against loss on the entire housing loan is mandatory for all housing loans.

         In order to be provided with an MEPM home loan, all loan applications must satisfy MEPM's approval criteria as set out later in this section. The approval process includes verifying the borrowers application details, assessing their debt servicing ability and determining the value of the mortgaged property, in the manner set forth below.

APPLICATION VERIFICATION AND DEBT SERVICING ABILITY

         When an applicant submits a request for a loan, an assessment is made of the applicant's ability to service the loan. This assessment is based on the applicant's income, savings or credit history and individual commitments. Verification of an applicant's information is a key part of the approval process.

         MEPM verifies all income and other application criteria on all loan applications by reviewing documentation, which includes but is not limited to the following:

         o    tax returns or group certificate;

         o    income confirmation, via, pay slip or letter of employment;

         o    superannuation statements / union membership;

         o    signed contract of sale (or relevant state contract);

         o for refinance properties, a loan statement from another financial institution confirming satisfactory conduct; and

         o for self-employed applicants, two years of certified annual financial statements and both personal and company tax returns.

         In addition, MEPM performs a credit check of each potential borrower with a credit reference agency.

         The applicant's ability to repay a loan is assessed on the basis of net disposable income against borrower commitments. Net disposable income is calculated by MEPM taking into account all regular sources of income and adjusting for taxation, other credit facilities and living expenses.

         Applicants must demonstrate the capacity to repay that housing loan installment using net disposable income. For the purpose of these calculations, scheduled repayments on the housing loan are presently calculated on the basis of an interest rate 2% higher than the current variable interest rate (or the applicable fixed interest rate, if higher).

         Credit decisions are made by employees of the mortgage manager who hold varying levels of delegated lending authorities. These delegated lending authorities represent approval limits that are set and monitored by management, and are based upon the level of experience of credit staff. Decisions to recommend and approve loan applications are made within these delegated lending authorities.

         Housing loan applications are initially received by the mortgage manager and then allocated to staff for assessment and approval based upon their approved delegated lending authorities. To the extent that an application is received and is outside the approval authority of a loan officer, then a final decision for approval of the loan is made by credit staff with a higher delegated lending authority.

         Loans outside MEPM's agreed delegated underwriting authority are referred to the applicable mortgage insurer for approval.

VALUATION OF MORTGAGES

         For successful applications, the maximum allowable LTV must be less than or equal to 90% for the processing to proceed.

         The property to be secured is required to be valued by an Approved Valuer except in the circumstances described below under the heading "--Purchases and Top-up Loans".

         The value of the property for the purposes of determining the LTV is the lower of the:

         o    contract price (for purchases); and

         o    the valuation amount (if required).

         The value may include fixed chattels which are defined as carpets, blinds, curtains and light fittings.

PURCHASES AND TOP-UP LOANS

         In postcode regions within Australia that have been approved by the mortgage insurer, a valuation from an approved valuer is not required when the following criteria apply:

         o purchase loans for a dwelling (in all states and territories, except Sydney metropolitan postcodes), where the LTV is less than 85% and the total loan amount is less than A$300,000, or alternatively where the total loan amount is less than A$250,000, then a valuation from an approved valuer is not required;

         o purchase loans for a dwelling in Sydney metropolitan postcodes where the LTV is less than 80% and the total loan amount is less than A$400,000, then a valuation from an approved valuer is not required;

         o purchase loans for vacant land, where the LTV is less than 90% and the total loan amount is less than A$200,000, then a valuation from an approved valuer is not required.

         In a purchase situation, the above exemptions will not apply if:

         o the purchase is not conducted through a licensed real estate agent and is not at arm's length;

         o    the contract of sale is greater than three months old; or

         o the security property is not located within a major capital city or in a regional center (except where a property is located in Hobart or Darwin or the regional center is Newcastle or Wollongong, a valuation is required in all cases).

         In postcode regions within Australia that have been approved by the mortgage insurer, and there is an existing valuation from an Approved Valuer that is not more than two years old, a further valuation is not required for top-up loans where:

         o the LTV is less than 75% and the total loan amount is less than A$500,000;

         o the LTV is less than 80% and the total loan amount is less than A$300,000; or

         o    the loan amount is less than A$250,000.

         If a request for a top-up loan is agreed to or granted by MEPM for one of the housing loans included in the fund, the issuer trustee may fund such top-up loan it advances to borrowers from collections which represent repayments or prepayments of principal on the housing loans or, if not available, by drawings under a top-up funding facility in accordance with the procedures described below in "Description of the Class A1 Notes--Top-up Loans."

SETTLEMENT PROCESS

         Once MEPM has approved an application and a formal loan offer has been accepted by an applicant, one of MEPM's residential credit areas arranges for documentation to be completed by an approved solicitor in the relevant state.

         The approved solicitor prepares the loan security documentation and dispatches the documents to the applicant for execution. Upon return of the executed documents from the applicant, the solicitor certifies that the housing loan security documentation meets MEPM's security requirements, enabling MEPM to complete the funding arrangements for settlement.

         Upon settlement, the mortgage is registered and the documents stored by Perpetual Trustees Australia Limited. A condition of the mortgage is that the mortgagor establish and maintain full replacement property insurance on the related property.

CHANGES TO LENDING CRITERIA

         Investors should note that the lending criteria which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time.

SMHL PRODUCT TYPES

STANDARD VARIABLE RATE LOAN

         The Standard Variable Rate product is the SMHL program's traditional benchmark product. It offers a variable rate of interest which is currently adjusted at the discretion of the manager. The adjustment is traditionally in line with changes in market interest rates; however, there is not a stated or defined explicit link to interest rates in the financial markets. Standard variable rate loans are convertible to a fixed rate mortgage product at the borrower's request.

FIXED RATE LOAN

         The SMHL program also provides housing loans which bear a fixed rate of interest for up to 5 years as of the closing cut-off date. At the end of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and MEPM, the loans will automatically convert to the standard variable rate of interest.

         MEPM will not allow the interest rate on a fixed rate loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes.

SWITCHING INTEREST RATES

         MEPM does provide the borrower with an option to request a change from a fixed interest rate to a variable interest rate, or vice versa. MEPM will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure.

INTEREST ONLY PERIODS

         Borrowers may select an interest only period for up to 5 years, after which the housing loan reverts to a normal principal and interest basis for the balance of the housing loan term with principal repayments applying upon expiration of the interest only period so that the housing loan is repaid within its original term. The interest rates applicable will be the same for the standard variable rate or fixed rate products described above. The maximum LTV for any housing loan with an interest only period is 90%. The interest only housing loans are subject to the mortgage manager's usual housing loan servicing criteria.

                  SUBSTITUTION OF SECURITY

         A borrower may apply to the mortgage manager to achieve the following:

         o substitute a different mortgaged property in place of the existing security property securing a housing loan;

         o add a further mortgaged property as security for a loan which results in a reduction of the LTV; or

         o    release a mortgaged property from a mortgage.

         If MEPM's credit criteria is satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan.

         If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

         o a new property subject to a mortgage satisfies the requirements relating to a housing loan as specified above in "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing Loans";

         o the principal outstanding under the housing loan does not increase;

         o the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

         o    the new property is acceptable to the mortgage insurer.

         If any of the following conditions occur, then a borrower will be unable to change their existing mortgage arrangements:

         o the new property does not satisfy the requirements relating to a housing loan as specified above in "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing Loans";

         o the principal outstanding under the housing loan will change (i.e., increase); or

         o    settlement does not occur simultaneously with discharge.

REDRAWS

         The SMHL program's standard variable rate housing loan permits borrowers to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Ordinarily, redraws must be for at least $2000 per transaction. Borrowers may request a redraw at any time, but its availability is always at the discretion of MEPM. The borrower may be required to pay a fee to

MEPM in connection with a redraw. This fee does not form part of the assets of the fund. Currently, MEPM does not normally permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the fund.

TOP-UP LOANS

         The SMHL program's standard variable rate housing loan permits borrowers to top-up their housing loans (by increasing the principal advanced) during the period in which the relevant housing loan is charged a variable rate of interest. Each top-up request is treated as a new loan subject to MEPM's normal approval process. MEPM will not honor a top-up request unless the value of the property securing the housing loan is sufficient to secure the existing Outstanding Principal Balance of that housing loan plus the additional advance. A top-up loan is distinguishable from a redraw advance because a top-up advance is a new loan which is not limited to prepayments of principal on the housing loan. Borrowers may request a top-up at any time, but its availability is always at the discretion of MEPM. Currently, MEPM does not normally permit top-up loans on fixed rate housing loans. A top-up loan, which meets certain requirements as set forth below under "Description of the Class A1 Notes--Top-up Loans," will not result in the related housing loan being removed from the fund. Alternatively, if the fund is unable to make a top-up loan because of failure to meet certain requirements referred to herein, Origination Fund No. 3 may repurchase the housing loan from the fund, at its outstanding principal balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower.

ULTIMATE ACCOUNTS

         Ultimate Accounts are facilities promoted to borrowers under the SMHL programs. A borrower may elect to have their salary or other amounts paid in full or in part into their housing loan account. If the prepayments on the housing loans at anytime exceeds the amortized scheduled balance at that time, borrowers may redraw by using a facility which provides for a check facility, a direct debit and credit facility and a credit card which includes a debit card facility ("Ultimate Account Mark I"). These disbursements are treated as redraws.

         Ultimate Account Mark I is no longer offered to borrowers. A new facility is now offered to borrowers ("Ultimate Account Mark II"). The only material differences between each version of Ultimate Accounts is that the credit card in Ultimate Account Mark I is replaced by a debit card in Ultimate Account Mark II.

         Westpac Banking Corporation (ABN 33 007 457 141) ("Westpac") in effect acts as the clearing and settlement house for Perpetual Trustees Australia Limited in respect of the check facility and the direct debit and credit facility. Checks are drawn by Perpetual Trustees Australia Limited on its account with Westpac. Borrowers are appointed as agent of Perpetual Trustees Australia Limited to execute checks. The credit card arrangements for Ultimate Account Mark I are provided to Perpetual Trustees Australia Limited by Westpac. The debit card arrangements for the Ultimate Account Mark II are provided to Perpetual Trustees Australia Limited by ME.

         Each of the facilities provided to Perpetual Trustees Australia Limited by Westpac and ME are provided to Perpetual Trustees Australia Limited as trustee of Origination Fund No. 3.

Origination Fund No. 3 is reimbursed by the fund under the redraw funding facility in respect of Origination Fund No. 3's liabilities to Westpac and ME for redraws on the fund's housing loan where the borrower has established an Ultimate Account. If the fund has insufficient principal collections which are available to it and may be utilized to meet the funds obligations on redraws to Origination Fund No. 3, Origination Fund No. 3 may under the redraw funding facility lend the fund the shortfall.

COMBINATION OR "SPLIT" HOUSING LOANS

         MEPM does provide the ability for a borrower to elect to split his/her loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are all secured by the same mortgage.

         If a housing loan is split, each separate loan will remain in the fund as long as each individual loan matures before the final maturity date of the last maturing note. If any loan matures after the final maturity date of the last maturing note, that loan will be removed from the fund and the Outstanding Principal Balance of the loan will be repaid by Origination Fund No. 3. The other segments of the "split" loan will also be removed from the fund and the Outstanding Principal Balance of the loan will be repaid by Origination Fund No. 3.

HOUSING LOAN FEATURES AND OPTIONS

         Investors should note that the key features and characteristics which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time. Any changes made to these features and characteristics would be subject to the manager's duty not to knowingly take any action that would result in a reduction or withdrawal of the ratings given to the notes by the rating agencies.

                         THE MORTGAGE INSURANCE POLICIES

         Each housing loan is insured under a mortgage insurance policy. Each housing loan held by the fund is insured under one of the following master mortgage insurance policies:

         o master policy with the Commonwealth of Australia dated July 4, 1994;

         o master policy with GE Mortgage Insurance Company Pty Limited (ABN 60 106 974 305) dated December 12, 1997 (this master policy was formerly written with GE Mortgage Insurance Pty Limited (ABN 61 071 466 334) which transferred this master policy pursuant to a "scheme" described below under the heading "Description of the Mortgage Insurers"); or

         o master policy with GE Mortgage Insurance Company Pty Limited (ABN 60 106 974 305) which is effective from October 25, 1999 (this master policy was formerly written with GE Capital Mortgage Insurance Corporation (Australia) Pty Limited (ABN 52 081 488 440) and GE Mortgage Insurance Pty Limited (ABN 61 071 466 334) which transferred this master policy pursuant to a "scheme" described below under the heading "Description of the Mortgage Insurers").

         A separate insurance policy is issued in respect of each housing loan on the terms of one of these master policies. Individual mortgage insurance is effected on the date of origination of the housing loan. When the LTV is less than 80%, the mortgage manager pays a single up-front premium. If the LTV is equal to or greater than 80%, the mortgage manager pays a portion of a single up-front premium and the borrower pays the remainder. After payment of the up-front premium, no further premium is payable by either the borrower, the mortgage manager or the issuer trustee, unless additional funds are made available. The amounts paid by the mortgage manager are expensed to Origination Fund No. 3.

         The benefit of the mortgage insurance policies will be held by the issuer trustee and cease to be held by Perpetual Trustees Australia Limited in its capacity as trustee of SMHL Warehousing Trust 2004-1 on the closing date in respect of housing loans held by the fund.

         This section is a summary of the general provisions of the mortgage insurance policies.

DESCRIPTION OF THE MORTGAGE INSURERS

         [UPDATE/CONFIRM]Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 of the Commonwealth of Australia and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australian lenders' mortgage insurance market.

         In December 1997, the Commonwealth Government:

         o transferred the liabilities of the Housing Loans Insurance Corporation in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the Commonwealth Government;

         o appointed a new corporation, Housing Loans Insurance Corporation Limited (ABN 61 071 466 334), which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

         o sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia (ABN 60 008 562 534), an indirect wholly owned subsidiary of the General Electric Company, a corporation charged under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut. Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.

         On [March 31, 2004] GE Mortgage Insurance Pty Ltd's ("GEMI") and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ("GEMIC") mortgage insurance businesses were restructured pursuant to two separate "schemes" under the Insurance Act 1973 (Cth) (the "Insurance Act"). Both "schemes" received approval to proceed from the Federal Court of Australia on March 1, 2004. One "scheme" effected the transfer of mortgage insurance policies issued by GEMI to GE Mortgage Insurance Company Pty Ltd and the other "scheme" effected the transfer of mortgage insurance policies issued by GEMIC to GE Mortgage Insurance Company Pty Ltd. As part of this restructuring, the "schemes" required that all policies written by GEMI and GEMIC be transferred to GE Mortgage Insurance Company Pty Limited.

         GE Mortgage Insurance Company Pty Ltd commenced operations in [*]. It is a wholly owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company.

         As of [*], 2004, GE Mortgage Insurance Company Pty Ltd has a claims paying ability rating of "AA" by Standard & Poor's and Fitch Ratings and "Aa2" by Moody's.

         As of [*], 2003, GE Mortgage Insurance Company Pty Ltd had total assets of A$[*] million, shareholder's equity of A$[*] million.

         The Commonwealth of Australia has a local currency rating of "AAA" by Standard & Poor's and Fitch Ratings and "Aaa" by Moody's.

         GE Mortgage Insurance Company Pty Ltd's ultimate parent is General Electric Company, a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated "AAA" by Standard & Poor's and "Aaa" by Moody's. General Electric Company is the indirect owner of lender's mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans globally.

         The business address of GE Mortgage Insurance Company Pty Ltd is Level 23, 259 George Street, Sydney, 2000, New South Wales, Australia.

PERIOD OF COVER

         The issuer trustee has the benefit of a master mortgage insurance policy in respect of each housing loan insured under it from the closing date until the earliest of:

         o if the housing loan or the mortgage securing the housing loan is beneficially assigned by the party then insured, midnight on the day immediately preceding such assignment;

         o the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a party other than Perpetual Trustees Australia Limited;

         o    the date the housing loan is repaid in full;

         o the date the housing loan ceases to be secured by the relevant mortgage other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose;

         o the date the master mortgage insurance policy is cancelled in respect of the housing loan in accordance with the terms of the master mortgage insurance policy; and

         o the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the consent of the mortgage insurer or as varied by a court under the UCCC. LOSS COVERAGE

         If a loss date occurs in respect of a housing loan insured under a master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of a housing loan.

         A loss date means:

         o if a default occurs under the insured loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

         o if a default occurs under the insured loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

         o if a default occurs under the insured loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

         o if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan, or, where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of compulsory acquisition, the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

         o where the mortgage insurer has agreed to pay a claim under the master mortgage insurance policy, the date specified in that agreement.

         A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

         The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as of the loss date.

         The amount outstanding under a housing loan is the aggregate of the following:

         o the principal amount outstanding together with any interest, fees or charges outstanding as of the loss date;

         o    fees and charges paid or incurred by the issuer trustee; and

         o other amounts, including fines or penalties, approved by the mortgage insurer;

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

which the issuer trustee is entitled to recover under the housing loan or a related guarantee. If the UCCC applies to the relevant housing loan, the amount outstanding shall not exceed the amount required to pay out the housing loan as calculated in accordance with the UCCC at the last date prior to the loss date.

         The mortgage insurer may make the following deductions:

         o where the mortgaged property is sold, the sale price or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

         o where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

         o any amount received by the issuer trustee under any collateral security;

         o any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy for the mortgaged property and not applied in restoration or repair;

         o any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan;

         o    any fees or charges other than:

              o premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

              o reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$2,000, unless otherwise approved in writing by the mortgage insurer;

              o repair maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer; and

              o reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus selling agent's commission, unless otherwise approved in writing by the mortgage insurer.

              In addition, if any fees and charges exceed those recoverable under the UCCC less any amount that must be accounted for to the borrower or the relevant mortgagor they will be excluded;

         o    losses arising out of damage to the mortgaged property other than:

              o    fair wear and tear; or

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

              o losses recovered and applied in the restoration or repair of the mortgaged property prior to the loss date or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan;

         o any amounts by which a claim may be reduced under the master mortgage insurance policy; and

         o any deductible or amount specified in the schedule to the master mortgage insurance policy.

         A claim for loss in respect of a housing loan must be made within 28 days from the relevant loss date unless the mortgage insurer agrees otherwise.

EXCLUSIONS

         A master mortgage insurance policy does not cover any loss arising from:

         o    any war or warlike activities;

         o the use, existence or escape of nuclear weapons or nuclear contamination;

         o the existence or escape of any pollution or environmentally hazardous material;

         o the fact that the housing loan or any collateral security is void or unenforceable;

         o any failure of the housing loan or collateral security to comply with the requirements of the UCCC; or

         o under the master policy with GE Mortgage Insurance Company Pty Ltd effective as of October 25, 1999 (formerly written with GE Capital Mortgage Insurance Corporation (Australia) Pty Limited and GE Mortgage Insurance Pty Limited) only, the failure of the issuer trustee's computer system to be year 2000 ready as specified in the master mortgage insurance policy.

TIMELY PAYMENT COVER

         Each mortgage insurance policy also includes a timely payment cover for losses resulting from the failure of a borrower to pay all or part of a regular installment payment when due and that failure continues for 14 days after the due date. The loss covered by a timely payment cover is the amount by which the actual payment, if any, received by the issuer trustee is less than the amount of the regular payment, calculated at the non-default interest rate for the housing loan less any amount by which a claim may be reduced under the master mortgage insurance policy. If the UCCC applies to the housing loan, the maximum loss payable in respect of a repayment installment shall be the amount of the repayment installment in accordance with the UCCC. The timely payment cover on each housing loan will cover up to an aggregate of 12 repayment installments.

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

REFUSAL OR REDUCTION IN CLAIM

         The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan by the amount that fairly represents the extent by which its interests have been prejudiced by the issuer trustee's failure to comply with any condition, provision or requirement of the mortgage insurance policy, including if:

         o the mortgaged property is not insured under a general homeowner's insurance policy;

         o    there is not a mortgage manager approved by the mortgage insurer;

         o the insured mortgage or any collateral security has not been duly stamped and registered in the relevant Australian jurisdiction;

         o the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances; or

         o the issuer trustee does not comply with certain reporting obligations.

                        DESCRIPTION OF THE CLASS A1 NOTES

GENERAL

         The issuer trustee will issue the Class A1 notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes on the terms of the master trust deed, the supplementary bond terms notice and the note trust deed. The notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A1 notes. The summary does not purport to be complete and is subject to the terms and conditions of the note trust deed and the other transaction documents. The Class A1 noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The Class A1 notes constitute direct, unconditional and general obligations of the issuer trustee, in its capacity as trustee of the fund and in no other capacity, to be met from the assets of the fund and (subject to provisions set forth in this prospectus) rank and will rank pari passu, without any preference among themselves. The Class A1 notes rank and will rank equally with the Class A2 notes and without any preference among the Class A1 notes and the Class A2 notes.

FORM OF THE CLASS A1 NOTES

BOOK-ENTRY REGISTRATION

         The Class A1 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 or integral multiples thereof. The Class A1 notes will be deposited upon issuance with a custodian for the Depositor Trust Company, or DTC, in New York, New York and will be registered in the name of Cede & Co., as nominee for DTC, in each case for credit to an account of a direct or an indirect participant of DTC as described below. Unless definitive notes are issued, all references to actions by the Class A1 noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A1 noteholders will

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

refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A1 notes in accordance with DTC's procedures.

         Class A1 noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A1 notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is:

         o a limited-purpose trust company organized under the New York Banking Law;

         o a "banking organization" within the meaning of the New York Banking Law;

         o    a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its

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

rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the Banking Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Banking Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the Banking Day following settlement in DTC.

         Purchases of Class A1 notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A1 notes on DTC's records. The ownership interest of each actual Class A1 noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A1 noteholders will not receive written confirmation from DTC of their purchase. However, Class A1 noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Class A1 noteholder entered into the transaction. Transfers of ownership interests in the Class A1 notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A1 noteholders. No Class A1 noteholder will receive definitive notes representing its ownership interest in any Class A1 note unless one of the events described under "--Definitive Notes" occurs.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Class A1 noteholders of the Class A1 notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A1 notes are credited, which may or may not be the actual beneficial owners of the Class A1 notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A1 noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

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

         Neither DTC nor Cede & Co. will consent or vote on behalf of the Class A1 notes. Under its usual procedures, DTC mails an omnibus proxy to the Class A note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A1 notes are credited on the record date, identified in a listing attached to the proxy.

         Principal and interest payments on the Class A1 notes will be made by the issuer trustee to the principal paying agent and by the principal paying agent to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A1 noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the Class A note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A1 noteholders is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the Class A1 notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. See "--Definitive Notes" below.

         ACCORDING TO DTC, THE FOREGOING INFORMATION ABOUT DTC HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO SERVE AS A
REPRESENTATION, WARRANTY, OR CONTRACT MODIFICATION OF ANY KIND.

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including U.S. dollars.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S. dollars.

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

         The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the Class A1 notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A1 noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Class A1 notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

                  DEFINITIVE NOTES

         Notes issued in definitive form are referred to in this prospectus as "definitive notes". Class A1 notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

         o the principal paying agent advises the manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

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

         o the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

         o after the occurrence of an event of default, the Class A note trustee, at the written direction of noteholders holding a majority of the aggregate Outstanding Principal Balance of the Class A1 notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of the Class A1 notes.

         If any of these events occurs, the principal paying agent must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the Class A1 notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the Class A1 notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the principal paying agent will authenticate and deliver the Class A1 definitive notes of the same aggregate initial Outstanding Principal Balance as those Class A1 notes. Class A1 notes will be serially numbered if issued in definitive form.

         Definitive notes will be transferable and exchangeable at the specified offices of the Class A note registrar. The Bank of New York is the initial Class A note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York 10286. The Class A note registrar must at all times have specified offices in New York. The Class A note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The issuer trustee will not be required to make and the Class A note registrar is not required to register transfers or exchanges of Class A1 definitive notes selected for redemption or of any Class A1 definitive note for a period of 30 days preceding the due date for any payment with respect to that Class A1 definitive note.

DISTRIBUTIONS ON THE NOTES

         The issuer trustee will make all of its payments on a quarterly basis on each payment date, including payments to noteholders. On each payment date, the principal paying agent, without need for the noteholders to present the relevant notes, will distribute principal and interest, if any, to the registered Class A1 noteholders as of the Banking Day preceding that payment date if the Class A1 notes are held in book-entry form, or, if the Class A1 notes are held in definitive form, the last day of the prior calendar month.

         Any installment of interest or principal payable on any Class A1 definitive note which is punctually paid or duly provided for by the issuer trustee to the principal paying agent on the applicable payment date or final maturity date, shall be paid, in accordance with the procedures set forth in the note trust deed, the terms and conditions of the Class A1 notes and the supplementary bond terms notice, to the person on whose name such Class A1 note is registered at the close of business on the last day of the immediately preceding calendar month, by check mailed first-class, postage prepaid, to such person's address as it appears on the note register on the close of business on the last day of the immediately preceding calendar month.

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

KEY DATES AND PERIODS

         The following are the relevant dates and periods for the allocation of cashflows and their payments.

CUT-OFF The date which is 7 Banking Days before a payment date.

CALCULATION PERIOD                In relation to a payment date, means the
                                  period commencing immediately after one
                                  Cut-Off and ending on the next Cut-Off.
                                  However, the first and last Calculation
                                  Periods are as follows:

                                  o    first:

                                       o    with respect to principal under the
                                            housing loans secured by

                                       o    with respect to all other amounts
                                            received or applied by the

                                  o last: period from but excluding the last day of the prior


INTEREST PERIOD                   In relation to a payment date, means the
                                  period from (and including) one payment date to (but excluding) the next payment date.
                                  However, the first payment date and the last payment date are as follows:

                                       o    first: the period from (and
                                            including) the closing date to (but
                                            excluding) the first payment date.

                                       o    last: the period from (and
                                            including) the prior payment date
                                            before all amounts due on the notes
                                            are redeemed in full to (but
                                            excluding) the date of final
                                            redemption.

PAYMENT DATE                      The [ninth] day of each of [February, May,
                                  August and November] (New York time) or, if the [ninth] day is not a Banking Day, then the next Banking Day, beginning in [*] 2004.

EXAMPLE CALENDAR

         The following example calendar assumes that all relevant days are Banking Days:

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

      CALCULATION PERIOD............................[*] to [*]
      PAYMENT DATE..................................[*]
      INTEREST PERIOD...............................[*] to [*]

CALCULATION OF COLLECTIONS

         No later than 6 Banking Days before each payment date, the manager will calculate the Collections for the immediately preceding Calculation Period.

COLLECTIONS

         COLLECTIONS for a Calculation Period means:

         o the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during that Calculation Period. This will include:

              o payments of interest, principal, fees and other amounts under the housing loans;

              o    proceeds from the enforcement of the housing loans;

              o amounts received under the relevant mortgage insurance policies;

              o amounts recovered from losses on housing loans not previously received;

              o amounts received from the mortgage manager for breaches of representations or undertakings which have not been designated by the manager as Suspended Moneys;

              o any interest income received during that Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

              o    any amounts applied from the payment funding facility; and

              o    any amounts applied from the cash collateral account.

         o any amounts received on termination of a fixed-floating rate swap or a currency swap following default by a counterparty thereunder; and

         o amounts (if any) held as collateral against default under a fixed-floating rate swap or a currency swap following a default by a swap provider thereunder.

BUT DOES NOT INCLUDE:

         o any interest income received during that Calculation Period in respect of funds credited to the cash collateral account;

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

         o any amounts received during that Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

         o any amounts received during that Calculation Period under any redraw funding facility or top-up funding facility;

         o any amounts received during that Calculation Period under any payment funding facility;

         o to the extent that a fixed-floating rate swap provider has not defaulted under the relevant fixed-floating rate swap, any amounts provided to the issuer trustee during that Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating swap provider by a designated rating agency, as collateral against default by that fixed-floating rate swap provider under the relevant fixed-floating rate swap;

         o to the extent that a currency swap provider has not defaulted under the relevant currency swap, any amounts provided to the issuer trustee during that Calculation Period as collateral against default by that currency swap provider under the relevant currency swap; and

         o any amounts received by the issuer trustee during that Calculation Period that have been designated by the manager as Suspended Moneys.

INTEREST COLLECTIONS

         No later than the second Banking Day before each payment date, the manager will calculate the Interest Collections for the immediately preceding Calculation Period. INTEREST COLLECTIONS for a Calculation Period means all Collections for that Calculation Period other than Principal Collections (as defined below).

                  DISTRIBUTION OF INTEREST COLLECTIONS

         On each payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid (to the extent that it has not already done so in accordance with the following order of priority) out of Interest Collections, in relation to the Calculation Period ending immediately before that payment date, the following amounts in the following order of priority, known as the INTEREST COLLECTIONS
WATERFALL:

         o first, in and toward payment of or allowances for taxes in respect of the fund;

         o second, pari passu and rateably, in or toward payment of or allowance of the issuer trustee's fee, manager's fee and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating rate swap to the extent not otherwise paid);

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

         o third, without duplication in or toward payment of any amounts that would have been payable under the next bullet point of this section on any prior payment date if there would have been sufficient Interest Collections to do so, which have not been paid by the issuer trustee together with accrued interest thereon which in the case of a note must be at the interest rate applicable to the related note;

         o fourth, pari passu and rateably, in or toward payment of any interest due under any redraw funding facility and top-up funding facility and in or toward payment to the currency swap providers, in or toward payment of the applicable A$ Class A Interest Amount payable under the confirmations at that payment date, which is thereafter to be applied to payments of interest on the Class A notes;

         o fifth, without duplication in or toward payment of any amounts that would have been payable under the next bullet point of this section on any prior payment date if there would have been sufficient Interest Collections to do so, which have not been paid by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note;

         o sixth, in or toward payment to the Class B noteholders of interest due on the Class B notes on that payment date;

         o seventh, in crediting to the cash collateral account the amount (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account;

         o eighth, to reimburse any amounts that have been paid in any previous Interest Periods under clauses first, second, third and fourth of the Principal Collections Waterfall (to the extent not already reimbursed under this bullet point of this section);

         o ninth, in or toward payment of any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility;

         o    tenth, pari passu and rateably:

              o in or toward payment to the liquidity noteholder of interest payable in respect of the liquidity notes; and

              o in or toward payment of interest in respect of any payment funding facility;

         o eleventh, the amount of any Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs to be applied in and towards reinstatement in the books of the Fund, pari passu and rateably to Class A Charge Offs, Redraw Charge Offs and Top-up Charge Offs for that Calculation Period;

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         o    twelfth, the amount of any Carry Over Redraw Charge Offs, any
              Carry Over Top-up Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be, to be applied in and towards reinstatement in the books of the Fund, pari passu and rateably (based on the Carry Over Redraw Charge Offs, the Carry Over Top-up Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be):

              o    the A$ Equivalent of any Carry Over Class A Charge Offs;

              o    any Carry Over Redraw Charge Offs; and

              o    any Carry Over Top-up Charge Offs;

         o thirteenth, the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to be applied in and towards reinstatement in the books of the Fund of and in the following order:

              o    any Class B Charge Offs for that Calculation Period; and

              o pari passu and rateably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs;

         o fourteenth, to the extent not otherwise paid on such payment date under the Principal Collections Waterfall, pari passu and rateably:

              o in or toward repayment of any principal due and payable under any redraw funding facility; and

              o in or toward repayment of any principal due and payable under any top-up funding facility; and

              o in or toward repayment of any principal due and payable under any payment funding facility; and

         o fifteenth, in payment of or provision for amounts payable to the income beneficiary of the fund.

         If on any payment date, the Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under clauses first through sixth above, the manager must direct the issuer trustee to withdraw from the cash collateral account an amount equal to the lesser of the amount of such shortfall on such payment date and the balance of the cash collateral account which amount will then be applied to and become part of the Collections available for application on the relevant Payment Date in accordance with clauses first through sixth above. See "Description of the Transaction Documents--Liquidity Reserve".

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

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

         Up to, but excluding the Optional Redemption, the interest rate for the Class A1 notes for the related Interest Period will be equal to LIBOR plus [*]% and the interest rate for the Class A2 notes for the related Interest Period will be equal to EURIBOR plus [*]%. If the issuer trustee has not redeemed all of the Class A1 notes by the Optional Redemption Date, then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR plus [*]%. If the issuer trustee has not redeemed all of the Class A2 notes by the Optional Redemption Date, then the interest rate for each related Interest Period commencing on or after that date will be equal to EURIBOR plus [*]%. The interest rate on the Class A1 notes for the first Interest Period will be determined on [*], 2004.

         The Optional Redemption Date means the quarterly payment date falling on or after the earlier of the quarterly payment date falling in [*] and the quarterly payment date on which the total Outstanding Principal Balance of all notes is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes.

         The interest rate for the Class B notes for a particular Interest Period will be equal to the Benchmark Rate on the first day of that Interest Period plus a margin.

         With respect to any payment date, interest on the notes will be calculated as the product of:

         o the Invested Amount of such note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such note on such day;

         o on a daily basis at the interest rate for such class of notes for that Interest Period; and

         o a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A1 notes and the Class A2 notes, or 365 days for the Class B notes.

         A note will stop earning interest on any date on which the Outstanding Principal Balance of the note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of that note becomes greater than zero) or, if the Outstanding Principal Balance of the note is not zero on the due date for redemption in full of the note, unless payment of principal is improperly withheld or refused, following which the note will continue to earn interest on the Invested Amount of the note at the rate from time to time applicable to the note until the later of the date on which the Class A note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Outstanding Principal Balance of the note has been reduced to zero but interest will begin to accrue from and including any date on which the Outstanding Principal Balance of the note becomes greater than zero.

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

         If interest is not paid on a note on the date when it is due and payable (other than because the due date is not a Banking Day), that unpaid interest will itself bear interest at the interest rate applicable to that note until the unpaid interest, and the amount of interest on it, is available for payment by the issuer trustee.

CALCULATION OF LIBOR AND EURIBOR

         In respect of the Class A1 notes, on the second [Banking Day] before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.

         In respect of the Class A2 notes, on the second [Banking Day] before the beginning of each Interest Period, the calculation agent will determine EURIBOR for the next Interest Period.

PRINCIPAL COLLECTIONS

         No later than the second Banking Day before each payment date, the manager will determine the Principal Collections for the immediately preceding Calculation Period. PRINCIPAL COLLECTIONS for any Calculation Period, is an amount equal to the excess of the aggregate Unpaid Balance of the housing loans as of the first day of that Calculation Period over the aggregate Unpaid Balance of the housing loans as of the last day of the Calculation Period.

         On the closing date, the sum of the A$ Equivalent of the total Original Principal Balance of the Class A notes and the total Original Principal Balance of the Class B notes issued by the issuer trustee may exceed the aggregate Outstanding Principal Balance of the housing loans as of the closing date. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first payment date.

PRINCIPAL DISTRIBUTIONS

         On each payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed (to the extent that it has not already done so in accordance with the following order of priority) out of Principal Collections together with any amounts applied in reinstatement under positions eleventh, twelfth and thirteenth of the Interest Collections Waterfall, in relation to the Calculation Period ending immediately before that payment date, the following amounts in the following order of priority, known as the PRINCIPAL COLLECTIONS WATERFALL:

         o first, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of or allowances for taxes in respect of the fund;

         o second, pari passu and rateably, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of or allowance of the issuer trustee's fee, the manager's fee, and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating rate swap to the extent not otherwise paid);

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

         o third, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, pari passu and rateably in or toward payment of the interest amounts payable and in the priority under clause fourth of the Interest Collections Waterfall on that payment date;

         o fourth, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of the amounts payable and in the priority under clause sixth of the Interest Collections Waterfall on that payment date;

         o fifth, pari passu and rateably, in or toward repayment of any Redraw Principal Outstanding under any redraw funding facility and any Top-up Principal Outstanding under any top-up funding facility;

         o sixth, pari passu and rateably, in or toward payments approved by the manager under any loan redraw facility and any top-up loan;

         o seventh, pari passu and rateably, in or toward payment to the currency swap providers under the confirmations relating to the Class A notes, until the Outstanding Principal Balance of all Class A notes is reduced to zero, an amount equal to the lesser of:

              o the remaining amount available for distribution after all payments which have priority above; and

              o the A$ Equivalent of Outstanding Principal Balance of all Class A notes;

         o eighth, in or toward payment to the Class B noteholders, pari passu and rateably, until the Outstanding Principal Balance of all Class B notes is reduced to zero, an amount equal to the lesser of:

              o the remaining amount available for distribution after all payments which have priority above; and

              o    the Outstanding Principal Balance of all Class B notes;

         o ninth, pari passu and rateably (based on the Carry Over Redraw Charge Offs, the Carry Over Top-up Charge Offs and the A$ Equivalent of the Carry Over Class A Charge Offs allocated to each Class A note, as the case may be):

              o in or toward payment to the currency swap providers under the confirmations relating to the Class A notes, of the A$ Equivalent of any Carry Over Class A Charge Offs;

              o in or toward repaying the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs; and

              o in or toward repaying the Top-up Principal Outstanding of each top-up funding facility to the extent of any Carry Over Top-up Charge Offs;

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


         o tenth, in or toward repaying the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs;

         o eleventh, to the extent not otherwise paid on such payment date under the Interest Collections Waterfall, in or toward payment of any break costs payable on cancellation of the fixed-floating rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in the assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility; and

         o twelfth, pari passu and rateably, in or toward payment to the liquidity noteholder of the principal amount outstanding in respect of the liquidity notes and in or toward repayment of any principal in respect of any payment funding facility.

         On any payment date, the issuer trustee shall not make a payment out of Principal Collections to the liquidity noteholder unless the Invested Amount of all of the Class A notes and Class B notes is zero, or will be zero following any payments made on that payment date.

REDRAWS

         The issuer trustee, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the variable rate housing loans in the fund. The issuer trustee may only fund advances from Collections which represent prepayments of principal under housing loans or, if not available, by drawings under redraw funding facilities. The issuer trustee must not apply any prepayments of principal to making advances under a loan redraw facility unless the following conditions have been satisfied:

         o all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are due and payable have been paid; and

         o the issuer trustee holds Collections which represent prepayments of principal equal to the sum of the advance under the loan redraw facility and all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are accrued but not due and payable.

         The manager must ensure that:

         o the form of documentation to provide any loan redraw facility is approved by the applicable mortgage insurer; and

         o the provision of any loan redraw facility is made in accordance with any relevant terms of the applicable mortgage insurance policy.

TOP-UP LOANS

         The issuer trustee, after receiving confirmation that it may do so from the manager, may make top-ups to borrowers under the variable rate housing loans in the fund. The issuer trustee may only fund advances from Collections which represent repayments or prepayments of

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

principal under housing loans or, if not available, by drawings under a top-up funding facility, at the discretion of the manager. Alternatively, if the fund is unable to make a top-up loan because of failure to meet certain requirements referred to herein, Origination Fund No. 3 may repurchase the housing loan from the fund, at its outstanding principal balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. The issuer trustee must not apply any Collections which represent repayments or prepayments of principal to making advances under a top-up loan unless the following conditions have been satisfied:

         o all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are due and payable have been paid; and

         o the issuer trustee holds Collections which represent repayments or prepayments of principal equal to the sum of the advance under the top-up loan and all amounts specified in clauses first through fourth of the Principal Collections Waterfall which are accrued but not due and payable.

         The manager must ensure that:

         o the form of documentation to provide any top-up loan is approved by the applicable mortgage insurer;

         o the provision of any top-up loan is made in accordance with any relevant terms of the applicable mortgage insurance policy;

         o    the following requirements are satisfied:

              o in any Calculation Period, a top-up loan may only be made if the current weighted average LTV of the pool of housing loans, after giving effect to such top-up loans, would have increased by no more than 2% of the weighted average LTV of the pool of housing loans as at the applicable cut-off date;

              o after giving effect to such top-up loans, the weighted average LTV of the pool of housing loans may never exceed the original LTV of the housing loan pool as of the closing cut-off date;

              o after giving effect to such top-up loans, the percentage of housing loans in the housing loan pool with an original LTV over 80% may never exceed the percentage of housing loans with an original LTV over 80% as of the closing cut-off date by more than 2%;

              o the remaining term to maturity of the top-up loan will not be greater than, and will not increase, the remaining term to maturity of the housing loan to which the top-up loan relates;

              o the top-up loan is made within two years after the Suspension Date; and

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

              o the aggregate amount of top-up loans to be funded after the Suspension Date does not exceed 5% of the housing loan pool as at the Suspension Date; or

         o such other terms (whether in substitution or in addition to the above) as may be agreed upon by the rating agencies and the manager from time to time and notified to the trustee.

         Additionally, the issuer trustee, at the election and direction of the manager, will enter into one or more top-up funding facilities with one or more top-up funding facility providers, which will be available to fund requested top-ups which have been approved by the manager. The issuer trustee and manager may only enter into top-up funding facilities if each rating agency has confirmed to the manager that advances under the top-up funding facilities will not adversely affect the ratings assigned to the Class A notes and Class B notes on issue at that time. Top-up funding facilities must also be in the form approved by the rating agencies.

APPLICATION OF REALIZED LOSSES

         A REALIZED LOSS, with respect to a housing loan, will arise if:

         o the total amount recovered and recoverable under the mortgage insurance policy in respect of such housing loan; plus

         o any damages or other amounts payable under or in respect of the master trust deed, the supplementary bond terms notice or the mortgage origination and management agreement relating to such housing loan;

is less than the Outstanding Principal Balance of such housing loan.

         On each payment date on which the manager determines that the aggregate amount of Realized Losses for the related Calculation Period exceeds the funds available on such payment date to reimburse such Realized Losses under the Interest Collections Waterfall, the manager must do the following, on and with effect on such payment date:

         o reduce pro rata as between themselves the Outstanding Principal Balance of the Class B notes by the amount of that excess until the Outstanding Principal Balance of the Class B notes is zero; and

         o if the Outstanding Principal Balance of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata and rateably as between each class of the Class A notes, any redraw funding facilities and any top-up funding facilities with respect to the balance of the deficiency,

              o rateably as between each class of the Class A notes, the Outstanding Principal Balance of the Class A notes by the amount of the remaining deficiency until the Outstanding Principal Balance of each class of Class A notes is zero;

              o rateably as between each redraw funding facility, the Redraw Principal Outstanding of the redraw funding facilities by the amount of the remaining

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

                   deficiency until the Redraw Principal Outstanding under each redraw funding facility is zero; and

              o rateably as between each top-up funding facility, the Top-up Principal Outstanding of the top-up funding facilities by the amount of the remaining deficiency until the Top-up Principal Outstanding under each top-up funding facility is zero.

PAYMENTS INTO US$ ACCOUNT

         In respect of the Class A1 notes, the principal paying agent shall open and maintain a non-interest bearing US$ trust account, into which the US$ currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the US$ currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the US$ currency swap provider under the US$ currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or the manager receives any amount denominated in US$ from the US$ currency swap provider under the US$ currency swap, they must also promptly pay that amount to the credit of the US$ account or to the principal paying agent.

PAYMENTS OUT OF US$ ACCOUNT

         On each payment date, the issuer trustee acting at the direction of the manager, or the principal paying agent on its behalf, will distribute from the US$ account the relevant amounts of principal and interest due in respect of each Class A1 note in accordance with the note trust deed and the order of priority described in "Description of the Class A1 Notes--Interest Collections--Distribution of Interest Collections" and "Description of the Class A1 Notes--Principal Distributions".

PAYMENTS INTO (euro) Account

         In respect of the Class A2 notes, the principal paying agent shall open and maintain a non-interest bearing (euro) trust account, into which the Euro currency swap provider shall deposit amounts denominated in (euro). The issuer trustee shall direct the Euro currency swap provider to pay all amounts denominated in (euro) payable to the issuer trustee by the Euro currency swap provider under the Euro currency swap into the (euro) account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or the manager receives any amount denominated in (euro) from the Euro currency swap provider under the Euro currency swap, they must also promptly pay that amount to the credit of the (euro) account or to the principal paying agent.

PAYMENTS OUT OF (euro) Account

         On each payment date, the issuer trustee acting at the direction of the manager, or the principal paying agent on its behalf, will distribute from the
(euro) account the relevant amounts of principal and interest due in respect of each Class A2 note in accordance with the note trust deed and the order of priority described in "Description of the Class A1 Notes--Interest
Collections--

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

Distribution of Interest Collections" and "Description of the Class A1 Notes--Principal Distributions".

THRESHOLD RATE

         In exercising its powers and performing its obligations under the master trust deed, the manager must at all times ensure that, to the extent that the issuer trustee is entitled to do so under the terms of the housing loans, the rate of interest payable on or in respect of the housing loans comprised in the assets of the fund is changed from time to time so that:

         o on the assumption that all parties to all of the transaction documents and all issuers of Authorized Investments from time to time included in the assets of the fund have complied and will at all times comply in full with their respective obligations under those transaction documents and Authorized Investments; and

         o    having regard to:

              o    the terms of the transaction documents;

              o the terms of the housing loans included in the assets of the fund;

              o    the anticipated Expenses of the fund;

              o the amount of the cash collateral in the cash collateral account;

              o    all other information available to the manager;

              o    the Benchmark Rate from time to time; and

              o any mismatch between the time at which the Benchmark Rate is determined and the time at which the rate of interest payable on or in respect of housing loans included in the assets of the fund may be reset, the issuer trustee will have available to it at all times sufficient funds to enable it to comply with all of its obligations under the transaction documents relating to the fund as they fall due.

         Without limiting the preceding paragraph, the interest rate applicable to each fixed interest period of a housing loan must be equal to or greater than:

         o for so long as the Outstanding Principal Balance of all such housing loans is equal to or less than 25% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, the rate expressed as a percentage, determined by the manager to be the fixed-floating rate swap rate in Australia for the period most closely approximating the term of the fixed interest period of the housing loan plus 0.80%; and

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

         o for so long as the Outstanding Principal Balance of all such housing loans is greater than 25% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, such rate as agreed from time to time between the manager and such designated rating agency.

         Ordinarily, the manager will only change the interest rate on a housing loan in the fund on a payment date.

         In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed above, the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility as set forth under the caption "Description of the Transaction Documents--Payment Funding Facility".

FIXED-FLOATING RATE SWAP PROVIDERS

         At the date of this prospectus the manager and the issuer trustee have arrangements in place with each of the following fixed-floating rate swap providers for the provision of the fixed-floating rate swaps.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

         [UPDATE] The Australia and New Zealand Banking Group Limited ("ANZ") is one of the four major banking groups headquartered in Australia. ANZ's registered office is at Level 6, 100 Queen Street, Melbourne, Victoria, Australia. ANZ's Australian operations began in 1835 and its New Zealand operations began in 1840. Based on publicly available information as at March 31, 2004, ANZ ranked third among Australian banking groups in terms of total assets (A$247.3 billion) and third in terms of shareholders' equity (A$16.7 billion) and ranked third in terms of market capitalization (A$34.3 billion).

         ANZ provides a broad range of banking and financial products and services to retail, small business, corporate and institutional clients. ANZ conducts operations primarily in Australia (approximately 65% of ANZ's total assets at March 31, 2004) with significant operations in New Zealand (approximately 27% of total assets at March 31, 2004). The remainder of ANZ's operations are conducted in the United Kingdom, the United States and a number of other countries, most of which are located in the Asia Pacific region.

         ANZ has a long term credit rating of AA- from Standard & Poor's and Aa3 from Moody's and a short term credit rating of A-1+ from Standard & Poor's and P-1 from Moody's.

         The Australian banking activities of ANZ come under the regulatory supervision of the Australian Prudential Regulation Authority.

DEUTSCHE BANK AG

         [UPDATE] Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG" or "Deutsche Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Rheinisch-Westfalische Bank
Aktiengesellschaft West, Dusseldorf and Suddeutsche

Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main on May 2, 1957. Deutsche Bank is a banking company with limited liability incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank has its registered office at Taunusanlage 12, 60325 Frankfurt am Main, Germany. Deutsche Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

         As of December 31, 2003, the issued share capital of Deutsche Bank amounted to Euro 1.49 billion consisting of 581.9 million ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo, Vienna and Zurich.

         Deutsche Bank files reports and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. Such materials may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Such materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the SEC maintains an internet website that contains reports and other information regarding Deutsche Bank AG that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that Deutsche Bank AG has filed with the SEC by reference to file number 001-15242.

         The long-term, unsecured and unsubordinated senior debt of Deutsche Bank is currently rated AA- by Standard & Poor's and Aa3 by Moody's and AA- by Fitch. The short-term, unsecured and unsubordinated senior debt of Deutsche Bank is currently rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch.

NATIONAL AUSTRALIA BANK LIMITED

         [UPDATE] National Australia Bank Limited, together with its controlled entities (collectively, "the National"), is an international financial services group providing a comprehensive and integrated range of financial products and services across four continents and 15 countries. Globally, as at [September 30, 2003], the National had:

         o    Total balance sheet assets of A$375 billion;

         o    A$64 billion in assets under management and administration;

         o    A$345 billion in assets under custody and administration; and

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

         o More than 8.2 million banking customers and 2.8 million wealth management clients.

         The National is the largest financial services institution listed on the Australian Stock Exchange and in the July 2001 edition of Fortune 500 was listed as the 20th largest financial services company in the world by profitability and 47th by revenues.

         As well as continuing to grow its core banking business, the National has also concentrated on developing wealth management activities within its various regional markets to improve the quality and sustainability of earnings.

         As of [June 30, 2004], the National has a long term credit rating of "AA" from each of Standard & Poor's Rating Group and Fitch Ratings and "Aa3" from Moody's Investor Service, Inc. and a short term credit rating of A1+ from Standard & Poor's, F1+ from Fitch Ratings and P-1 from Moody's.

         The National is licensed in Australia under the Banking Act of 1959 and operates under the requirements of the Corporations Act 2001 of Australia. The Australian banking activities of the National come under the regulatory supervision of the Australian Prudential Regulatory Authority.

UBS AUSTRALIA LIMITED

         [UPDATE] UBS Australia Limited (UBSAL) is one of the main operating entities of the UBS Warburg financial services group in Australia. The UBS Warburg group in Australia operates through a number of subsidiaries with activities including corporate finance, equities, debt and fixed income, derivatives and lending. The activities of UBSAL include financing the activities of the UBS Warburg group within Australia, lending and entering into derivative transactions.

         UBSAL is a subsidiary of UBS AG. Its obligations under the fixed-floating rate swap are guaranteed by UBS AG, under a guarantee and indemnity dated January 14, 1998 in favor of Perpetual Trustee Company Limited. UBS AG has long-tem credit ratings of AA+ by Standard & Poor's Ratings Group, Aa2 by Moody's and AAA from Fitch Ratings. UBS AG has short-term credit ratings of A1+ by Standard & Poor's, P1 by Moody's and F1+ by Fitch Ratings.

         UBS AG was formed in June 1998 from the merger between Union Bank of Switzerland, created in 1912 from the merger of two regional Swiss banks, and Swiss Bank Corporation, founded in 1872. The integrated investment banking business operates worldwide under the name UBS Warburg.

         UBS reported a Group operating profit before tax of CHF 6,718 million for the 200[3] financial year. After a tax expense of CHF 1,401 million and minority interests, net profit was CHF 4,973 million. As of [December 31, 2003], total assets were CHF 1,253,297 million and shareholders' equity CHF 43,530 million.

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WESTPAC BANKING CORPORATION

         [UPDATE] Westpac Banking Corporation ("Westpac") is a company registered under the Corporations Act 2001 and has long-term unsecured debt ratings of AA-, Aa3 and AA-, by Standard & Poor's, Moody's and Fitch Ratings, respectively, and short-term debt ratings of A-1+, P-1 and F1+ by Standard & Poor's, Moody's and Fitch Ratings, respectively.

         The annual report on Form 20-F for the year ended 2003 of Westpac is on file with the Securities and Exchange Commission. For further information, refer to the copy of the 20-F (referred to in the previous sentence) filed with the Securities and Exchange Commission.

THE FIXED-FLOATING RATE SWAPS

         The issuer trustee has entered into swaps governed by an ISDA Master Agreement, as amended by a supplementary schedule, amending deed and confirmed by written confirmations, with each fixed-floating rate swap provider to hedge the interest rate risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the fund, including the interest due on the notes. The fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the closing cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

         The issuer trustee will pay the relevant fixed-floating rate swap provider on each payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the Calculation Period immediately preceding that payment date, multiplied by the weighted average of those fixed rates of interest (net of any margin charged on those housing loans) at the beginning of that Calculation Period times the actual number of days in the Calculation Period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all prepayment fees recovered from borrowers on termination of fixed rate loans received during the related Calculation Period. To the extent that any break costs payable under any future fixed-floating rate swap in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date are not covered by such prepayment fees recovered from the borrowers, a drawing may be made on the payment funding facility to cover such break costs, and such amounts will be paid to the relevant fixed-floating rate swap provider.

         The issuer trustee will receive from the fixed-floating rate swap providers an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the Calculation Period immediately preceding that payment date multiplied by the Benchmark Rate times the actual number of days in the Calculation Period (or part thereof where housing loans do not bear a fixed rate of interest for the full Calculation Period) divided by 365. The terms of the fixed-floating rate swaps allow for netting of swap payments.

         The fixed-floating rate swaps commence on the date specified in the relevant confirmation and terminate on the final maturity date of the notes, unless otherwise agreed or terminated earlier in accordance with the fixed-floating rate swaps.

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TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

         Each fixed-floating rate swap provider shall have the right to terminate its fixed-floating rate swap in the following circumstances:

         o If the issuer trustee fails to make a payment under that fixed-floating rate swap within ten business days of its due date;

         o An Insolvency Event under the security trust deed occurs with respect of the issuer trustee unless the fixed-floating rate swap is assigned to an acceptable third party so as not to cause a reduction in the rating of the notes within thirty days of that event;

         o If due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of a fixed-floating rate swap, each fixed-floating rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the fixed-floating rate swap provider will have the right to terminate its fixed-floating rate swap; or

         o Each fixed-floating rate swap provider has the limited right to terminate its fixed-floating rate swap where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, a lesser amount, plus, in each case, accrued interest.

TERMINATION BY THE ISSUER TRUSTEE

         The issuer trustee will have the right to terminate a fixed-floating rate swap in the following circumstances:

         o Where the fixed-floating rate swap provider fails to make a payment under its fixed-floating rate swap within ten business days of its due date;

         o An Insolvency Event under the security trust deed occurs in respect of the fixed-floating rate swap provider;

         o If due to a change in law it becomes illegal for the fixed-floating rate swap provider to make or receive payments or comply with any other material provision of its fixed-floating rate swap, each fixed-floating rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;

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         o    If the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A notes are redeemed as a result (and the issuer trustee is the affected party); or

         o If the fixed-floating rate swap provider breaches provisions of the fixed-floating rate swap relating to a rating downgrade.

         The issuer trustee may only terminate a fixed-floating rate swap with the prior written consent of the Class A note trustee. Each party may terminate a fixed-floating rate swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. Each fixed-floating rate swap provider acknowledges the appointment of the manager as manager of the fund and may exercise or satisfy any of the issuer trustee's rights or obligations under the fixed-floating rate swaps including entering into and monitoring transactions and executing confirmations.

FIXED-FLOATING RATE SWAP DOWNGRADE EVENTS

Australia and New Zealand Banking Group Limited (as a fixed-floating rate swap provider)

[INSERT ANZ F/F RATE DOWNGRADE EVENTS]

Deutsche Bank AG (as a fixed-floating rate swap provider)

If Deutsche Bank AG ratings fall below at least:

         o    A1 short term rating by Standard & Poor's; or

         o    A1 long term rating by Moody's,

Deutsche Bank AG must within 30 days of the downgrade:

         o enter into an agreement in support of the obligations under the fixed-floating rate swap provided that each rating agency has confirmed that the rating assigned to the notes by it will not be adversely affected by the downgrade following such collateral arrangements; or

         o transfer all rights and obligations in respect of the fixed-floating rate swap to a replacement counterparty whose unsecured and unsubordinated debt obligations have a short term rating of at least A1 by Standard & Poor's and a long term rating of at least A1 by Moody's; or

         o procure that its obligations with respect to the fixed-floating rate swap are guaranteed by a third party whose unsecured and unsubordinated debt obligations have a short term rating of at least A1 by Standard & Poor's and a long term rating of at least A1 by Moody's.

         o where Deutsche Bank AG procures a replacement counterparty in accordance with the above, each party to the fixed-floating rate swap will do all things reasonably

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              necessary to novate the relevant rights and obligations to the replacement counterparty.

         o if, at any time, Deutsche Bank AG transfers it rights and obligations under the fixed-floating rate swap in accordance with the above, Deutsche Bank AG shall be immediately entitled to any collateral which it has provided under any collateral agreement contemplated above.

         o the issuer trustee may only make withdrawals from any account into which collateral is provided by Deutsche Bank AG (the Collateral Account) if directed to do so by the manager and then only for the purpose of:

              o transferring obligations under the fixed-floating rate swap in accordance with the above;

              o refunding to Deutsche Bank AG any excess in the amount of any collateral deposited to the Collateral Account over the amount Deutsche Bank AG is required to maintain under any collateral agreement contemplated above;

              o withdrawing any amount which has been incorrectly deposited into the Collateral Account;

              o paying bank accounts debit tax or other equivalent taxes payable in respect of the Collateral Account; or

              o funding the amount of any payment due to be made by Deutsche Bank AG under the fixed-floating rate swap following the failure by Deutsche Bank AG to make that payment.

     The manager must direct the issuer trustee to, and the issuer trustee must, refund or pay to Deutsche Bank AG as described above as soon as such refund or payment is possible.

         o all interest on the Collateral Account will accrue and be payable monthly to Deutsche Bank AG.

National Australia Bank Limited (as a fixed-floating rate swap provider)

FIRST DOWNGRADE:  If the National's rating falls below:

         o    A+ long term rating or A-1 short term rating by Standard & Poor's;
              or

         o    A2 long term rating or P-1 short term rating by Moody's,

the National must within 5 days of the downgrade lodge a cash collateral amount in A$ for each outstanding transaction provided that Moody's has confirmed that the rating assigned to the notes will not be adversely affected by such collateral arrangements.

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SECOND DOWNGRADE:  If the National's rating falls to or below:

         o    A-2 short term rating by Standard & Poor's; or

         o    P2 short term rating by Moody's,

the National must within 5 days of the downgrade replace itself with a swap provider rated AAA or A-1 by Standard & Poor's and P-1 by Moody's. Until a replacement swap provider is arranged, the National will continue to lodge cash collateral amounts with a bank which has a short term rating of at least A-1 (Standard & Poor's) and P-1 (Moody's).

UBS Australia Limited (as a fixed-floating rate swap provider)

If UBSAL's rating falls below:

         o    A-1+ by Standard & Poor's; or

         o    Aa3 by Moody's

UBSAL must within 30 days of the downgrade:

         o replace itself with a party rated AAA or A-1+ by Standard & Poor's or Aaa or P-1 by Moody's subject to the same downgrade provisions; or

         o provide cash collateral sufficient to ensure the rating of the notes is not adversely affected. The cash collateral must be provided within 5 days if UBSAL ceases to be rated or is downgraded below A-1 by Standard & Poor's or below Aa3 by Moody's.

Westpac Banking Corporation (as a fixed-floating rate swap provider)

If, as a result of the withdrawal or downgrade of its credit rating by a rating agency, Westpac does not have any of the following:

         o    a long-term credit rating of at least AA- by Standard & Poor's;

         o    a short-term credit rating of at least A-1+ by Standard & Poor's;

         o    a short-term credit rating of at least P-1 by Moody's; or

         o    a long-term credit rating of at least A2 by Moody's,

(and in the case of a downgrade by Moody's, such a downgrade would, except for this clause adversely affect the rating of the notes), Westpac shall:

         a) within 30 business days of a downgrade of its long-term credit rating by Standard & Poor's to not lower than A- together with a downgrade of its short-term credit rating by Standard & Poor's to not lower than A-1 or the downgrade of its long-term credit rating by Moody's to not lower than A3, comply with paragraphs (c) to (e) or (f) below; or

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         b) within 5 business days of any other such withdrawal or downgrade of
         Westpac's short-term or long-term credit rating by the relevant rating agency not already covered in paragraph (a) above, comply with paragraphs (c) to (e) or (f) below;

or, in either case, within such greater period as is agreed to in writing by the relevant rating agency:

         c) lodge cash collateral with an Approved Bank to the account of the issuer trustee (to be used by the issuer trustee solely for the purpose of discharging Westpac's obligations under the fixed-floating rate swap) in an amount equivalent to the cash collateral amount. If on the last local business day in any subsequent week during the life of the fixed-floating rate swap the aggregate value of the cash collateral lodged pursuant to this paragraph (c) falls below the required cash collateral amount (such shortfall value hereinafter referred to as the "Shortfall"), Westpac shall (on demand) provide such further cash collateral to the issuer trustee equal to the Shortfall. Any interest earned on the cash collateral shall accrue to Westpac and will constitute additional cash collateral lodged by Westpac (and must be returned to Westpac in accordance with paragraphs (d) and (e) below). Westpac will pay any costs associated with lodgment of the cash collateral; or

         d) if on the last local business day in any week during the life of the fixed-floating rate swap the aggregate value of the cash collateral lodged by Westpac pursuant to paragraph (c) above (including any interest earned on the cash collateral) exceeds the required cash collateral amount (such excess value hereinafter referred to as the "Excess Collateral"), Westpac may give notice thereof to the issuer trustee requiring the return of the Excess Collateral. The issuer trustee must repay such Excess Collateral to Westpac within three local business days of receipt of such notice;

         e)       upon the occurrence of any of the following:

         o    the subsequent upgrade of :

              o either Westpac's long-term credit rating by Standard & Poor's to at least AA- or its short-term credit rating by Standard & Poor's to at least A-1+ ; and

              o the upgrade of its long-term credit rating by Moody's to at least A2 and short-term credit rating to at least P-1 by Moody's; or

         o the termination, cessation or conclusion of the fixed-floating rate swap,

Westpac may give notice thereof to the issuer trustee requiring the return of any cash collateral lodged by Westpac pursuant to paragraph (c) above (including any interest earned on the cash collateral) and not previously returned to Westpac pursuant to paragraph (d) above. The issuer trustee must, with the approval of the rating agencies (such approval not to be unreasonably withheld), repay all such cash collateral to Westpac within three local business days of receipt of such notice from Westpac;

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         f) at the cost of Westpac, enter into an agreement novating the fixed-floating rate swap to a replacement counterparty proposed by any of Westpac, the issuer trustee or the manager (if any) and which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating, assigned by it, to the notes or enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes. The issuer trustee shall return to Westpac all cash collateral lodged by Westpac pursuant to paragraph (c) above and not previously returned to Westpac pursuant to paragraph (d) above within one local business day of such novation or other arrangement (as the case may be).

         In this section Approved Bank means, in the case of single currency interest rate transactions a Bank which has a short-term rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and in the case of cross currency interest rate transactions, a bank which is located outside Australia which has a short-term rating of at least A-1+ by Standard & Poor's and P-1 by Moody's. The Approved Bank must be an entity that each rating agency confirms will not affect the rating of the notes.

TERMINATION PAYMENTS

         On the date of termination of a fixed-floating rate swap, a termination payment will be due from the issuer trustee to the relevant fixed-floating rate swap provider or from the relevant fixed-floating rate swap provider to the issuer trustee. The termination of a fixed-floating rate swap is not an event of default under the security trust deed.

         The termination payment in respect of a fixed-floating rate swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed-floating rate swap.

NO JOINTLY SUPPORTED OBLIGATIONS

         The obligations of each fixed-floating rate swap provider under its fixed-floating rate swap are separate and several from the obligations of the other fixed-floating rate swap provider under the other fixed-floating rate swap.

NEW FIXED-FLOATING RATE SWAP PROVIDERS

         The issuer trustee, at the direction of the manager, may in the future enter into fixed-floating rate swaps with new fixed-floating rate swap providers provided that each new fixed-floating rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such fixed-floating rate swaps to the fund.

THE CURRENCY SWAPS

         Collections on the housing loans and receipts under the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the

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Class A1 notes are denominated in United States dollars and the payment obligations of the issuer trustee on the Class A2 notes are denominated in Euros. To hedge this currency and interest rate exposure, the issuer trustee will enter into with the currency swap providers, a US$ currency swap agreement with respect to the Class A1 notes and a Euro currency swap agreement with respect to the Class A2 notes.

         Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

         Under the currency swaps, the issuer trustee will pay to the currency swap providers on each payment date an amount in Australian dollars equal to that portion of Principal Collections to be paid to the Class A1 noteholders as a payment of principal on the Class A1 notes and the Class A2 notes as described in "Description of the Class A1 Notes--Principal Distributions," and the currency swap providers are required to pay to, or at the direction of, the issuer trustee an amount denominated in United States dollars or Euros (as the case may be) which is equivalent to such Australian dollar payment. The equivalent United States dollar payment in respect of the Class A1 notes will be calculated using an exchange rate of US$[______] =A$1.00, which is fixed for the term of the US$ currency swap. The equivalent Euro payment in respect of the Class A2 notes will be calculated using an exchange rate of (euro)[*] = A$1.00, which is fixed for the term of the Euro currency swap.

         In addition, under the currency swaps, on each payment date the issuer trustee will pay to the currency swap providers the applicable A$ Class A Interest Amount which is calculated based on the Benchmark Rate and the currency swap providers will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A1 noteholders and in Euros to the Class A2 noteholders, which is calculated based on LIBOR and EURIBOR, respectively.

         If on any payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ or Euro floating rate payment as applicable, to be made by the currency swap providers on such payment date, will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

         The purchase price for the Class A1 notes will be paid by investors in United States dollars and the purchase price for the Class A2 notes will be paid by investors in Euros, but the consideration for the purchase by the issuer trustee of title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap providers the net proceeds of the issue of the notes in United States dollars or Euros (as applicable). In return the issuer trustee will be paid by the currency swap providers the A$ Equivalent of that United States dollar amount or Euro amount, as applicable.

TERMINATION BY THE CURRENCY SWAP PROVIDERS

         The currency swap providers shall have the right to terminate the applicable currency swap in the following circumstances:

         o if the issuer trustee fails to make a payment under the currency swaps within ten business days of its due date;

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         o    an Insolvency Event under the security trust deed occurs with respect to the issuer trustee in its personal capacity, unless the currency swap is novated to an acceptable third party so as not to cause a reduction or withdrawal of the rating of the notes within thirty business days of that event;

         o if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

         o the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts have been withheld, but only if all of the Class A notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, at a lesser amount, plus accrued interest to (but excluding) the date of redemption; or

         o where the security trustee enforces the security trust deed and declares the Class A notes immediately due and payable (and the issuer trustee is the affected party) following an event of default thereunder.

TERMINATION BY THE ISSUER TRUSTEE

         The issuer trustee will have the right to terminate a currency swap in the following circumstances:

         o where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without the entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;

         o an Insolvency Event under the security trust deed occurs in respect of the currency swap provider;

         o if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so

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

              that they are not triggered by the introduction of certain exchange controls by any Australian government body;

         o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes and the Class A Notes are redeemed as a result; or

         o if the currency swap provider breaches provisions of the currency swap related to a rating downgrade.

         The issuer trustee may only terminate the currency swap with the prior written consent of the Class A note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise its right only on the instructions of the note trustee and only after consultation between the currency swap provider and the Class A note trustee. The currency swap provider acknowledges the appointment of the manager as manager of the fund and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

[CURRENCY SWAP DOWNGRADE

         If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant designated rating agencies, the currency swap provider (or any applicable assignee or guarantor) has (a) a long-term credit rating of less than AA- by Standard & Poor's and a short-term credit rating of less than A-1+ by Standard & Poor's or (b) a long-term credit rating of less than A2 by Moody's and a short- term credit rating of less than P-1 by Moody's, and the issuer trustee does not receive written affirmation of the then current rating of the Class A1 notes, the currency swap provider must immediately notify the designated rating agencies and the issuer trustee and the currency swap provider must at its cost and within five local business days (or 30 local business days if the downgrade is to no less than a long-term credit rating of A- by Standard & Poor's and a short-term credit rating of A-1 by Standard & Poor's and a long-term credit rating of A3 by Moody's) of a downgrade (unless during this period, the currency swap provider and the issuer trustee receive written confirmation from Standard & Poor's and Moody's that such downgrade would not result in the notes either being downgraded or placed under review for possible downgrade):

         o enter into an agreement in support of the obligations under the currency swap provided that each rating agency has confirmed that the rating assigned to the notes by it will not be adversely affected by the downgrade following such collateral arrangements; or

         o transfer all rights and obligations in respect of the currency swap to a replacement counterparty whose unsecured and unsubordinated debt obligations have a long-term rating of at least AA- by Standard & Poor's and a short-term rating of at least A-1+ by Standard & Poor's or a long-term rating of at least A2 by Moody's and a short-term rating of at least P-1 by Moody's; or

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         o    procure that its obligations with respect to the currency swap are guaranteed by a third party resident outside Australia whose unsecured and unsubordinated debt obligations have a long-term rating of at least AA- by Standard & Poor's and a short-term rating of at least A-1+ by Standard & Poor's or a long-term rating of at least A2 by Moody's and a short-term rating of at least P-1 by Moody's; or

         o enter into such other arrangements which each designated rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

         Where the currency swap provider transfers its rights and obligations under the currency swap to a replacement counterparty in accordance with the above, the issuer trustee, at the direction of the manager, and each party to the currency swap will do all things reasonably necessary, at the cost of the currency swap provider, to novate the relevant rights and obligations to the replacement counterparty.

         If, at any time, the currency swap provider transfers its rights and obligations under the currency swap in accordance with the above, the currency swap provider shall be immediately entitled to any collateral which it has provided under any collateral agreement contemplated above (less any amount withdrawn in accordance with the following).

         The issuer trustee may only make withdrawals from any account into which collateral is provided by the currency swap provider (the Collateral Account) if directed to do so by the manager and then only for the purpose of:

         o transferring obligations under the currency swap in accordance with the above (including any costs of obtaining a replacement counterparty);

         o refunding to the currency swap provider any excess in the amount of any collateral deposited to the Collateral Account over the amount the currency swap provider is required to maintain under any collateral agreement contemplated above;

         o withdrawing any amount which has been incorrectly deposited into the Collateral Account;

         o paying bank accounts debit tax or other equivalent taxes payable in respect of the Collateral Account; or

         o funding the amount of any payment due to be made by the currency swap provider under the currency swap following the failure by the currency swap provider to make that payment.

         The manager must direct the issuer trustee to, and the issuer trustee must, refund or pay to the currency swap provider the amount of any payment which may be made to the currency swap provider as described above as soon as such refund or payment is possible.



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         All interest on the Collateral Account will accrue and be payable monthly to the currency swap provider providing the amount deposited to the Collateral Account is not less than the amount the currency swap provider is required to maintain under the collateral agreement contemplated above.]

TERMINATION PAYMENTS

         On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is not an event of default under the security trust deed.

         The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

         If the currency swap or any transaction under the currency swap is terminated, the issuer trustee must, (subject to bullet points 4 and 5 below) at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:

         o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap or any transaction under the currency swap will be paid in full when due in accordance with the supplementary bond terms notice and the currency swap;

         o the rating agencies confirm that such replacement currency swap will not cause a reduction or a withdrawal of the ratings of the Class A notes;

         o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under that transaction; and

         o the terms of the replacement currency swap are acceptable to the issuer trustee acting reasonably and taking into account the interests of the noteholders.

         If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so, it must:

         o direct the provider of the replacement currency swap to pay any up front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider as referred to in the first bullet point. To the extent that such premium is not greater than or

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              equal to the termination payment, the balance must be paid by the issuer trustee as an Expense of the fund; or

         o if the issuer trustee enters into a replacement currency swap in accordance with the above, the issuer trustee must direct the currency swap provider to pay any termination payments payable to the issuer trustee directly to the provider of the replacement currency swap as payment of and to the extent of any upfront premium payable by the issuer trustee to enter into the replacement currency swap in satisfaction of and to the extent of the currency swap provider's obligation to pay a termination payment to the issuer trustee.

CURRENCY SWAP PROVIDER

         The currency swap provider will be [*] [TO BE INSERTED WHEN APPOINTED]

WITHHOLDING OR TAX DEDUCTIONS

         All payments in respect of the Class A notes will be made without any withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law (whether imposed by the United States, Australia or any other jurisdiction) to make any such payment in respect of the Class A notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the Class A note trustee will be obligated to make any additional payments to holders of the Class A notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

         If the manager satisfies the issuer trustee and the Class A note trustee, immediately before giving the notice to the Class A noteholders as described in this section, that either:

         o on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes, the currency swaps, the payment funding facility, top-up funding facility or redraw funding facility any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

         o the total amount payable in respect of interest in relation to the housing loans for a Calculation Period ceases to be receivable, whether or not actually received by the issuer trustee during such Calculation Period;

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager

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will so certify to the issuer trustee and the Class A note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced, redeem all, but not some, of the notes at their then Invested Amounts, together with accrued interest to (but excluding) the date of redemption on any subsequent payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The Class A noteholders and the Class B noteholders may by Extraordinary Resolution elect that they do not require the issuer trustee to redeem the notes in the circumstances described in this section. The noteholders must notify the manager and the issuer trustee of their election not to require the issuer trustee to redeem the notes on or before the 21st day before the next payment date following their receipt of such proposed redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         If an event of default occurs under the security trust deed while the Class A notes or Class B notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Voting Secured Creditors in accordance with the provisions of the security trust deed, and will, if so directed by an Extraordinary Resolution of the Voting Secured Creditors enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents--The Security Trust Deed."

OPTIONAL REDEMPTION OF THE NOTES

         At the manager's direction, the issuer trustee must, having given not more than in the case of Class A notes, 60 nor less than 45 days' notice to the noteholders, in accordance with the applicable conditions of the notes, purchase or redeem all, but not some only, of the notes by repaying the Outstanding Principal Balance of the notes, together, in each case, with accrued interest to (but excluding) the date of repurchase or redemption, on any payment date falling on or after the earlier of:

         o the payment date on which the total Outstanding Principal Balance of all notes calculated and expressed in the A$ Equivalent is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes calculated and expressed in the A$ Equivalent; and

         o    the payment date falling in [*] 20[*],

provided that if the aggregate Outstanding Principal Balance of all Class A notes calculated and expressed in the A$ Equivalent on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been reinstated, the noteholders owning at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption; and provided further that the manager certifies to the issuer trustee and the Class A note trustee that the issuer trustee will be in a position on this payment date to discharge all its liabilities in respect of the notes, at their Outstanding Principal

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Balance, and any amounts which would be required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced.

FINAL MATURITY DATE

         The issuer trustee must pay the Outstanding Principal Balance, together with all accrued and unpaid interest in relation to each note on or by the final maturity date. The failure of the issuer trustee to pay the Outstanding Principal Balance, together with all accrued and unpaid interest within 10 Banking Days of the due date for payment will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

         Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Outstanding Principal Balance of that note must be finally discharged, upon the first to occur of:

         o the date on which the Invested Amount of the note is reduced to zero;

         o the date on which the note is redeemed as described under "--Redemption of the Notes of Taxation or Other Reasons" or "--Optional Redemption of the Notes";

         o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

         o the date on which all amounts received by the Class A note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent and all amounts payable to the Class B noteholders with respect to the enforcement of the security trust deed are paid to the Class B noteholders;

         o the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the fund in accordance with the master trust deed and the supplementary bond terms notice; and

         o    the final maturity date.

TERMINATION OF THE FUND

         The fund shall continue until, and shall terminate on its Termination Date.

PRESCRIPTION

         A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the Outstanding Principal Balance of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the Class A note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly

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given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

         The note trust deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A notes may take or consent to any action permitted to be taken by the Class A noteholders under the note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent shall be required to accomplish the following:

         o    modification of final maturity date;

         o alteration of principal payment payable or any alteration of the date or priority of redemption of Class A notes;

         o alteration of the interest rate or manner of payment of interest method of calculation, date of payment on the Class A notes;

         o    alteration of the currency of the Class A notes;

         o alteration of the required percentage of Invested Amount required to consent to or take action with respect to the Class A notes;

         o sanction of a compromise or arrangement proposed to be made between the issuer trustee and Class A noteholders with respect to the Class A notes;

         o assent to any modification of the provisions of the Class A notes, including the conditions or the provisions of any other transaction document;

         o discharge or exonerate the Class A note trustee from liability in respect of any act or omission for which the note trustee may have become responsible;

         o sanction a scheme or proposal for conversion of the Class A notes into shares or stock or cancellation of Class A notes;

         o direct the Class A note trustee to direct the security trustee to enforce the security under the security trust deed;

         o override any waiver by the Class A note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

         o removal of the current Class A note trustee or appointment of a new Class A note trustee; and

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         o    approve the costs and expenses of the Class A note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the Class A note trustee is entitled to be indemnified.

REPORTS TO NOTEHOLDERS

         No later than 2 Banking Days before each payment date, the manager will, in respect of the Calculation Period ending before that payment date, deliver to the principal paying agent, the Class A note trustee and the issuer trustee, a noteholder's report containing the following information:

         o the Invested Amount and Outstanding Principal Balance of each class of notes, including the Class B notes;

         o the interest payments and principal distributions on each class of notes;

         o    the Collections;

         o    the Interest Collections;

         o    the Principal Collections;

         o the aggregate of all redraws and top-up loans made during that Calculation Period;

         o the amount of funds withdrawn from the cash collateral account, if any, for that Calculation Period;

         o the balance of the cash collateral account after giving effect to all deposits and withdrawals from that account on the next payment date;

         o the aggregate amount of Realized Losses realized during the Calculation Period, if any;

         o the amount of Realized Losses, if any, during that Calculation Period allocated to each class of notes and any redraw funding facility and any top-up funding facility;

         o the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on the next payment date, divided by the aggregate initial Invested Amount of that class of notes;

         o    if required, the threshold rate as of that payment date;

         o    the interest rates on the notes for the related Interest Period;

         o scheduled and unscheduled payments of principal on the housing loans;

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         o    aggregate Outstanding Principal Balance of the fixed rate housing loans and the aggregate Outstanding Principal Balance of the variable rate housing loans;

         o    delinquency and loss statistics with respect to the housing loans;

         o LIBOR for the related Interest Period in respect of the Class A1 notes;

         o EURIBOR for the related Interest Period in respect of the Class A2 notes;

         o    the Class A Carry Over Charge Offs;

         o    the Class A Charge Offs;

         o    the Class B Carry Over Charge Offs;

         o    the Class B Charge Offs;

         o    the Redraw Charge Offs;

         o    the Carry Over Redraw Charge Offs;

         o    the Top-up Charge Offs;

         o    the Carry Over Top-up Charge Offs;

         o    the Required Cash Collateral; and

         o    the current cash collateral balance.

         Unless and until definitive Class A1 notes are issued, beneficial owners of the Class A1 notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

         Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the fund and the Class A1 notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of June, 2005.

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                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the note trust deed, are governed by the laws of New South Wales, Australia. The note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust created under the note trust deed is governed by New York law. A copy of the master trust deed and the mortgage origination and management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

         The issuer trustee will establish and maintain the fund bank accounts with an Approved Bank. The accounts will initially be established with Westpac Banking Corporation, which has a short-term rating of P-1 from Moody's and A-1+ from Standard & Poor's. Each bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the fund. These accounts will not be used for any purpose other than for the fund. These accounts will be interest bearing accounts.

         The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the fund shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the fund shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the fund's accounts shall be in Authorized Investments that will mature not later than the Banking Day preceding the applicable payment date.

LIQUIDITY RESERVE

CASH COLLATERAL AMOUNT

         On the issue date, the issuer trustee, at the direction of the manager, will issue liquidity notes to the liquidity noteholders having initial face value of A$[*] on the terms set out in a supplementary bond terms notice for liquidity notes. Any proceeds from the issue will be credited in the cash collateral account.

         The liquidity notes may be repaid from Principal Collections, but only to the extent that the aggregate Outstanding Principal Balance of all of the notes is zero or will be reduced to zero following any payments made on the relevant payment date.

         If after making all required payments on a payment date, on any payment date the amount of the cash collateral exceeds the higher of:

         o [*]% of the aggregate Outstanding Principal Balance of the housing loans secured by the mortgages or such other amount as the manager and designated rating agencies agree from time to time; and


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         o    [*]% of the total original Outstanding Principal Balance of all of the notes or such other amount as the manager and designated rating agencies agree from time to time,

the issuer trustee must (at the direction of the manager) on that payment date apply any surplus cash collateral in or towards payments to each liquidity noteholder of amounts payable under or in respect of the liquidity notes or interest payable in respect of each liquidity note in accordance with the supplementary bond terms notice relating to the liquidity notes.

         The amounts credited in the cash collateral account must be invested in Authorized Investments which are rated "AAA" or "A-1+" by Standard & Poor's and "Prime-1" or "Aaa" by Moody's or such other rating as may be approved by the designated rating agencies and which mature not later than the day preceding the applicable payment date.

         Income from Authorized Investments comprised in cash collateral does not constitute Collections and must be credited into the cash collateral account.

USE OF CASH COLLATERAL

         If on any payment date the manager determines that Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under clauses first through sixth of the Interest Collections Waterfall, the manager must direct the issuer trustee to apply cash collateral an amount equal to the lesser of the amount of such shortfall on such payment date and the balance of the cash collateral account which amount will then be applied to and become part of Collections available on the relevant Payment Date towards the payment of any deficiency in the order described in "Description of the Class A1 Notes--Interest Collections--Distribution of Interest Collections".

AMENDMENTS TO TRANSACTION DOCUMENTS

         The issuer trustee or the manager, with respect to the master trust deed,

         o may by way of supplemental deed alter, add to or modify the master trust deed or the supplementary bond terms notice; and

         the  issuer trustee or the manager,

         o may by way of supplemental deed entered into with the parties to the note trust deed alter, add to or modify the note trust deed or any other transaction document to which the note trustee is a party; or

         o subject to the preceding bullet point, with the consent of the Class A note trustee, alter, add to or modify any other transaction document (in so far as that amendment affects or relates to the fund), so long as such alteration, addition or modification was effected with consent of the noteholders or beneficiaries as described below or is:

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         o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

         o appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed including the fund;

         o in relation to the master trust deed, in the reasonable opinion of the issuer trustee or in relation to the note trust deed, in the reasonable opinion of the note trustee, neither prejudicial nor likely to be prejudicial to the interest of the noteholders or any beneficiary (in the case of the master trust deed only).

         The manager must provide a copy of all proposed amendments to any transaction document to each rating agency at least 5 Banking Days (or such period as may from time to time be agreed by the manager with each rating agency), in respect of the master trust deed or the supplementary bond terms notice, and not less than 10 Banking Days, in respect of the note trust deed, prior to the amendment taking effect.

         Except for an alteration, addition or modification as described above, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed or the supplementary bond terms notice is prejudicial or likely to be prejudicial to the interests of the noteholders or any beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior written consent of the noteholders of the fund or of the relevant beneficiary, as the case may be.

         Any modification of the note trust deed which serves to alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the reasonable opinion of the Class A note trustee, prejudicial or likely to be prejudicial to the Class A noteholders, may be made only with the sanction of Class A noteholders holding at least 75% of the aggregate Invested Amount of all Class A notes.

         The Class A note trustee may waive or authorize any breach or proposed breach of Class A notes or any of the transaction documents by the issuing trustee or determine that any condition, event or act which may constitute an event of default under the note trust deed shall not be so treated. However, this power can not be exercised by the Class A note trustee in

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

contravention of any express direction by Class A noteholders holding at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent.

THE ISSUER TRUSTEE

GENERAL

         The issuer trustee is appointed as trustee of the fund on the terms set out in the master trust deed and the supplementary bond terms notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the fund in accordance with the transaction documents. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager. The issuer trustee has appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011, as its agent upon whom process may be served.

         The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business insofar as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

         Under the master trust deed, each noteholder and each beneficiary:

         o    is not entitled to:

              o interfere with or question the exercise or non-exercise by the issuer trustee or the manager of any right or power in relation to the fund;

              o require transfer to it of any asset of the fund or exercise any rights, powers or privileges in respect of any assets of the fund;

              o negotiate with any mortgagor, the mortgage manager in respect of any mortgage or with any person providing a hedge or an enhancement to the fund;

              o take any proceedings of any nature, including against the issuer trustee, the manager, the Class A note trustee, the security trustee or any former issuer trustee, manager, Class A note trustee or security trustee or in respect of the fund, except to compel compliance with the transaction documents;

         o the noteholder is only a creditor of the issuer trustee in its capacity as a trustee of the fund to the extent of the notes held by that noteholder and is not entitled to, subject to the security trust deed, any other interest in the fund;

         o any obligations of the issuer trustee to the noteholders are contractual obligations and not fiduciary obligations.

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

         Under the master trust deed:

         o the issuer trustee has no duty, and is under no obligation, to investigate any accounts, management, control or activities of the manager, the mortgage manager or any other person or to inquire into or in any manner question or in any manner whatsoever seek to interfere with the management, control or activities of any such person;

         o in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the manager or the mortgage manager.

         The issuer trustee will only be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the fund.

ANNUAL COMPLIANCE STATEMENT

         The manager, on behalf of the issuer trustee, will deliver to the Class A note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the fund, to any person subject to any restrictions as it thinks fit; provided that the delegate is approved by the manager and a notice of delegation was given to the rating agencies.

         Except for the issuer trustee's own fraud, negligence or willful default, the issuer trustee will not be liable for any loss incurred as a result of any fraud, neglect or breach of duty by such delegate where the appointment of the delegate was made in good faith and using reasonable care, except where the delegate has acted or omitted to act at the express direction of the issuer trustee.

ISSUER TRUSTEE FEES AND EXPENSES

         The issuer trustee is entitled to a quarterly fee.

         The issuer trustee will be reimbursed out of the assets of the fund for all expenses incurred in connection with the performance of its obligations in respect of the fund, but not general overhead costs and expenses. These expenses will be the Expenses.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

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

REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as trustee after a direction from the manager in writing if:

         o an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

         o    an issuer trustee's Default has occurred and is continuing; or

         o effective control of the issuer trustee changes or the issuer trustee merges or consolidates with another entity without the resulting merged or consolidated entity assuming all issuer trustee's obligation under the transaction document.

         If the issuer trustee fails to retire within 30 days from the notice given to it by the manager, the manager may, by a deed poll executed by the manager, remove the issuer trustee from the office of the trustee.

         The issuer trustee will bear the reasonable costs of its removal. The issuer trustee will indemnify the manager and the fund for these costs.

         The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not have an adverse effect on the rating of the notes. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign on giving to the manager and each rating agency not less than three months' (or such other period as the manager and the issuer trustee may agree) notice in writing of its intention to do so.

         Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager (acting reasonably) and whose appointment will not have an adverse effect on the rating of the notes.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholder, income beneficiary, the manager or any other person or for any loss howsoever caused in respect of the fund or to any noteholder, income beneficiary, the manager or any other person, except to the extent caused by its fraud, negligence or willful default.

         The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the fund and in no other capacity. A liability arising under or in connection with the transaction documents or the fund is limited to and cannot be enforced against the issuer trustee by any person to a greater extent than the issuer trustee is entitled to recover through its rights of

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indemnity from the fund. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the fund. Noteholders, providers of support facilities and the other parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of the fund in any capacity other than as trustee of the fund and may not seek to have the issuer trustee wound-up, or prove in the winding-up of the issuer trustee (except in relation to the assets of the fund). The limitation will not apply to any obligation or liability of the issuer trustee if such liability arises from the issuer trustee's fraud, negligence or willful default. For these purposes a "willful default" does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the transaction documents, or which is required by law or a proper instruction or direction given to it by the Class A note trustee, a noteholder or Voting Secured Creditors in circumstances where they are authorized to do so.

         The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the income beneficiary. These include, but are not limited to, the following:

         o subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it;

         o the issuer trustee is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

         o the issuer trustee is not liable for any act, omission, misconduct, oversight, error of judgment, forgetfulness or want of prudence of the manager, the mortgage manager, the Class A note trustee, any paying agent, any calculation agent, the security trustee or any other delegate or agent or other person appointed by the issuer trustee or the manager and upon whom the issuer trustee is entitled to rely under the master trust deed (other than a related company of the issuer trustee), any attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee will be indemnified out of the assets of the fund against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the fund except for fraud, negligence or willful default.

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         The issuer trustee is also indemnified out of the assets of the fund against certain payments it may be liable to make under the UCCC. ME also indemnifies the issuer trustee in relation to the liability under the UCCC and the issuer trustee is required to first call on the indemnity from ME before calling on the indemnity from the assets of the fund.

THE MANAGER

POWERS

         The manager will have full and complete powers of management of the fund, including the administration and servicing of the assets which are not serviced by the mortgage manager, borrowings and other liabilities of the fund and the operation of the fund.

         The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

         The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

         The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

         The manager is entitled to a fee calculated monthly and equal to up to 0.75% per annum of the aggregate Outstanding Principal Balance of the Mortgages and up to 0.25% of the aggregate value of all other Authorized Investments held by the fund on the last day of each month. The fee is payable quarterly in arrears on the [ninth] day of [May, August, November and February].

         The manager will be indemnified out of the assets of the fund for any liability, cost or expense properly incurred by it in its capacity as manager of the fund, other than general overhead costs and expenses. These expenses are included in Expenses.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the issuer trustee may be entitled to a tax credit in respect of this increase.

REMOVAL OR RETIREMENT OF THE MANAGER

         The manager shall retire as the fund manager if the issuer trustee so directs in writing if an Insolvency Event has occurred and is continuing in relation to the manager or following a

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Manager's Default. The manager shall bear the costs of its removal after a
Manager's Default. The manager has agreed to indemnify the issuer trustee and the fund for those costs.

         If the manager fails to retire within 30 days from the notice given to it by the issuer trustee, the issuer trustee may, by the deed poll executed by the issuer trustee, remove the manager from the management of the fund.

         The manager may resign only if:

         o it gives the issuer trustee and each rating agency, a 3 months' (or such lesser period as the manager and the issuer trustee may agree) notice in writing of its intention to retire; and

         o a new manager acceptable to the issuer trustee and the rating agencies is appointed.

         On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the ratings of the Class A notes. Until a replacement manager is appointed, the issuer trustee may act as a manager and will be entitled to the manager's fee for the period it so acts.

LIMITATION OF MANAGER'S LIABILITY

         The principal limitations on the manager's liability are set out in full in the master trust deed.

         These include the following limitations:

         o the manager will be indemnified out of the fund in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the fund;

         o the manager is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

         o subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence the issuer trustee, the mortgage manager, the Class A note trustee, the security trustee, any paying agent, any calculation agent or any other agent or delegate appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under the master trust deed (other than a related company of the manager), any attorney, auditor, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager.

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THE MANAGEMENT SUPPORT DEED

         The manager will not have employees and therefore, pursuant to the management support deed, ME covenants with each of MEPM and the issuer trustee to provide MEPM, at ME's cost (but subject to payment of a fee described below) sufficient resources to enable MEPM to fully and properly perform the obligations, responsibilities and functions undertaken by MEPM under the master trust deed and any transaction document. These resources include computer systems, day-to-day funding requirements, expertise, office space, facilities and personnel. MEPM must pay out of its own funds to ME such fees as are agreed between them from time to time (not exceeding the actual amount of fees received by MEPM, as manager under the master trust deed including after satisfaction of, or provision for, all fees payable by MEPM to the mortgage manager) and at all times agreed. A default by MEPM in the payment of those fees will not entitle ME to terminate the management support deed or refuse to perform its obligations under the management support deed.

THE CLASS A NOTE TRUSTEE

         The Bank of New York will serve as the Class A note trustee. The principal corporate trust office of the Class A note trustee responsible for the administration of the fund is located at 101 Barclay Street, 21W, New York, New York 10286. The Class A note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the Class A note trustee must within a reasonable time prior to the employment of any agent give notice of such employment to the issuer trustee and the designated rating agencies. The Class A note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the fund against all loss, liability, expense, costs, damages, actions, proceedings claims and demands incurred by, or made against, the Class A note trustee in connection with its execution of the funds under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the Class A note trustee.

         The Class A note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The Class A note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States

         The Class A note trustee may resign after giving not less than 3 months' written notice to the issuer trustee, the manager, the security trustee and each designated rating agency. The issuer trustee may also remove the Class A note trustee in the following circumstances:

         o    if the Class A note trustee becomes insolvent;

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         o    if the Class A note trustee ceases its business; and

         o if the Class A note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the Class A note trustee does not remedy this failure within 14 days after the earlier of the following:

              o    the Class A note trustee becoming aware of this failure; and

              o receipt by the Class A note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or

              o if the Class A note trustee fails to satisfy any obligation imposed under the Trust Indenture Act of 1939 with respect to the fund or the note trust deed.

         The holders of 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent may require the issuer trustee to remove the Class A note trustee.

         Any resignation or removal of the Class A note trustee and appointment of a successor Class A note trustee will not become effective until acceptance of the appointment by a successor Class A note trustee and confirmation from Moody's (such confirmation not to be unreasonably withheld or delayed) that such appointment will not cause a downgrade, qualification or withdrawal of the then current ratings of the Class A notes. The manager is responsible for obtaining such confirmation from Moody's.

         The principal limitations on the Class A note trustee's liability are set out in full in the note trust deed but include that the Class A note trustee will have no liability under or in connection with the transaction documents other than to the extent to which the liability is able to be satisfied out of the property from which the Class A note trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Class A note trustee to the extent that it is not satisfied because, under the transaction documents or by operation of law, there is a reduction in the extent of the Class A note trustee's indemnification as a result of its own fraud, negligence or willful default.

THE SECURITY TRUST DEED

GENERAL

         Perpetual Trustee Company Limited having an office at Level 7, 9 Castlereagh Street, Sydney, NSW 2000 is the security trustee. Perpetual Trustee Company Limited's principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the fund assets in favor of the security trustee subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. The floating charge will secure the issuer trustee's

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obligations to the noteholders, the manager, the security trustee, counterparties under the interest rate and currency swaps, the Class A note trustee, the Class A note registrar, the calculation agent, the underwriters, each paying agent, each payment funding facility provider, each redraw funding facility provider, each top-up funding facility provider, the liquidity noteholder and each provider of credit enhancement. These secured parties are collectively known as the SECURED CREDITORS.

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company. In this program the charge is not fixed with respect to any assets or class of assets.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the fund subject to the floating charge, except in the ordinary course of its business, and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the fund assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the fund assets will crystalize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed. On crystalization of the floating charge, the issuer trustee may not deal with the assets of the fund without the consent of the security trustee.

THE SECURITY TRUSTEE

         The security trustee is appointed to act as trustee on behalf of the Secured Creditors and holds the benefit of the charge over the trust assets in trust for each Secured Creditor on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Secured Creditors or class of Secured Creditors, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the Class A note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders or other Secured Creditors.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

         o The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

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         o    The security trustee has no duties or responsibilities except those expressly set out in the security trust deed.

         o Any action taken by the security trustee under the security trust deed binds all the Secured Creditors.

         o The security trustee in its capacity as a Secured Creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Secured Creditors or acting as trustee for the holders of securities or interests of the issuing trustee as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Secured Creditors.

EVENTS OF DEFAULT

         Each of the following is an event of default under the security trust deed:

         o the issuer trustee fails to pay Secured Moneys within 10 Banking Days of the due date;

         o the issuer trustee or the manager fails to perform any material obligation (other than the payment of money) and such default has not been remedied within 10 Banking Days of the issuer trustee or the manager (as the case requires) receiving notice from the security trustee specifying the breach and requiring the same to be rectified;

         o any representation or warranty is proved to be untrue in any material respect;

         o the issuer trustee or the manager breaches any material undertaking or fails to comply with any material condition;

         o an Insolvency Event occurs in relation to the issuer trustee other than for a reconstruction approved by the manager and the security trustee and provided that each rating agency has confirmed in writing that such reconstruction will not have an adverse effect on the rating of the notes;

         o any encumbrance over any mortgaged property becomes enforceable or any floating security becomes fixed;

         o an investigation into the affairs of the issuer trustee in relation to the fund is directed or commenced under any statute;

         o any secured document is claimed to be void, voidable or unenforceable;

         o the issuer trustee or the manager repudiates any secured document to which it is a party;

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         o    any of the assets of the fund becomes vested or distributed otherwise than in accordance with the relevant supplementary bond terms notices without the prior consent of the security trustee;

         o any material breach of trust in relation to the fund occurs or the issuer trustee loses to a material extent its right of indemnity against the assets of the fund;

         o the assets of the fund are materially diminished as a result of the act or omission of the issuer trustee;

         o without the prior consent of the security trustee, the fund is wound up or the issuer trustee is required to wind-up the fund; and

         o    the security created by the charge loses its priority.

         Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Secured Creditors and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Secured Creditors, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of Extraordinary Resolution of Voting Secured Creditors regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

         The security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed.

         Neither the security trustee nor the manager may call a meeting of Voting Secured Creditors while the Noteholder Secured Creditors are the only Voting Secured Creditors unless the Noteholder Secured Creditors otherwise consent.

         The security trustee must promptly convene a meeting of the Voting Secured Creditors after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Secured Creditor or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or

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representing other persons who hold, Secured Moneys shall have one vote except that the Class A note trustee shall represent each Class A noteholder who has directed the Class A note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every A$100 or its equivalent, but not part thereof, of the Secured Moneys calculated and expressed in the A$ Equivalent that he holds or in which he is a representative.

         A resolution of all the Voting Secured Creditors, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notice in writing which have been signed by all of the Voting Secured Creditors and such instrument shall be effective upon presentation to the security trustee for entry into the records.

ENFORCEMENT OF THE CHARGE

         A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Secured Creditors present in person or by proxy or a written resolution signed by all of the Voting Secured Creditors is required to direct the security trustee to do any or all of the following:

         o    declare the charge to be immediately enforceable;

         o    declare all Secured Moneys immediately due and payable;

         o give notice to convert the floating charge to a fixed charge over any or all of the fund assets; or

         o appoint a receiver over the fund assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

         If the Noteholder Secured Creditors are 75% or more of the total Secured Moneys calculated and expressed in the A$ Equivalent, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Secured Creditors, including enforcing the charge. Any consent or direction of the Noteholder Secured Creditors requires the approval of noteholders representing greater than 50% of the Invested Amount of the notes. No Secured Creditor is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

THE CLASS A NOTE TRUSTEE AS VOTING SECURED CREDITOR

         The Class A note trustee may, without the consent of the Class A noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The Class A note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent. Any such modification, waiver, authorization or determination shall be binding on the Class A noteholders and, if the Class A note trustee so requires, any such


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modification shall be notified by the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

         If an event of default under the security trust deed occurs and is continuing, the Class A note trustee shall deliver to each Class A noteholder notice of such event of default within 90 days of the date that the Class A note trustee became aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the Class A notes, the Class A note trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors determines in good faith that withholding the notice is in the interests of the Class A noteholders.

         The rights, remedies and discretion of the Class A noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the Class A note trustee on behalf of the Class A noteholders, and the security trustee may rely on any instructions or directions given to it by the Class A note trustee as being given on behalf of the Class A noteholders without inquiry about compliance with the note trust deed.

         The Class A note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent and then only if the Class A note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

         If any of the Class A notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the Class A note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to enforce the charge created by the security trust deed or to, dispose of the mortgaged property unless either:

         o a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes;

         o the Class A note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Class A note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

         o the Class A note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent.

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LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the Voting Secured Creditors in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

         If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors (other than the Class A note trustee) to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

         The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Secured Creditors. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:

         o first, in payment of all amounts which, to the extent required by law, have priority over payments specified in the balance of these bullet points;

         o    second, to pay pari passu:

              o any fees and any other expenses due to the issuer trustee, the security trustee or the Class A note trustee;

              o any fees and any other expenses due to the principal paying agent, calculation agent and note registrar;

              o    the receiver's remuneration;

         o third, to pay all costs, charges and disbursements properly incurred in the exercise of any power by the security trustee, the Class A note trustee, a receiver or an attorney;

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         o    fourth, to pay such other expenses in relation to the fund or the mortgaged property as the receiver or the security trustee thinks fit to pay;

         o fifth, to pay holders of other prior ranking encumbrances of which it is aware in the order of their priority;

         o    sixth, to pay (pari passu and rateably):

              o    all Secured Moneys owing to enhancement providers;

              o    all Secured Moneys owing to the Class A noteholders;

              o all Secured Moneys owing to each currency swap provider and fixed-floating rate swap provider;

              o    Secured Moneys owing to the redraw funding facility provider;

              o    Secured Moneys owing to the top-up funding facility provider;

         o seventh, to pay all Secured Moneys owing to the Class B noteholders;

         o eighth, pari passu and rateably, in payment of or towards satisfaction of all amounts not covered above owing to any other Secured Creditors;

         o ninth, to pay the holders of subsequent encumbrances over the mortgaged property of which the security trustee is aware, in order of their priority; and

         o tenth, the surplus, if any, shall be paid to the issuer trustee to be distributed in accordance with the terms of the master trust deed but shall not carry interest as against the security trustee.

         The surplus will not carry interest. If the amount of moneys available for distribution is less than the total amount of secured moneys outstanding, the security trustee may invest such moneys in authorized investments.

         Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. Upon the charge becoming enforceable, the security trustee shall be entitled to a fee based on time costs of employees of the security trustee relating to the enforcement of the charge based on the security trustee's usual rates for such employees. Such fee may be retained from the proceeds of the mortgaged property and payable in arrears on the same dates as the issuer trustee's fee under the master trust deed.

         These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or willful default on the part of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee may retire on not less than 3 months' notice in writing to the issuer trustee, the Class A note trustee and the rating agencies if a successor security trustee is appointed. Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Secured Creditors may remove the security trustee at any time and the manager may remove the security trustee:

         o upon the commencement of the winding-up or the appointment of a receiver, administrator or analogous person to the security trustee in its personal capacity;

         o if the security trustee ceases business; o if the security trustee enters into a compromise or arrangement with its creditors;

         o if the security trustee fails to remedy any material breach within 14 days after written notice by the manager;

         o if, without the prior written consent of the manager, there occurs a change in the effective control of the security trustee, a change in the effective management of the security trustee such that the security trustee is no longer able to fulfill its duties and obligations, or the establishment of a fund under which a third party becomes a beneficial owner of any of the security trustee's rights under the security trust deed.

         Upon notice of resignation or removal, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Secured Creditors. The appointment shall be notified by the manager to the Secured Creditors as soon as practical.

         If the security trustee retires by notice and no new security trustee has been appointed by the expiry of the notice, the retirement of the security trustee shall become effective upon expiry of the notice and the manager shall act as interim security trustee until a new security trustee is appointed.

         No appointment shall become effective until the manager has received confirmation by the designated rating agencies that such appointment will not cause a down grading, qualification or withdrawal of the then current ratings of the notes.

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

AMENDMENT

         The issuer trustee, the Class A note trustee and the security trustee may, following the giving of at least 5 Banking Days' notice to each rating agency, and with the written approval of the manager, and the Noteholder Secured Creditors, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation, is neither prejudicial or likely to be prejudicial to the interests of Secured Creditors as a whole, or does not affect the rating of the notes by each rating agency. If the amendment is prejudicial or likely to be prejudicial to the interests of the Secured Creditors or a class of Secured Creditors, an Extraordinary Resolution of the Voting Secured Creditors or relevant class of Secured Creditors, as applicable, is required.

THE MORTGAGE ORIGINATION AND MANAGEMENT AGREEMENT

GENERAL MANAGEMENT OF MORTGAGES

         The issuer trustee and the manager appoint the mortgage manager to exercise various powers and discretions and perform various obligations in relation to the housing loans and the mortgages.

         The mortgage manager is required to manage each mortgage with the same degree of skill and care as would be used by a responsible and prudent mortgagee and in accordance with:

         o    the mortgage origination and management agreement;

         o the requirements of any mortgage insurance policy covering the Mortgage; and

         o    the Agreed Procedures.

         The mortgage manager may delegate its duties and obligations under the mortgage origination and management agreement to any agent, attorney or delegate. The mortgage manager remains liable to the issuing trustee for any acts or omissions of any person appointed as its attorney, agent or delegate, except for the acts or omissions of the approved solicitor or the approved valuer, provided these persons are appointed in accordance with the Agreed Procedures.

         The mortgage manager must comply with all reasonable directions of the issuer trustee and the manager as to the performance of the mortgage manager's obligations. In the absence of such directions, it must use its own judgment, skill and discretion in performance of its obligations.

ENFORCEMENT OF MORTGAGES

Collection and Enforcement Procedures

         The mortgage manager must monitor any failure by the mortgagor to pay any loan installment due or any event of default occurring under any mortgage document.

         Actions taken by the mortgage manager in relation to delinquent housing loans will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

         o    arrears history;

         o    equity in the property; and

         o    arrangements made with the mortgagor to meet overdue payments.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by the mortgage manager. This includes, if the mortgage manager obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery actions are overseen by the mortgage manager's collections staff in conjunction with appointed legal advisors. A number of sources of recovery are pursued including the following:

         o    voluntary sale by the mortgagor;

         o payment arrangements negotiated with mortgagor/s and/or any guarantors;

         o    mortgagee sale; and

         o    claims on mortgage insurance.

         It should be noted that the mortgage manager reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

Collection and Enforcement Process

         Mortgagors are initially telephoned or notified by mail when their loan falls into arrears. Reminder letters are sent to mortgagors at regular intervals within the first 30 days after falling into arrears. If the mortgagor has not made any arrangements to correct the arrears position after 30 days, the mortgage manager is able to serve a notice of default. Collections officers oversee and consent to the appropriate action to be taken by the mortgage manager.

         When a housing loan reaches 30 days delinquent, if required, a statutory default notice is issued and appropriately served on the mortgagor advising the mortgagor that if the matter is not rectified within a period of 31 days, the mortgage manager is entitled to commence enforcement proceedings without further notice. Once the statutory default notice has expired, the mortgage manager may take possession of property in accordance with applicable laws. An appraisal and valuations are obtained and a reserve price/listing price is set for sale by way of auction or private treaty. These time frames assume that the mortgagor has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the mortgage manager and the mortgage insurers.

         It should also be noted that the mortgage manager's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgage manager such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgage manager to exercise its power of sale and final completion of the sale.

         The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

REDRAW FUNDING FACILITY

         Under the redraw funding facility and in order for the issuer trustee to fund redraws which are not covered by application of Collections which represent prepayments of principal, Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3 provides, loans to the fund which are evidenced by the issuance of redraw funding facility notes. The payments made by the fund pursuant to the supplementary bond terms notice with respect to repayment of the redraw funding facility notes (together with interest thereon) will be used by Origination Fund No. 3 to repay Origination Fund No. 3's liabilities. The terms and conditions contained in the redraw funding facility, the supplementary bond terms notice and the security trust deed govern the issuance and repayment of these notes.

         The redraw funding facility may only be used to fund redraws which are not covered by application of Collections which represent prepayments of principal. The proceeds of any funding portion under the redraw funding facility must not be used to provide funds under a loan redraw to the extent that would cause the principal outstanding under the housing loan to exceed the scheduled principal amount outstanding under the housing loan on the day that the redraw is made available. The outstanding moneys under the redraw funding facility must be repaid in full by the termination date of such redraw facility or as set out in the transaction documents.

         Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A1 Notes--Distribution of Interest Collections". Principal is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A1 Notes--Distribution of Principal Collections".

TOP-UP FUNDING FACILITY

         Under the top-up funding facility, and in order for the issuer trustee to fund top-up loans which are not covered by application of Collections which represent repayments or prepayments of principal, Perpetual Trustees Australia Limited, in its capacity as trustee of Origination Fund No. 3, provides loans to the fund which are evidenced by the issuance of top-up funding facility notes. The terms and conditions contained in the top-up funding facility, the supplementary bond terms notice and the security trust deed govern the issuance and repayment of these notes.

         The top-up funding facility may only be used to provide funds requested for an approved top-up loan if there are insufficient Collections which represent repayments or prepayments of principal to do so.

         Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A1 Notes--Distribution of Interest Collections". Principal is payable in the order of priorities as provided in the supplementary bond terms notice as described above under "Description of the Class A1 Notes--Distribution of Principal Collections".

         The top-up funding facility may be suspended at any time by Origination Fund No. 3. However, this will not affect any obligations of Origination Fund No. 3 to fund top-up loans approved by the manager prior to giving such notice.

MORTGAGE MANAGER DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience of the portfolio of residential mortgage loans originated and managed by the mortgage manager. The statistics exclude loans in Origination Funds No. 1, No. 2 and No. 3 for as long as they were in such funds and, for the month ending March 31, 1999, SMHL Private Placement Fund No. 1, SMHL Private Placement Fund No. 2 and SMHL Private Placement Fund No. 3.

                    SMHL RESIDENTIAL MORTGAGE LOAN PORTFOLIO


                            MAR 31,      MAR 31,      MAR 31,    MAR 31,       MAR 31,     MAR 31,      MAR 31,      MAR 31,
                             1997         1998         1999       2000          2001        2002         2003         2004
                           -------      -------      -------    ---------    ---------    ---------    ---------    ---------
Outstanding Balance
(A$000's) ................ 555,000      888,000      886,800    1,739,500    3,195,500    4,305,100    6,081,072    8,416,874
Number of loans ..........   5,840        9,161        9,654       17,940       31,920       41,430       54,410       72,147
% of Delinquent Loans:
30 to 59 days ............  1.0377%      0.1506%      0.4017%      0.2599%      0.3797%      0.1932%      0.1824%      0.1963%
60 to 89 days ............  0.1167%      0.1568%      0.0411%      0.0981%      0.1019%      0.0416%      0.0497%      0.0307%
90 days or more ..........  0.1628%      0.0877%      0.2345%      0.1066%      0.1555%      0.0677%      0.0440%      0.0312%
Total Delinquencies ......  1.3172%      0.3950%      0.6773%      0.4645%      0.6371%      0.3025%      0.2761%      0.2582%
Foreclosures .............  0.0332%      0.0427%      0.0685%      0.0218%      0.0329%      0.0047%      0.0071%      0.0024%
Losses before ............  0.0028%      0.0108%      0.0151%      0.0002%      0.0013%      0.0003%      0.0001%      0.0000%
                           -------      -------      -------    ---------    ---------    ---------    ---------    ---------
Losses after Mortgage
Insurance*................    0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
                           =======      =======      =======    =========    =========    =========    =========    =========

--------------
   * Losses before Mortgage Insurance and Losses after Mortgage Insurance for each period are expressed as a percentage of the average outstanding balance for the period.


         There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the mortgage manager's residential mortgage portfolio set forth in the foregoing table. The statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the mortgage manager. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and foreclosures with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and foreclosures would increase.

CUSTODY OF DOCUMENTS

         The mortgage manager must promptly deliver or cause to be delivered to the issuer trustee all mortgage documents which come in its possession, except where the issuer trustee consents to the mortgage manager holding the documents.

REPRESENTATIONS BY THE MORTGAGE MANAGER

         The mortgage manager makes various representations and warranties in relation to each mortgage, including the representations and warranties made pursuant to the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, as set forth under the heading "Description of the Assets of the Fund--Representations and Warranties Regarding the Housing Loans".

         Upon creation of each fund, the mortgage manager must certify to the issuer trustee and the manager of various matters, including confirmation of receipt of solicitor's certificate and that, to the best of its knowledge, all representations and warranties above are true in relation to the mortgages.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the manager determines that any representation or warranty by the mortgage manager in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, the mortgage manager will be obligated at the request of the manager to either (at the election of the manager) repurchase the mortgage, repurchase and substitute or substitute the mortgage, as set forth under the heading "Description of the Assets of the Fund--Breach of Representations and Warranties".

COLLECTIONS

         The mortgage manager must ensure that all money paid or payable in connection with any mortgage or received, receivable or realized in connection with the enforcement of any defaulting mortgage are deposited in an account in the name of the issuer trustee designated by the manager from time to time.

MAINTENANCE OF RECORDS

         The mortgage manager must keep all accounting and other records which correctly records and explains:

         o    the origination and settlement of each mortgage;

         o    the entering into all mortgage documents;

         o    all payments made or received in connection with each mortgage;

         o all actions taken in exercise of any power granted to it under the agreement; and

         o    the financial position at any time in relation to each mortgage.

         All records described above are property of the issuer trustee. The mortgage manager must give adequate access to the records to the issuer trustee and the manager, including producing any books for inspection, taking copies and provision of computer access.

REPORTS

         The mortgage manager must provide to the manager periodic reports as required by the Agreed Procedures. It must also notify the manager promptly upon becoming aware of any event or circumstance which it reasonably considers likely to have material adverse effect on its ability to comply with its obligations under the mortgage origination and management agreement.

MORTGAGE MANAGER'S FEES AND EXPENSES

         The mortgage manager will receive a fee for servicing the housing loans as agreed between the manager and the mortgage manager from time to time.

         The mortgage manager must pay from such fee all costs and expenses incurred in connection with performing of its obligations under the mortgage origination and management agreement, except for costs, expenses or disbursements incurred in performance of the mortgage managers' obligations relating to the enforcement of a housing loan or a mortgage or provisions of the mortgage insurance.

INDEMNITY

         The mortgage manager fully indemnifies the issuer trustee and the manager against all losses, liabilities, costs and expenses incurred by either of them as a result of:

         o    any negligence fraud or breach of duty by the mortgage manager;

         o any breach by the mortgage manager of the mortgage origination and management agreement; and

         o any breach by the mortgage manager of any representations and warranty contained in the mortgage origination and management agreement.

ASSIGNMENT BY THE MORTGAGE MANAGER

         The mortgage manager may assign or transfer its rights under the mortgage origination and management agreement to its related body corporate with prior written consent of the issuer trustee and the manager and, if so required by the manager, after notifying all mortgagors in writing of the assignment or transfer.

TERMINATION OF MORTGAGE ORIGINATION AND MANAGEMENT AGREEMENT

         The manager, on the issuer trustee's behalf, may terminate the mortgage origination and management agreement immediately by notice in writing if:

         o the mortgage manager breaches any of its obligations under the mortgage origination and management agreement and does not remedy the breach within 10 Banking Days of the notice from the issuer trustee or the manager of such breach;

         o any representation or warranty given by the mortgage manager proves to be untrue in any material respect;

         o    an event of insolvency occurs in respect of the mortgage manager;
              or

         o it becomes unlawful for the mortgage manager to perform its duties under the mortgage origination and management agreement.

         The mortgage manager may terminate the mortgage origination and management agreement by giving at least 3 months' notice to the issuer trustee and the manager.

PAYMENT FUNDING FACILITY

         Under the payment funding facility, Perpetual Trustees Australia Limited as trustee for the Origination Fund No. 3 agrees to provide to the issuer trustee a funding facility to fund any shortfall between the amount payable by the issuer trustee to any future fixed-floating rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage.

         In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the Class A1 Notes--Threshold Rate," the manager may direct the issuer trustee to increase the amount of the principal outstanding under the payment funding facility, through the issuance of payment funding facility notes, to cover threshold rate shortfalls under the terms of the supplementary bond terms notice.

         Perpetual Trustees Australia Limited has no obligation to provide any funding requested by the manager. As of the closing date, the payment funding facility will not provide additional liquidity enhancement to the fund because there will be no outstanding payment funding facility notes.

USE OF FUNDING PORTIONS

         The issuer trustee must invest the funding portion in the Authorized Investments which are rated "AAA" or "A-1+" by Standard & Poor's and "Prime-1" or "Aaa" by Moody's, or such other rating as any rating agency may approve from time to time, and which mature not later than the Banking Day preceding the applicable payment date.

INTEREST

         Interest payable under the payment funding facility is equal to the net income derived from the investment of the net proceeds, for that payment period, of all outstanding funding portions less any payments made to a fixed-floating rate swap or enhancement provider as contemplated in the payment funding facility. Interest is payable in the order of priorities as provided in the supplementary bond terms notice as described in "Description of the Class A1 Notes--Interest Collections--Distribution of Interest Collections".

REPAYMENT OF NOTES ISSUED UNDER THE PAYMENT FUNDING FACILITY

         If, on any Banking Day, the manager determines that the amount of payment funding notes outstanding in respect of the payment funding facility is greater than the amount agreed from time to time between the manager and each rating agency, then the issuer trustee must apply so much of the principal outstanding under the payment funding facility so the principal outstanding immediately after the repayment will not cause the downgrade or withdrawal of the ratings of the Class A or Class B notes.

TERMINATION

         The payment funding facility can only be terminated after either:

         o the total Outstanding Principal Balance of all notes is zero or will be zero following any payments made on the relevant payment date; or

         o each rating agency advises the manager in writing that the payment funding facility is no longer necessary to maintain the ratings of the notes.

INDEMNITY

         The issuer trustee indemnifies the noteholder under the payment funding facility and MEPM as manager for the Origination Fund No. 3 against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the noteholder under the payment funding facility and MEPM as manager for the Origination Fund No. 3, as the case may be, or an attorney pays, suffers, incurs or is liable for (including any amount incurred by reason of the liquidation or redeployment of funds) in respect of the funding portion not being made available for any reason other than any default of the noteholder under the payment funding facility or MEPM as the manager of the Origination Fund No. 3, or any repayment or prepayment of the funding portion made on any day other than the relevant payment date.

         The obligations of the issuer trustee in respect of the indemnity are limited to the funding portions invested in the Authorized Investments as described above.

ASSIGNMENT AND CHANGES IN LENDING OFFICE

         Neither Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility nor MEPM as the manager of the Origination Fund No. 3 may assign any of its rights or transfer by novation any of its rights and obligations under the payment funding facility or any payment funding note thereunder without the prior written consent of the other parties and a prior written notice of such assignment been given to each rating agency. Further, neither the issuer trustee nor the manager may assign any of its rights or obligations under the payment funding facility or any payment funding note thereunder, the security trust deed or the supplementary bond terms notice without the prior written consent of MEPM as the manager of the Origination Fund No. 3, Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility, and each rating agency. Perpetual Trustees Australia Limited or any person entitled to be registered as a note holder in accordance with the payment funding facility may change its lending office at any time and must promptly notify the issuer trustee and the manager of any such change. If MEPM as the manager of the Origination Fund No. 3 or Perpetual Trustees Australia Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility assigns or transfers any of its rights or obligations under the payment funding facility or any payment funding note thereunder, the security trust deed or the supplementary bond terms notice or changes its lending office, then the issuer trustee is not required to pay any net increases in the aggregate amount of costs, taxes, fees or charges which:

         o are a direct consequence of the transfer or assignment or a change of lending office; and

         o Perpetual Trustees Australia Limited or any person entitled to be registered as a note holder in accordance with the payment funding facility or MEPM as the manager of the Origination Fund No. 3 as the case may be, or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments and redraws, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by ME. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the fund, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

         o    refinancing by mortgagors with other financiers;

         o product enhancements which require the loan to be removed from the trust;

         o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

         o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

         o repurchase by ME as a result of a breach by the mortgage manager of certain representations, less the principal balance of any related substituted loan, if any;

         o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

         o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes.

         The prepayment amounts described above are reduced by:

         o Principal Collections used to make payments under the interest collections waterfall;

         o    Principal Collections used to fund redraws and top-up loans;

         o repayment of redraw funding facility advances and top-up funding facility advances; and

         o the Principal Collections retained in the cash collateral account pursuant to the principal collections waterfall.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

         o    the degree to which a note is purchased at a discount or premium;
              and

         o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

         A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes. It is important to highlight, however, that borrowers who prepay fixed rate housing loans will be subject to prepayment penalties.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

         Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

         The model used in this prospectus is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 11.2% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of such mortgage loans and an additional approximate 0.988% per annum in each month thereafter until the eighteenth month. Beginning in the eighteenth month and each month thereafter during the life of such mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 28% per annum each month.

         As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption i.e., no prepayments; correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption (i.e., a CPR of 14% in the first month, increasing by approximately 1.235% until the eighteenth month and a CPR of 35% beginning in month eighteen and each month thereafter), and so forth.

         The manager does not believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

         The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

         For the purpose of the following tables, it is assumed that:

         o the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:

                       INITIAL         GROSS                          REMAINING
                      PRINCIPAL       INTEREST     ORIGINAL TERM       TERM TO
                        AMOUNT          RATE        TO MATURITY        MATURITY
   POOL NUMBER           (A$)            %           IN MONTHS        IN MONTHS
   -----------        ---------       --------     -------------      ---------
        1                     $
        2                     $             %
        3                     $             %
        4                     $             %
        5                     $             %
   -----------        ---------       --------     -------------      ---------
      TOTAL                   $             %


         o    the cut-off date is the close of business on August [*], 2004;

         o    closing date for the notes is September [*], 2004;

         o payments on the notes are made on the payment date, regardless of the day on which payment actually occurs, commencing in [*] 2004 and are made in accordance with the priorities described in this prospectus;

         o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

         o payments are scheduled monthly and the scheduled monthly payments of principal and interest on the housing loans will be timely delivered evenly throughout the month with 30 days' interest on the payment and each calculation period equals 90 days assuming a 360 day year;

         o there are no redraws, top-up loans, substitutions or payment holidays with respect to the housing loans;

         o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

         o principal and interest collections for the first payment date are principal and interest collections received in full for the months of [*], [*], [*], [*] and [*];

         o principal collections are distributed according to the rules of distribution set forth in this prospectus;

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


         o    all payments under the swaps are made as scheduled;

         o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

         o    the exchange rate is US$[*]=A$1.00.

         It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

         In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

         o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

         o    summing the results, and

         o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.





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


                      PERCENT OF INITIAL PRINCIPAL BALANCE

                                                                   CLASS A1 NOTES
                                    -----------------------------------------------------------------------------
SCENARIO                              0%           50%           75%           100%          125%          150%
--------                              --           ---           ---           ----          ----          ----
Payment Date
Initial Percent

























Weighted Average Life:
----------------------
     To Call (Years)
     To Maturity (Years)


* Indicates a value of less than 0.5% but greater than zero.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Class A1 notes, after being exchanged pursuant to the US$ currency swap, will amount to A$[*] before commissions and discounts to the underwriters and will be used by the issuer trustee to acquire title to the housing loans and related mortgages from SMHL Warehousing Trust 2004-1.

                       LEGAL ASPECTS OF THE HOUSING LOANS

         The following discussion is a summary of the material legal aspects of Australian residential housing loans and mortgages in the relevant States and Territories of Australia. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the mortgagee.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Another form of title is "Crown-leasehold". The housing loans in the proposed housing loan pool are all secured by land that is subject to either Torrens title or Crown-leases which are not subject to the Torrens title system.

TORRENS TITLE

         Torrens title land is freehold or leasehold title, interests in which are created by registration in the central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States and Territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title.

         Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the relative position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "stratum title" or "urban leasehold".

STRATA TITLE

         "Strata title" was developed to enable the creation of and dealings with apartment units similar to condominiums in the United States. The rights and obligations of the apartment owners are governed by strata title legislation in the State or Territory in which the property is situated. Some parts of the legislation (for example the rules governing the conduct of the building) can be varied for a particular strata scheme when the scheme is first created and registered, or by agreement of the requisite majority of the apartment owners following registration. Each proprietor has title to, and may freely dispose of, their apartment unit. The building itself and the land, and public parts of the building such as stairwells, entrance lobbies and similar, are known as "common property" and are held on a separate title and owned by the "body corporate" or "owners' corporation". All proprietors are members of the body corporate, which manages and administers the strata scheme and levies members for costs of maintenance, insurance and the like. The body corporate can enforce the levy as a debt and has statutory rights enforceable against any assignee of an apartment owner. "Stratum title" is created by subdividing the land, and the rights and obligations of the apartment owners are created by contract and some parts of them may be registered. Generally such schemes are created to be similar to strata title, with a service company performing the duties of the "body corporate" and all apartment owners being members of the service company. The scheme will usually involve a registered charge to the service company over the apartment to secure payment of the regular levies. Levy payment obligations will usually take priority over the mortgage securing the housing loan.

         Only Torrens title land can be subject to strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

         All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the Torrens title system. Mortgaged property in that jurisdiction comprises a lease from the Commonwealth and developments on the land are subject to the terms of that lease. Any such lease:

         o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administration process in which the only qualification to be considered is whether the land may be required for a public purpose; and

         o where it involves residential property, is subject to a nominal rent.

         As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with his or her leasehold interest, including granting a mortgage over the property, without consent from the government.

CROWN-LEASEHOLD

         Crown land is land that is the property of the Commonwealth, a State or a Territory of Australia. Legislation of the Commonwealth and various States and Territories provides for the granting of leasehold interests in Crown land. A Crown-lease is a lease of Crown land granted in accordance with the applicable legislation. The legislation, which is different for each State and Territory, strictly circumscribes the capacity of the Crown to grant a Crown-lease.

         Depending on the legislation within each state or territory of Australia, leasehold interests in Crown land may be registered under the Torrens system of title or they may not.

         Depending on the jurisdiction, a Crown-lease may be granted for a term of years or in perpetuity. Save to the extent that the applicable legislation, or the terms and conditions of the Crown-lease, provide otherwise the basic incidents of a Crown-lease are similar to the incidents of a normal lease. For instance, the lessee will be required to pay a rent, the lessee can only use the property for a specified purpose and the lessor can forfeit the lease in certain circumstances. In some Crown-leases the lessee can be required to carry out improvements to the property. Some Crown-leases contain break clauses which, subject to the payment of compensation, enable the Crown to terminate the lease if the land is needed for a specified purpose.

         The specific rights pertaining to, and obligations arising from, a Crown-lease are determined by the relevant legislation and the terms and conditions of the lease.

DURATION OF LEASEHOLD INTEREST

         In all cases, where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

NATIVE TITLE

         Crown-leasehold property may become subject to native title claims. Native title has only recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown-leases over that property. The extent to which native title exists over property, including property subject to a Crown-lease, depends, amongst other things, on how that property was previously used by the indigenous claimants asserting native title, the nature and extent of the connection between the land in question and the indigenous claimants, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the Courts have held that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act, 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgagee is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

         Once the borrower has repaid his or her debt, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

         In general, an interest created by a Crown-lease can be mortgaged, subject, however, in some cases, to the consent of the relevant Minister for the Crown. A common control imposed upon a Crown-lease is a requirement that assignment can take place only with the consent of the relevant Minister of the Crown.

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately

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

due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

         o The mortgagee may, in limited circumstances, lease the property to third parties.

         o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

         o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is expressed to be the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

         o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each state or territory. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the UCCC is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice in a prescribed form is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

         Concerning Crown-leases, in some jurisdictions, foreclosure requires the consent of the Minister of the Crown. In Queensland there does not appear to be any power to foreclose. In some jurisdictions there is a restriction upon the period for which possession may be retained by a mortgagee who enters into possession in exercise of its security rights over a Crown-lease. In some jurisdictions there is a specified procedure to be followed where a mortgagee wishes to sell a mortgaged Crown-lease.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The UCCC does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

         The UCCC requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the UCCC may also from time to time prohibit certain fees and charges. The UCCC also requires that establishment fees, early termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY AND INSOLVENCY

         The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 (Cth). Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceedings as an unsecured creditor in a number of circumstances, including if it has realized the related mortgaged property and the debt has not been fully repaid in which case it can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

         o    the disposition was made to defeat creditors;

         o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

         o the transaction involves a transfer within 5 years of the commencement of the bankruptcy for which no consideration of less than market value was given.

         The insolvency of a company is governed by the Corporations Act 2001
(Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage or other security which is voidable under the Corporations Act 2001 (Cth) because it is an uncommercial transaction, or an unfair preference of a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

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

         o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

         o within a prescribed period prior to the commencement of the winding up of the company.

         In addition, a loan to a company in liquidation at extortionate interest or with extortionate charges may be avoided at any time.

ENVIRONMENTAL

         Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exist at State, Territory and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states lenders are expressly excluded from the definitions of one or more of these categories.

         Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

         Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the fund.

INSOLVENCY CONSIDERATIONS

         The current transaction is designed to mitigate insolvency risk. For example, the housing loans are not assets available to the liquidator or creditors of ME or MEPM in the event of an insolvency of ME or MEPM. Similarly, the assets in the fund should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the Transaction Documents--Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the

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

Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A1 notes in full, some or all of the Class A1 noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate assessable income to the owner are generally allowable as tax deductions.

UCCC

         Under the UCCC a borrower has the right to apply to a court to do, among other things, the following:

         o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

         o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed to a rate which is unconscionable;

         o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

         o obtain an order for a civil penalty against the issuer trustee, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

         o obtain restitution or compensation from the issuer trustee in relation to breaches of the UCCC in relation to a housing loan.

         A person who provides security can also apply to a court in some instances.

         The issuer trustee is liable for compliance with the UCCC. Any order under the UCCC may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The mortgage manager has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the mortgage manager to comply with the UCCC in respect of a mortgage.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A1 notes by investors who are subject to United States federal income tax and are based on advice received by the manager.

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

This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

         Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A1 notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A1 notes by investors that are given special treatment under the United States federal income tax laws, including, without limitation:

         o    banks and thrifts;

         o    insurance companies;

         o    regulated investment companies;

         o    dealers in securities;

         o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

         o    foreign investors;

         o    trusts and estates; and

         o pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the Class A1 notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A1 notes as "capital assets" within the meaning of Section 1221 of the Code.

         It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A1 notes, including the advisability of making any election discussed under "Market Discount".

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

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the fund out of the assets of the fund. Also, based on the representation of the manager that the fund does not and will not have an office in the United States, the fund does not and will not avail itself of the office of an agent in the United States, and that the fund is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the Class A1 notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee and the fund will not be subject to United States federal income tax.

         In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the Class A1 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A1 noteholder, by acceptance of a Class A1 note, agrees to treat the notes as indebtedness.

ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

         The discussion below assumes that all payments on the Class A1 notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the Class A1 notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." Under the OID Regulations, a Class A1 note will be considered issued with OID if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the Class A1 notes is first sold (not including sales to the Underwriters)). In general, a Class A1 note's "stated redemption price at maturity" is the sum of all payments to be made on the Class A1 note other than payments of "qualified stated interest." The issue price of a Class A1 note will be adjusted as OID, if any, accrues on such Class A1 note. Further, if the Class A1 notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

         Under the Code, a U.S. person who holds Class A1 notes would be required to include the daily portions of OID, if any, in income as interest over the term of such notes under a constant yield method that reflects the time value of money, regardless of such holder's method of accounting and without regard to the timing of actual payments. Treasury regulations applicable to debt instruments issued with OID do not provide rules for accrual of OID on debt instruments the payments on which are contingent as to time, such as the Class A1 notes. In the absence of definitive guidance, any OID will be reported using a prepayment assumption, which assumption will be reflected on a projected payment schedule prepared by the issuer. The projected payment schedule will be used solely to determine the amount of OID to be included in income annually by U.S. persons who hold Class A1 notes. As such, the calculation of the projected payment schedule would be based on a number of assumptions and estimates and is not a prediction of or representation with respect to the actual amount of payments on the Class A1 notes or of the actual yield of the Class A1 notes. In any case, however, the issuer's determination would not be binding on the Internal Revenue Service.

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INTEREST INCOME ON THE CLASS A1 NOTES

         Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report as ordinary interest income the stated interest and OID, if any, on the Class A1 notes you hold in accord with your method of tax accounting. Under the OID Regulations, if you hold a Class A1 note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a Class A1 note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

         Interest on the Class A1 notes will be treated as foreign source income for U.S. federal income tax purposes. If Australian withholding tax (and potentially other taxes) is imposed on payments of interest with respect to the Class A1 notes (see "Australian Tax Matters--Payments of Principal, Premiums and Interest"), a U.S. person holding Class A1 notes will be required to include in gross income the entire amount of each interest payment, including any amounts withheld. U.S. persons holding Class A1 notes generally will be entitled to claim either a credit or a deduction for the amount of Australian withholding tax imposed on payments of interest on the Class A1 notes. However, because the availability of a credit or deduction for foreign taxes is subject to certain limitations, a U.S. person holding Class A1 notes may not be able to claim a credit or deduction for the full amount of Australian withholding tax imposed on payments of interest with respect to the Class A1 notes. If the Australian GST were imposed on payments made to a U.S. person with respect to the Class A1 notes, the availability of a credit would depend generally on whether the GST meets the requirements of Section 901 of the Code. U.S. persons holding Class A1 notes should consult their tax advisors regarding the availability of a credit or deduction for Australian withholding tax or GST on the Class A1 notes in their particular circumstances.

SALE OF NOTES

         Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell a Class A1 note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A1 note. Your adjusted tax basis in a note will equal your cost for the Class A1 note, decreased by any amortized premium and any payments other than interest made on the Class A1 note and increased by any market discount and original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or accrued market discount not previously included in income, and will be long-term capital gain or loss if the Class A1 note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

         Market Discount. In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a Class A1 note at a "market discount" to the extent the adjusted issue price of the note exceeds your cost for such note, unless the excess does not exceed a

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prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

         In the case of a sale or other disposition of a Class A1 note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a Class A1 note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A1 notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

         o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any Interest Period; and

         o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the Interest Period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the Interest Period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A1 note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

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         Due to the complexity of the market discount rules, we suggest that you consult your tax advisor as to the applicability and operation of these rules.

         Premium. In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a Class A1 note at a premium if your cost for such note exceeds the adjusted issue price of such note. In that event, if you hold a Class A1 note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the Class A1 note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A1 notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

         Mayer, Brown, Rowe & Maw LLP is of the opinion that backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the Class A1 notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate will be 28%, which rate will increase to 31% for payments made after 2010. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A1 notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS

         If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to United States federal income tax or withholding tax as such interest should not be treated as United States source income. However, if a Withholding Agent (as defined below) cannot determine the source of a payment of interest with respect to a Class A1 note at the time of payment, the Withholding Agent must presume that the payment is United States source income subject to withholding tax. Tax that is erroneously withheld from payments made to a non-United States person generally may be recovered by filing a claim for refund with the Internal Revenue Service. In the event such interest is treated by a Withholding Agent as United States source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United States federal income tax and withholding tax, as long as the foreign person:



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         o    is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, and

         o provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Class A1 note is a foreign person and providing the foreign person's name and address.

         If a foreign person is actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a noteholder that is treated by a Withholding Agent as United States source income will be subject to United States federal income withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Alternatively, interest payments with respect to the Class A1 notes made to a foreign person will not be subject to United States withholding tax but will be subject to United States income tax if the foreign person certifies that the interest payments are effectively connected with the conduct by such person of a trade or business in the United States. Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent with an IRS Form W-8BEN ("W-8BEN") or Form W-8ECI ("W-8ECI"). The W-8BEN and W-8ECI are generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a United States taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent makes at least one payment annually and reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Class A1 notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Class A1 notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide certain additional information. A "Withholding Agent" is the last United States payor (or a non-United States payor who is a qualified intermediary, United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a Withholding Agent).

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owners' W-8BEN (or the substitute form).

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United States federal income and withholding tax, provided that:

         o gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

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         o    in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Class A1 note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular United States federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                             AUSTRALIAN TAX MATTERS

         The following statements with respect to Australian taxation are the material tax consequences to United States residents of holding Class A1 notes and non-residents of Australia holding Class A2 notes and are based on advice received by the manager from Greenwoods & Freehills Pty Limited, on the basis of Australian law as in effect on the date of this prospectus (which is subject to change possibly with retrospective effect). It is suggested that purchasers of Class A notes should consult their own tax advisers concerning the application of the Australian tax laws and the laws of any other taxing jurisdiction of the ownership of or any dealing in the notes to their particular circumstances.

         A United States resident holding Class A1 notes and non-residents of Australia holding Class A2 notes may be subject to Australian tax by virtue of any payment received from the issuer trustee being considered or deemed to be interest, any profit on sale of the note being considered or deemed to be Australian sourced or any payment on transfer of the note being deemed to be interest. The liability of such a noteholder to Australian tax is discussed below.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

AUSTRALIAN INTEREST WITHHOLDING TAX - GENERAL

         It is anticipated that the only payments to be made by the issuer trustee in relation to the Class A Notes will constitute principal or interest for Australian tax purposes. Under existing Australian tax law, non-resident holders of notes or interests in any notes (other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia) are not subject to Australian income tax on payments of interest or amounts in the nature of interest, but potentially may be subject to Australian interest withholding tax. Interest withholding tax is currently levied at the rate of 10% on the gross amount of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (the "1936 Act")) paid or credited by the borrower.

         Interest includes amounts in the nature of interest, amounts paid in substitution for interest and amounts received in exchange for interest in connection with a "washing arrangement". A premium on redemption may be treated as an amount in the nature of interest

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for this purpose. A washing arrangement is an arrangement under which title to a security is transferred to a resident shortly before an interest payment is made and the sole or dominant purpose of the arrangement is to reduce the amount of withholding tax payable.

         Interest that is derived by a non-resident carrying on business in Australia at or through a permanent establishment in Australia is not subject to Australian withholding tax but would be subject to Australian income tax.

                  AUSTRALIAN INTEREST WITHHOLDING TAX - EXEMPTIONS

         Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

         These conditions are:

         o    the notes constitute debentures;

         o the issuer trustee is a company that is a resident of Australia when it issues the notes;

         o the issuer trustee is a company that is a resident of Australia when the relevant interest is paid on the notes; and

         o the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128F of the 1936 Act.

         An additional requirement for the application of section 128F in the case of an issuer being a corporate trustee is that the only person capable of benefiting under the trust is a company other than a "company" acting in the capacity of trustee. On the basis of principles of statutory interpretation and in the absence of contrary intention, the reference to "a company" should include its plural meaning and therefore, subject to meeting the public offer test the fund should satisfy the above requirements.

         The issuer trustee will seek to issue the Class A notes and interests in any Class A note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F. The public offer test can be satisfied where the issue of the notes resulted from them being offered for issue to at least 10 persons each of whom:

         o was carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets; and

         o was not known, or suspected, by the issuer trustee to be an associate of any other persons covered by this paragraph.

         The public offer test will not be satisfied in relation to the issue of a note if, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the note was being, or would later be, acquired directly or indirectly by an associate of the issuer trustee (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the note or a

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clearing house, custodian, funds manager or responsible entity of a registered scheme) and the associate of the issuer trustee is either:

         o a non-resident and the note is not acquired in carrying on a business at or through a permanent establishment in Australia; or

         o an Australian resident and the note is acquired in carrying on business at or through a permanent establishment in a country outside Australia.

         The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate and the associate is either:

         o a non-resident and the payment is not received in respect of a note that was acquired in carrying on business at or through a permanent establishment in Australia; or

         o an Australian resident and the payment was received in respect of a note that was acquired in carrying on business at or through a permanent establishment in a country outside Australia; and

the associate does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

         If, for any reason other than the noteholders holding the Class A notes in connection with an Australian permanent establishment, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty entitled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia (the "Treaty") and the protocol amending the Treaty would need to be considered. The Treaty and the protocol provide generally that interest which has its source in Australia, and to which a United States resident, as defined in the Treaty and who is entitled to that benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. As Australian interest withholding tax does not exceed this rate, the treaty would generally not operate to limit the amount of withholding tax in these circumstances.

         However, we note that under the protocol, interest derived by a resident of the United States, which is a government body (including a body exercising governmental functions), a bank performing central banking functions or a financial institution unrelated to and dealing wholly independently with the payer may not be subject to tax in Australia.

         Where a Class A noteholder who is a resident of a country other than the United States derives interest income not exempt from withholding tax, the application of the relevant Double Tax Agreement, if any, between the country of residence and Australia would need to be considered.

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TAX FILE NUMBERS

         There is a requirement under the 1936 Act that an issuer of securities such as the Class A notes withhold an amount on account of tax at the highest marginal rate of tax (currently 48.5%) from payments of income on the securities in some circumstances. This requirement does not apply if the investor in the securities has quoted or is taken to have quoted an Australian tax file number ("TFN") to the issuer of the security.

         In the case of a non-resident deriving interest income on the Class A notes (other than at or through a permanent establishment in Australia), the non-resident will be taken to have quoted a TFN if:

         o section 128F of the 1936 Act applies to exempt the payment of interest from withholding tax; or

         o section 128F of the 1936 Act does not apply and the issuer trustee is required to withhold an amount of tax under the interest withholding tax provisions.

         In the case of a non-resident deriving interest income on the Class A notes at or through a permanent establishment in Australia, the requirement to withhold tax at the rate of 48.5% will apply unless the non-resident quotes a TFN or is able to rely on a relevant exemption from quoting a TFN.

PROFIT ON SALE

INCOME TAX

         Under existing Australian law, non-resident holders of Class A notes who are United States residents entitled to the benefits of the Treaty will not be subject to Australian income tax (other than withholding tax in some circumstances) on "business profits" derived from the sale or disposal of the Class A notes unless the gain on the disposal of such notes is attributable to a permanent establishment of the Class A noteholder in Australia.

         To the extent that a Class A noteholder who is a United States resident derives income to which the "business profits" article of the Treaty does not apply and to which no other article applies, then that income will only be subject to tax in Australia if it has an Australian source.

         The source of any profit on the disposal of the Class A notes will depend on the factual circumstances of the actual disposal. Where these notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and any payment is made outside Australia and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

         Similar consequences would arise to Class A noteholders who are residents of countries with which Australia has concluded a comprehensive Double Tax Agreement.

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         A Class A noteholder who is not a resident of a country with which
Australia has concluded a comprehensive Double Tax Agreement will only be subject to income tax (other than withholding tax) on income which is sourced in Australia.

WITHHOLDING TAX

         There are specific withholding tax rules that can apply in some circumstances to treat a portion of the sale price of notes as interest for withholding tax purposes. If an amount is deemed to be interest under these provisions, this interest is not currently covered by the exemption in section 128F of the 1936 Act. These rules would apply to deem part of the sale proceeds to be interest if the Class A notes are sold to an Australian resident in connection with a "washing arrangement" as described above. If the exemption from withholding tax is available it is unlikely that a sale of a Class A note by a Class A noteholder would be in connection with a washing arrangement.

TAX LIABILITY OF THE ISSUER TRUSTEE

GENERAL

         The issuer trustee will not pay Australian income tax on the taxable income of the fund. MEPM (as the income beneficiary) of the fund, will pay tax on this amount. The issuer trustee, however, will have a liability to pay goods and services tax ("GST") and may have a liability to deduct withholding tax on certain amounts.

GOODS AND SERVICES TAX

GENERAL

         If an entity, such as the issuer trustee, makes a taxable supply it will have to pay goods and services tax equal to (generally) one-eleventh of the consideration received for the supply. However, GST is not payable if an entity makes a GST-free supply or an input taxed supply. GST-free supplies include supplies that are for consumption outside Australia. Input taxed supplies include most financial supplies.

         An entity may also incur a GST liability in respect of the acquisition (rather than supply) of services from outside Australia where the supply to the entity is not "connected with Australia" and is not wholly for a "creditable purpose" (the "reverse charge" provisions).

         To the extent that the supplies made by an entity are taxable supplies or GST-free supplies the entity can obtain a credit for the GST component of the cost of goods and services acquired to make those supplies.

         To the extent that the supplies made by an entity are "input taxed", the entity may not be entitled to a full credit (or in some circumstances, any credit) for the GST component of the cost of goods and services acquired to make those supplies.

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APPLICATION TO CLASS A NOTEHOLDERS

         On the basis of the current GST legislation, a disposal of a Class A note or receipt of interest by a Class A noteholder will not give rise to a GST liability to the Class A noteholder.

APPLICATION TO THE ISSUER TRUSTEE

         The issue of the Class A notes, the issue of the other classes of notes and the provision of credit under the mortgages will not be taxable supplies by the issuer trustee. The supply of the notes will, in general, be an input taxed supply. The issue of the Class A notes may be a GST-free supply. As such, the issuer trustee should not incur a GST liability on these supplies. However, some of the acquisitions made by the issuer trustee may give rise to a GST liability under the reverse charge provisions.

         Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies. If a supply is taxable, the supplier has the primary obligation to account for GST in respect of that supply and must rely on a contractual provision to recoup that GST from the issuer trustee. Various fees paid by the issuer trustee, including the manager's fee, the issuer trustee's fee and the security trustee's fee will be in consideration of a taxable supply and will be increased to take into account the supplier's GST liability.

         GST may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, we understand that it is a condition of the loan contracts associated with the mortgages held by the fund that the borrower must maintain full replacement value property insurance at all times during the loan term.

         In respect of certain specified costs and expenses, the issuer trustee may be entitled to a partial credit for the GST component of those costs and expenses(including any GST liability arising under the reverse charge provisions) to the extent those costs are incurred in making financial supplies. The issuer trustee would be entitled to a full credit for the GST component of its costs and expenses to the extent those costs are incurred in making GST-free supplies. If the issuer trustee is not entitled to a full credit for the increase in any costs and expenses that is attributable to GST, the overall fund expenses will increase, resulting in a decrease in the funds available to the fund to pay noteholders.

         Supplies of other person's property made by the issuer trustee to third parties in satisfaction of debts (e.g., if it exercised its power of sale in respect of a property) are taxable supplies if, had the debtor made the supply, the supply would have been a taxable supply. The issuer trustee will have to account for goods and services tax out of the sale proceeds. The issuer trustee may or may not be able to increase the sale price to cover this liability. If a sale price cannot be increased to recover GST the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan.

         In many circumstances, the supply of residential premises to be used predominantly for residential accommodation will not be a taxable supply and will not give rise to a GST liability to the issuer trustee. However, a GST liability may arise in respect of the supply of premises that are commercial residential premises (e.g., a hostel or boarding house) or new residential premises

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(e.g., if the issuer trustee is making the first supply of the premises, or the first supply after substantial renovation or demolition and replacement).

         Any GST liability accruing to the issuer trustee when enforcing the housing loans will decrease the funds available to the fund to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of GST arising in the circumstances described above will depend on the terms of the relevant policy.

         The issuer trustee may be eligible to be a member of a GST group. However, membership of a GST group is optional even if the entity satisfies the membership criteria. Members of a GST group are jointly and severally liable to pay any amount of GST that is payable by the representative member of the group.

TAX REFORM PROPOSALS

         Until recently, it had been proposed by the Australian Government that certain trusts would be taxed as if they were companies (i.e., the trustee would be subject to tax on the net income of the trust, rather than the beneficiary). These proposals have since been withdrawn, although the Government has stated its continued commitment to reform the taxation of trusts. Although the form of any future changes in law has not been decided, it would seem that the fund does not fall within the class of trust with which the Government is mainly concerned.

         The Taxation Laws Amendment Bill (No. 4) 2003 (Cth) was enacted on June 30, 2003 and amends the Taxation Administration Act 1953 (Cth) to introduce new withholding obligations on certain payments that are made to foreign residents or received on behalf of foreign residents. These are to be prescribed by regulation. These obligations apply only to amounts outside the existing withholding taxes where non-residents are currently subject to Australian taxation. This new withholding tax arrangement regime applies to payments made on or after July 1, 2003, however, will not have any practical effect until regulations are made setting out payments subject to withholding.

CONSOLIDATION

         The fund will not qualify as a wholly owned subsidiary of a head company as all of the beneficial interests in the fund will not be owned, directly or indirectly, by a single holding company. Specifically, a beneficial interest in the fund will be held by an entity which is not related to any consolidatable group of which the income beneficiary may be a member. Accordingly, the fund cannot be a member of a consolidated group for the purposes of the consolidation rules.

OTHER TAXES

         No stamp duty, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, Class A notes executed outside of Australia will not be subject to Australian stamp duty.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         MEPM is an Australian proprietary company incorporated with limited liability under the Corporations Act 2001 (Cth). The issuer trustee and the manager have been advised by Freehills that there is doubt as to whether the courts of Australia would recognize the jurisdiction of the U.S. courts in respect of judgments obtained in those courts in actions against the issuer trustee or the manager or such directors and officers, and as to whether Australian courts would enforce judgments of U.S. courts predicated upon the civil-liability provisions of the U.S. federal or state securities laws. The issuer trustee and the manager have also been advised that there is doubt as to whether Australian courts would admit original actions brought under the U.S. securities laws. In addition, certain remedies available under the U.S. federal or state laws may not be admitted or enforced by Australian courts on the basis of being contrary to Australia's public policy. However, the manager has been advised by Freehills (and using terms as understood under Australian law) that under the current law, an unsatisfied judgment in personam for a breach of an obligation under the transaction documents obtained against the manager from any State Court of the State of New York or any Federal Court in the United States of America located in the Southern District of New York (collectively the "New York Courts") may, subject to compliance with the rules and procedures of the federal courts of Australia or the Supreme Court of any of the State of New South Wales or the State of Victoria (collectively the "Australian Courts") be subject of an action against that party for the purposes of enabling a corresponding judgment to be obtained and enforced in an Australian Court, but any such foreign judgment may not be recognized or the action or enforcement may be the subject of a temporary or permanent stay, if it is a judgment which is, amongst other things (as interpreted or applied by that Australian Court):

         o    not for a fixed or readily ascertainable sum;

         o in respect of taxes or any revenue law (including for any fiscal penalty) or a fine or other penalty;

         o    obtained:

              o    by fraud;

              o contrary to notions of natural justice or public policy under the laws of any of the State of New South Wales, the State of Victoria and the Commonwealth of Australia;

              o without limiting the fifth bullet point thereof, in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend;

              o from a court whose jurisdiction is not recognized under the Australian rules of private international law;

         o in favor of a person other than the applicant for enforcement or recognition;

         o not final and conclusive or is otherwise subject to appeal, dismissal, reversal, setting aside or stay of execution;

         o    on a cause of action or issues previously adjudicated; or

         o of a nature or type which the Australian Court refuses to enforce as a matter of public policy under the laws of the State of New South Wales, the State of Victoria and the Commonwealth of Australia.

On the hearing of an action to enforce the foreign judgment, the foreign judgment will not be re-examined on its merits, although:

         o if there is a defense (or, arguably material evidence) not available before the New York Court or (arguably) if the judgment was based on a clear or perverse mistake as to the facts or application of Australian law, these factors may be permitted to be raised in defense of enforcement; and

         o the defendant may be permitted to raise in those or separate proceedings any counterclaim which it might have raised had the action originally been brought before the Australian Courts unless the subject of the counterclaim was in issue and was decided by the foreign judgment of the New York Court.

The U.S. court must have exercised a jurisdiction which Australian courts will recognize.

         A judgment by a court may be given, in some cases, only in Australian dollars. The manager expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. The manager has appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of the manager reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. The manager has been advised by Freehills, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

         Unless the Reserve Bank of Australia has given specific approval under the Banking (Foreign Exchange) Regulations (which may change in the future), payments by an Australian resident to, or transfers to, by the order of or on behalf of:

         o proscribed governments (and their statutory authorities, agencies, entities); and

         o nationals of proscribed countries, proscribed organizations or persons associated with proscribed organizations,

are prohibited.

         For the purposes of the above bullet points, persons include certain persons associated with the former government of the Federal Republic of Yugoslavia and certain persons associated with the Government of Zimbabwe.

         Under Part 4 of the Charter of the United Nations Act 1945 and the Charter of United Nations (Terrorism and Dealings with Assets) Regulations 2002, restrictions apply to transactions, accounts and assets relating to the Taliban, Usama bin Laden, the Al-Qaida organization and other persons and entities identified and listed in the Commonwealth of Australia Gazette by the Australian Minister for Foreign Affairs as terrorists or sponsors of terrorism. It is also a criminal offence to make assets available to such persons or entities.

         The Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003 impose a freeze on the financial resources of the previous Government of Iraq, Saddam Hussein, other senior officials of his regime, and their immediate families, and provide for such resources to be transferred to Iraq and used in that country's reconstruction and rehabilitation.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section, the Class A1 notes are eligible for purchase by Benefit Plans.

         Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh Plans and certain other plans covered by Section 4975 of the Code, and entities that hold plan assets of such plans or accounts from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

         Some transactions involving the fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A1 notes if assets of the fund were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if a Benefit Plan acquires an "equity interest" in the fund and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. There is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described in "Description of Class A1 Notes--Application of Realized Losses" would constitute a "substantial equity feature;" however, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance, that the Class A1 notes should be treated as debt without substantial equity features for purposes of the regulation and that the Class A1 notes do not constitute equity interests in the fund for purposes of the regulation. The debt characterization of the Class A1 notes could change after their initial issuance if the fund incurs losses.

         However, without regard to whether the Class A1 notes are treated as a debt interest for these purposes, the acquisition or holding of the Class A1 notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the fund, the issuer trustee, the mortgage manager, the manager, the Class A note trustee, a swap provider, the underwriters or the security trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchaser and holding of Class A1 notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A1 note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by insurance company general accounts;

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

         By your acquisition of a Class A1 note, you shall be deemed to represent and warrant that your purchase and holding of the Class A1 note will not result in a non-exempt prohibited transaction under ERISA or the Code.

         Benefit Plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

         If you are a plan fiduciary considering the purchase of any of the Class A1 notes, you should consult your tax and legal advisors regarding whether the assets of the fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. The Class A2 notes and the Class B notes are not eligible for purchase by Benefit Plans.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A1 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A1 notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A1 notes as legal investments for you.

                              AVAILABLE INFORMATION

         ME Portfolio Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A1 notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                              RATINGS OF THE NOTES

         The issuance of the Class A1 notes and the Class A2 notes will be conditioned on obtaining a rating of "AAA" by Standard & Poor's and "Aaa" by Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of "AA" by Standard & Poor's and "Aa2" by Moody's. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A1 notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the Fund's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long-term debt rating is "AAA" by Standard & Poor's, "Aaa" by Moody's and "AA+" by Fitch Ratings. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION
UNDERWRITING

         Under the terms and subject to the conditions contained in the underwriting agreement among ME, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. are acting as representatives, the following respective principal amounts of the Class A1 notes:

                                                                      PRINCIPAL
                                                                     BALANCE OF
                                                                      CLASS A1
                                                                        NOTES
UNDERWRITER                                                             (US$)
-----------                                                          -----------
Credit Suisse First Boston LLC...................................             $
Deutsche Bank Securities Inc.....................................             $
[*]                                                                           $
                                                                     -----------
     Total.......................................................          $[*]
                                                                     ===========

         The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A1 notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

         The underwriters propose to offer the Class A1 notes initially at the public offering prices on the cover page of this prospectus and to selling group members, at the price less a selling concession of [*]% of the principal balance per note. The underwriters and selling group members may reallow a discount of [*]% of the principal balance per note on sale to other broker/dealers. After the initial public offering, the representative may change the offering price and concessions and discounts to broker/dealers.

         ME estimates that the out-of-pocket expenses for this offering will be approximately US$[*]. Certain of these expenses will be reimbursed by the underwriters on the closing date.

         The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

         The underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A1 notes being offered.

         ME and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

         o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

         o Syndicate covering transactions involve purchases of the Class A1 notes in the open market after the distribution has been completed in order to cover syndicate short positions;

         o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A1 notes originally sold by such a broker/dealer member are purchased in a syndicate or covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A1 notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

         In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with ME and its affiliates. [IN ADDITION, ONE OF THE UNDERWRITERS, [*], IS AFFILIATED WITH THE CURRENCY SWAP PROVIDER, UPDATE AS APPLICABLE FOR AFFILIATIONS BETWEEN FIXED-FLOATING SWAP PROVIDERS ALSO]

OFFERING RESTRICTIONS

         THE UNITED KINGDOM

         Each underwriter has severally represented, warranted to and agreed with the issuer trustee that:

         o it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offer of Securities Regulations 1995, as amended;

         o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity within the meaning of
              Section 21 of the FSMA received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer trustee; and

         o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

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

AUSTRALIA

         No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

         o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A1 notes;

         o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A1 notes; and

         o has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material,

in Australia, its territories or possessions:

         o unless the amount payable for the Class A1 notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by ME Portfolio Management Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth);

         o unless the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

         o if its employees involved in the offer, sale or distribution, as the case may be, are actually aware at the time of such offer, sale or distribution that the Class A1 notes will subsequently be acquired by an associate of ME Portfolio Management Limited (which shall also include for this purpose the issuer trustee and associates of the issuer trustee) within the meaning of section 128F of the Income Tax Assessment Act (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A1 notes) as identified on a list provided by ME Portfolio Management Limited, the ("List").

         In addition, each underwriter has agreed that, in connection with the primary distribution of the Class A1 notes, it will not sell any Class A1 notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knows, or has reasonable grounds to suspect that, as a result of such sale, such Class A1 notes or any interest in such Class A1 notes were being, or would later be acquired (directly or indirectly) by an associate of ME

Portfolio Management Limited for the purposes of section 128F of the Income Tax Assessment Act.

         Each underwriter has agreed that it must offer the Class A1 notes for which it subscribes for sale within 30 days of the issue of those Class A1 notes. Such offer must only be by one of the following means (or a combination thereof):

         o as a result of negotiations being initiated by the underwriter in electronic form specifying in such offer the name of the issuer and the price at which the Class A1 notes are offered for sale; or

         o by the underwriter offering those Class A1 notes for sale to at least 10 persons, each, an ("Investor"), each of whom must be:

              o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

              o not known or suspected to be an associate (within the meaning of section 128F of the Income Tax Assessment Act) of any of the others; or

         o to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A1 notes in the past or as likely to be interested in acquiring Class A1 notes.

SINGAPORE

         The Underwriter must not distribute or circulate, whether directly or indirectly, the prospectus in Singapore other than to:

         o persons in Singapore under circumstances in which any offer, sale or invitation of Class A1 notes does not constitute an offer, sale or invitation to the public in Singapore; or

         o the public or any member of the public in Singapore pursuant to, and in accordance with the conditions of, an exemption invoked under Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act 2001 of Singapore and to persons to whom any Class A1 notes may be offered or sold under such exemption.

HONG KONG

         Each Underwriter must not:

         o offer or sell in Hong Kong, by means of any document, any Class A1 notes other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong; and

         o issue any advertisement, invitation or document relating to any Class A1 notes in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A1 notes which are or are intended to be disposed of to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and rules made thereunder.

LUXEMBOURG

         Each Underwriter must not offer or sell or distribute or cause to be distributed, whether directly or indirectly, the Class A1 notes in Luxembourg other than to a restricted number of institutional investors in Luxembourg.

FRANCE

         Each Underwriter must not offer or sell or distribute or cause to be distributed in the Republic of France the Class A1 notes, except to (i) qualified investors (investisseurs qualifies) or (ii) a restricted group of investors (cercle restreint d'investisseurs), all as defined in article L.411-2 of the Code monetaire et financier, in Decret no. 98-880 dated October 1, 1998 and in Regulation no. 98-09 of the Commission des Operations de Bourse.

GERMANY

         Each Underwriter must not offer or sell Class A1 notes in the Federal Republic of Germany except in accordance with the provisions of the Securities Sales Prospectus Act of December 13, 1990, as amended (Wertpapier-Verkaufsprospektgesetz) and any other laws applicable in the Federal Republic of Germany governing the issue, sale and offering of securities. Any resale of Class A1 notes in the Federal Republic of Germany may only be made in accordance with the provisions of the Securities Sales Prospectus Act and any other laws applicable in the Federal Republic of Germany governing the sale and offering of securities.

JERSEY

         Each Underwriter has agreed that the Class A1 notes may not be offered to, sold to or purchased or held by persons, other than financial institutions, resident for income tax purposes in Jersey.

THE NETHERLANDS

         Each Underwriter has agreed that Class A1 notes may only be offered, directly or indirectly, in the Netherlands:

         o to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities); or

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

         o if those Class A1 notes have a denomination of at least NLG 100,000 i.e. EUR 45,379 (or its foreign currency equivalent);or

         o    if:

              o those Class A1 notes qualify as Euro-securities (Euro-effecten) (which they do if (a) they are subscribed for and placed by a syndicate of which at least two members are established in different states party to the Agreement on the European Economic Area, (b) at least 60 per cent of those Class A1 notes are placed by syndicate members established in one or more states other than the state where the Trustee is established, and (c) those Class A1 notes may only be subscribed for or initially be purchased through a credit institution or another institution which in the conduct of its business or profession provides one or more of the services referred to under 7 and 8 of Annex 1 to EC Directive 2000/12/EC); and

              o no general advertising or canvassing campaign is conducted in respect of those Class A1 notes anywhere in the world; or

         o otherwise in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

MALAYSIA

         o Each Underwriter must not offer or sell Class A1 notes to any person in Malaysia except by way of excluded offer or excluded invitation (as those terms are defined in the Securities Commission Act 1993 of Malaysia) (PERMITTED OFFER).

         o If an Underwriter distributes offers or sells Class A1 notes in Malaysia by way of a Permitted Offer, the Underwriter must cause a copy of the offer document to be lodged with the Securities Commission of Malaysia within 7 days of issue of the Underwriter.

REPUBLIC OF IRELAND

         Each Underwriter has agreed that:

         o except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1963 (as amended) of Ireland (the 1963 ACT), it has not offered or sold and will not sell any Class A1 notes in Ireland or elsewhere, by means of any document prior to the application for listing of the Class A1 notes being made and the Irish Stock Exchange having approved the Listing Particulars in accordance with the Irish Stock Exchange Regulations and thereafter by means of any documents other than:

              o    the Listing Particulars; and/or

              o the form of application issued in connection with the Class A1 notes which indicates where the Listing Particulars can be obtained or inspected or which is issued with the Listing Particulars;

         o it has complied with and will comply with all applicable provisions of the 1963 Act and the Irish Stock Exchange Regulations with respect to anything done by it in relation to the Class A1 notes in, from or otherwise involving Ireland;

         o it has not made and will not make any offer of Class A1 notes which would require a prospectus to be issued under the European Communities (Transferable Securities and Stock Exchange) Regulations 1992 of Ireland; and

         o to the extent applicable, it will not underwrite the issue of the Class A1 notes otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act, 1995 (as amended), including, without limitation, Sections 9, 23 (including any advertising restrictions made thereunder) and 50 and any conduct made under Section 37.

SPAIN

         Each Underwriter has acknowledged that the Class A1 notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of July 28, 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores) as amended and restated, and Royal Decree 291/1992 on Issues and Public Offerings for the Sale of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Publicas de Venta de Valores (as amended and restated and the decrees and regulations made thereunder). The Class A1 notes may not be offered, sold or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of Spanish securities laws and regulations.

         Neither the Class A1 notes nor this prospectus have been verified or registered in the administrative registries of the Spanish Securities Markets commission (Comision Nacional del Mercadp de Valpres).

PORTUGAL

         In relation to the Class A1 notes, each Underwriter has agreed, warranted and undertaken that (i) it has not directly or indirectly taken any action or offered, advertised or sold or delivered and will not directly or indirectly offer, advertise, sell, re-sell, re-offer or deliver any of the relevant Class A1 notes in circumstances which could qualify as a public offer pursuant to the Codigo dos Valores Mobilarios (the Portuguese Capital Markets
Code) or in circumstances which could qualify the issue of the relevant Class A1 notes as an issue in the Portuguese market (ii) it has not directly or indirectly distributed and will not directly or indirectly distribute any document, circular, advertisements or any offering material except in accordance with the applicable laws and regulations.

BELGIUM

         This prospectus has not been submitted for approval to the Belgian Banking and Finance commission and, accordingly, the Class A1 notes may not be distributed by way of public offering in Belgium.

[DENMARK]

         [TO BE INSERTED].

[NORWAY]

         [TO BE INSERTED].

[SWEDEN]

         [TO BE INSERTED]

AUTHORIZATION

         The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on [*], 2004 as delegate for Perpetual Trustees Australia Limited.

LITIGATION

         The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

         The Class A1 notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with CUSIP number [*], ISIN US [*] and Common Code [*].

                                  ANNOUNCEMENT

         By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

         o the Class A1 notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

         o in connection with the issue, DTC will confer rights in the Class A1 notes to the noteholders and will record the existence of those rights; and

         o as a result of the issue of the Class A1 notes in this manner, these rights will be created.

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Class A1 notes, including the material U.S. federal income tax matters, for Members Equity Pty Limited and ME Portfolio Management Limited. Freehills will pass upon some Australian legal matters, and Greenwood & Freehills Pty Limited will pass upon the material Australian tax matters, with respect to the Class A1 notes for Members Equity Pty Limited and ME Portfolio Management Limited. Henry Davis York will pass upon some Australian legal matters for the issuer trustee and the security trustee. Certain legal matters with respect to the Class A1 notes will be passed upon for the underwriters by McKee Nelson LLP, New York, New York in its capacity as United States legal counsel to the underwriters.

                                    GLOSSARY

A$ CLASS A INTEREST
AMOUNT ................. means, for any payment date, the aggregate sum of the amount for each Class A note, in Australian dollars, which is calculated for each Class A note:

                              o on a daily basis at the applicable rate set out in the applicable currency swap relating to such Class A notes, which shall be AUD-BBR-BBSW, as defined in the Definitions of the International Swaps and Derivatives Association, Inc., as of the first day of the Interest Period ending on, but excluding, that payment date with a designated maturity of 90 days, or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period), plus a margin;

                              o on the related A$ Equivalent of the aggregate of the Invested Amount of such Class A notes as of the first day of the Interest Period ending on, but excluding, that payment date; and

                              o on the basis of the actual number of days in that Interest Period and a year of 365 days.

                         See "Description of the Class A1 Notes--Interest on the Notes--Calculation of Interest Payable on the Notes"

A$ EQUIVALENT........... means, (a) in relation to an amount denominated or to be denominated in US$, the amount converted to and denominated in A$ at the rate of exchange set forth in the US$ currency swap for the exchange of United States dollars for Australian dollars; and (b) in relation to an amount denominated or to be denominated in Euros, the amount converted to and denominated in A$ at the rate of exchange set forth in the Euro currency swap for the exchange of Euros for Australian dollars.

AGREED PROCEDURES....... means the practices and procedures relating to the origination, management and servicing of housing loans from to time agreed between MEPM and Perpetual Trustees Australia Limited. Such Agreed Procedures may not be amended unless each rating agency has confirmed that it will not withdraw or downgrade any credit rating assigned by it to the notes as a result as such amendment.

APPROVED BANK........... means:

                              o a bank which has a short-term rating of at least F1+ from Fitch Ratings, P-1 from Moody's, and A-1+ from Standard & Poor's; or

                              o a bank which has a short-term rating of at least A-1 from Standard & Poor's, provided, that assets of the fund invested in the deposits of that bank are collectible within 30 days of being made, and the total value of deposits held by the bank in relation to a trust does not exceed twenty percent of the sum of the aggregate of the Outstanding Principal Balance of the notes.

APPROVED MORTGAGE
INSURANCE POLICY........ means the mortgage insurance policy maintained by
                         Perpetual Trustees Australia Limited to cover certain losses incurred in connection with mortgages originated in accordance with the mortgage origination and management agreement.

APPROVED SOLICITOR...... means a solicitor or other person approved to act for
                         Perpetual Trustees Australia Limited in relation to settling mortgages as contemplated by the mortgage origination and management agreement.

APPROVED VALUER......... means a person approved to act for Perpetual Trustees
                         Australia Limited in valuing properties which are the subject of any mortgage.

AUTHORIZED INVESTMENTS.. consist of the following:

                              o housing loans secured by registered mortgages over land;

                              o    cash on hand or at an Approved Bank;

                              o bonds, debentures, stock or treasury bills of any government of an Australian jurisdiction;

                              o debentures or stock of any public statutory body constituted under the law of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction;

                              o notes or other securities of any government of an Australian jurisdiction;

                              o deposits with, or certificates of deposit, whether negotiable, convertible or otherwise, of, an Approved Bank;

                              o    bills of exchange which at the time of
                                   acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by an Approved Bank;

                              o    securities which are "mortgage-backed
                                   securities" within the meaning of the Duties
                                   Act, 1997 of New South Wales or the Duties
                                   Act 2000, of Victoria whether or not there is any instrument in respect thereof; and

                              o any other assets of a class of assets that are both:

                                   o    within the definition of a "prescribed
                                        property" in the Duties Act, 1997 of New
                                        South Wales, and

                                   o    declared by order of the Governor in
                                        Council of Victoria and published in the Victorian Government Gazette to be assets in a pool of mortgages for the Duties Act 2000 of Victoria or are otherwise included within sub-paragraph
                                        (b)(ii) of the definition of "pool of
                                        mortgages" of that act.

                         As used in this definition, expressions will be construed and, if necessary, read down so that the notes in relation to the fund constitute
                         "mortgage-backed securities" for the purposes of both the Duties Act, 1997 of New South Wales and the Duties Act 2000, of Victoria.

                         Each investment must be of a type which does not adversely affect the 50% risk weighting expected to be attributed to the notes by the Bank of England.

BANKING DAY............. (a) in relation to the note trust deed, any Class A note (including any condition) and any payment of US$ or Euros under a currency swap and the definition of Cut-Off, in relation to the Class A1 notes, any day, other than a Saturday, Sunday or public holiday on which banks are open for business in

                         Melbourne, Sydney, London and New York [or in relation to the Class A2 notes, any day on which the Trans-European Automated Real-Time Gross-Settlement Express Transfer (TARGET) System or any Successor to it is open]; and (b) in relation to any Class B note, any other transaction document and any payments of A$, any day other than a Saturday, Sunday or public holiday in Sydney and Melbourne.

BENCHMARK RATE ......... in relation to an Interest Period means the rate expressed as a percentage per annum calculated by taking the rates appearing on the Reuters Screen page BBSW at approximately 10:10 a.m. Sydney time on (subject to this definition) the first Banking Day of that Interest Period for each Bank so quoting (being no fewer than 5) as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen page BBSW and having a tenor closest to the term of that Interest Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to 4 decimal places. If fewer than 5 Banks quote on the Reuters Screen page BBSW the Benchmark Rate for that Interest Period shall be calculated as above by taking the rates otherwise quoted by 5 Banks or 5 institutions otherwise authorized to quote rates on the Reuters Screen page BBSW at or about 10:10 a.m. (Sydney time) for a bill of exchange having a tenor closest to the term of that Interest Period, on application by the manager for such a bill of the same tenor. If a rate cannot be determined in accordance with the foregoing procedures, then the Benchmark Rate shall mean such rate as is specified in good faith by the manager at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.

BENEFIT PLAN............ means a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh Plans and other "plans" subject to
                         Section 4975 of the Code, and entities that hold plan assets of such plans or accounts.

CALCULATION PERIOD...... See page [*].

CARRYOVER CLASS A
CHARGE OFFS............. means, at any Cut-Off, in relation to a Class A note, the aggregate of Class A Charge Offs in relation to that Class A note prior to that Cut-Off which have not been reinstated as described in this prospectus.

CARRYOVER CLASS B
CHARGE OFFS............. means, at any Cut-Off, in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that Cut-Off which have not been reinstated as described in this prospectus.

CARRY OVER REDRAW
CHARGE OFF.............. means, at any Cut-Off, in relation to a redraw funding facility, the aggregate Redraw Charge Offs in relation to that redraw funding facility prior to that Cut-Off which have not been reinstated as described in this prospectus.

CARRY OVER TOP-UP
CHARGE OFF.............. means, at any Cut-Off, in relation to a top-up funding facility, the aggregate Top-up Charge Offs in relation to that top-up funding facility prior to that Cut-Off which have not been reinstated as described in this prospectus.

CLASS A CHARGE OFFS..... means, in relation to a Class A note, the amount of any reduction in the Outstanding Principal Balance of that note as described under "Description of the Class A1 Notes--Application of Realized Losses".

CLASS B CHARGE OFFS..... means, in relation to a Class B note, the amount of any reduction in the Outstanding Principal Balance of that note as described under "Description of the Class A1 Notes--Application of Realized Losses".

COLLATERAL SECURITY .... means, in relation to a mortgage, each guarantee, indemnity or other mortgage, charge, caveat or other security interest executed in favor of Perpetual Trustees Australia Limited or held by Perpetual Trustees Australia Limited as further security for the money secured by that mortgage.

CUT-OFF................. See page [*].

EXPENSES................ in relation to a fund means all costs, charges, liabilities and expenses incurred by the issuer trustee or the manager in the operation of the fund, including the following:

                              o any amounts payable or incurred by the issuer trustee or the manager under any enhancement or hedge;

                              o any amounts (other than fees) payable by the issuer trustee or the manager to a mortgage manager under its corresponding mortgage origination and management agreement;

                              o any amounts payable under or incurred by the issuer trustee or the manager under the purchase agreement or the security trust deed or otherwise in relation to the issue of the notes;

                              o any fees and expenses payable to DTC, the Class A note trustee, the paying agents, the Class A note registrar, the calculation agents, Clearstream, Luxembourg, Euroclear and any stock exchange;

                              o any fees and other amounts payable to the manager;

                              o    any fees and expenses payable to the auditor;

                              o any fees and expenses charged from time to time by or in relation to a securities system or any stock exchange to the issuer trustee's account;

                              o any costs of postage and printing of all checks, accounts, statements, notices, note registration confirmations and other documents required to be posted to the beneficiaries or noteholders of the fund;

                              o any costs of any valuation of the fund or of any asset of the fund;

                              o any expenses incurred in connection with the bank accounts of the issuer trustee in relation to the fund and bank fees (including but not limited to account keeping fees) and other bank or government charges (including but not limited to bank account debits tax) incurred in connection with the keeping of, or the transaction of business through, the internal accounts and bank accounts of the issuer trustee and their management;

                              o any fees, charges and amounts which are paid or payable to any person appointed or engaged by the issuer trustee or the manager to the extent that the fees, charges and amounts would be payable or reimbursable to the issuer trustee or the manager under any other provision of this definition or under the master trust deed if the services performed by the person so appointed or engaged had been carried out directly by the issuer trustee or the manager and to the extent that those fees, charges and amounts are reasonable in amount and properly incurred;

                              o the amount of any indemnity from the fund claimed by the issuer trustee or the manager;

                              o reasonable in amount and properly incurred legal costs and disbursements incurred by the manager and the issuer trustee in relation to settling and executing any transaction document and any subsequent consent, agreement, approval, waiver or amendment thereto or in relation to any matter of concern to the manager or the issuer trustee in relation to a transaction document or the fund provided that the basis of incurring any such costs and disbursements by the issuer trustee has been approved in advance by the manager;

                              o any costs incurred by the manager or the issuer trustee in, or in connection with, the retirement or removal of the issuer trustee or the manager respectively under the master trust deed and the appointment of any person in substitution to the extent that those costs are reasonable in amount and properly incurred;

                              o any amount specified as an "Expense" in any transaction document;

                              o any other costs, charges, expenses, fees, liabilities, taxes, imposts and other outgoings properly incurred by the issuer trustee or the manager in exercising their respective powers, duties and obligations under the transaction document (other than the notes), provided that

                              o general overhead costs and expenses of the issuer trustee and the manager (including, without limitation, rents and any amounts payable by the issuer trustee or the manager (as applicable) to its employees in connection with their employment) incurred directly or indirectly in connection with the business of the issuer trustee or the manager (as applicable) or in the exercise of its rights, powers and discretions or the performance of its duties and obligations in relation to the fund; and

                              o    any fees payable by the manager under
                                   the management support deed,

                         shall not constitute Expenses.

ERISA................... means the U.S. Employee Retirement Income Security Act of 1974, as amended.

EURIBOR................. means, in relation to any Interest Period and any Class
                         A2 note, the rate of interest determined by the calculation agent as follows:

                              o    on the second Banking Day before the
                                   beginning of each Interest Period (each an "Interest Determination Date"), the rate "EUR-EURIBOR-Telerate" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. (ISDA) incorporating the 2000 ISDA Definitions, as amended from time to time (the ISDA Definitions) being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) deposits in Euros which appears on the Telerate Page 248 as of 11:00 a.m., London time, determined on the Interest Determination Date by the calculation agent.

                              o if such rate does not appear on the Telerate Page 248, the rate for that Interest Period will be determined as if the issuer trustee and the Calculation Agent had specified "EUR-EURIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "EUR-EURIBOR-Reference
                                   Banks" means that the rate for an Interest
                                   Period will be determined on the basis of the rates at which deposits in Euros are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the calculation agent and the Euro currency swap provider) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the Euro-zone interbank market for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the

                                   Interest Period and in Representative Amount
                                   (as defined in the ISDA Definitions). The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the calculation agent and the Euro currency swap provider, at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in Euros to leading European banks for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount.

                              o if no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this paragraph.

                              [In this definition of EURIBOR, Banking Day means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York City.]

EXTRAORDINARY
RESOLUTION.............. means a resolution passed at a duly convened meeting of
                         Voting Secured Creditors by a majority consisting of not less than 75% of the votes cast thereat or a resolution in writing by all Voting Secured Creditors.

FINANCIAL DEFAULT....... means any failure by the issuer trustee:

                              o to pay within 10 Banking Days of the due date:

                                   o    the issuer trustee's fee;

                                   o    any amount payable under any hedge or
                                        enhancement;

                                   o    any amount of interest or principal due
                                        on the notes;

                                   o    the manager's fee.

INSOLVENCY EVENT........ means with respect to any person (and, in the case of the issuer trustee, in its personal capacity) the happening of the following events:

                              o    an application or order is made for
                                   bankruptcy, winding up or dissolution of the person other than frivolous or vexatious application or an application which is not stayed within 21 days;

                              o a resolution is passed, or steps are taken to pass a resolution, for the winding up or dissolution of the person, otherwise than for the purpose of an amalgamation or reconstruction while solvent on terms previously approved by the security trustee;

                              o the person is otherwise wound up or dissolved or made bankrupt;

                              o    a liquidator, provisional liquidator,
                                   official manager, administrator, receiver, receiver and manager, trustee in bankruptcy or any similar official is appointed to the person or any of the assets of the person, but in the case of a receiver or receiver and manager only, in respect of the assets of the fund, or any steps are taken for any such appointment and such appointment is not revoked within 21 days;

                              o the person suspends payment of its debts generally;

                              o the person is, or becomes unable to pay its debts when they are due or is, or becomes, unable to pay its debts within the meaning of the Corporations Act;

                              o the person enters into, or resolves to enter into, any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

                              o the person ceases or threatens to cease, to carry on business;


                              o    a notice under section 601AB(3) of the
                                   Corporations Act is given to, or in respect of, the person;

                              o    the person is, or becomes, or under the
                                   Corporations Act is presumed to be,
                                   insolvent;

                              o the person takes any steps to obtain, or is granted protection from its creditors or any class of them, under applicable legislation;

                              o anything analogous or having substantially similar effect, to any of the above occurs under or in respect of any existing or future law.

INTEREST COLLECTIONS ... See page [*].

INTEREST COLLECTIONS
WATERFALL............... See page [*].

INTEREST PERIOD......... See page [*].

INVESTED AMOUNT......... means at any time in relation to a note, an amount equal to

                              o the initial Outstanding Principal Balance of the note; minus

                              o all repayments of principal made in relation to the note.

ISSUER TRUSTEE'S
DEFAULT................. means the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the fund and the issuer trustee fails or neglects after 10 days' notice from the manager to remedy that breach.

LIBOR................... means, in relation to any Interest Period and any Class
                         A1 note, the rate of interest determined by the calculation agent as follows:

                              o    on the second Banking Day before the
                                   beginning of each Interest Period (each an "Interest Determination Date"), the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) deposits in United States Dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, determined on the Interest Determination Date by the calculation agent.

                              o if such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the calculation agent and the US$ currency swap provider) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in Representative Amount (as defined in the ISDA Definitions). The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in

                                   New York City, selected by the calculation agent and the US$ currency swap provider, at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount.

                              o if no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this paragraph.

                         [In this definition of LIBOR, Banking Day means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York City.]

LTV..................... means in relation to a housing loan, the Outstanding
                         Principal Balance of the loan (excluding any capitalized interest), divided by the most recent market valuation held at the closing cut-off of the land secured by the mortgage securing that loan or the most recent valuation as set forth under "Superannuation Members' Home Loans Residential Loan Program--Valuation of Mortgages--Purchases and Top-up Loans".

MANAGER'S DEFAULT....... means the manager breaches any obligation or duty imposed on the manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed in relation to the fund or any representation given by the manager in any transaction document in relation to the fund is or becomes not true, and the breach is not remedied within 30 days' notice being given by the issuer trustee to the manager

MATERIAL ADVERSE
EFFECT.................. means an event which will materially and adversely affect the amount or the timing of a payment to a noteholder.

MORTGAGE DOCUMENT....... means in relation to a mortgage:

                              o    that mortgage;

                              o    each Secured Agreement relating to that
                                   mortgage;

                              o each Collateral Security relating to that mortgage;

                              o each Property Insurance relating to that mortgage;

                              o each enhancement, to the extent it relates to that mortgage;

                              o each hedge, to the extent it relates to that mortgage;

                              o    each mortgage insurance policy;

                              o any other document or agreement which is agreed between Perpetual Trustees Australia Limited and/or the manager and the mortgage manager to be a Mortgage Document for the purposes of the mortgage origination and management agreement.

NOTEHOLDER SECURED
CREDITORS............... means the Class B noteholders and the note trustee, acting on behalf of the Class A noteholders.

ORIGINAL PRINCIPAL
BALANCE................. means in relation to a note, the initial face value of that note.

OUTSTANDING PRINCIPAL
BALANCE..................o    means at any time in relation to a note an amount
                              equal to:

                              o the initial Outstanding Principal Balance of the note; minus

                              o all repayments of principal made in relation to that note; minus

                              o the Carry Over Class A Charge Offs or the Carry Over Class B Charge Offs (if any and as the case requires) for the note; plus

                              o amounts applied or available to be applied under the Interest Collections Waterfall to reinstate those Carry Over Class A Charge Offs or the Carry Over Class B Charge Offs (if any and as the case requires) for the note,

                         o means at any time in relation to a housing loan, the then outstanding principal under the housing loan which includes any redraws or top-up loans made prior to the time of such determination.

PRINCIPAL COLLECTIONS... See page [*].

PRINCIPAL COLLECTIONS
WATERFALL............... See page [*].

PROPERTY INSURANCE...... means, in relation to a mortgage, all insurance policies which a mortgagor maintains, or is required to maintain under that mortgage.

REALIZED LOSS........... See page [*].

REDRAW CHARGE OFF....... means, in relation to a redraw funding facility, the amount of reduction of the Redraw Principal Outstanding as described under "Description of the Class A1 Notes--Application of Realized Losses".

REDRAW PRINCIPAL
OUTSTANDING............. means at any time in respect of a redraw funding facility, an amount equal to:

                              o    all principal drawings under the redraw
                                   funding facility which have been used to fund a payment of principal under a loan redraw facility; minus

                              o all repayments of principal in respect of such principal drawings; minus

                              o the Carry Over Redraw Charge Offs (if any and as the case requires) for the redraw funding facility; plus

                              o amounts applied or available to be applied under the Interest Collections Waterfall to repay those Carry Over Redraw Charge Offs for the redraw funding facility.

REQUIRED CASH
COLLATERAL.............. means, on a payment date, an amount equal to the higher of:

                              o [*]% of the aggregate Outstanding Principal Balance of the housing loans secured by the mortgage or such other amount as the manager and designated rating agencies agree from time to time; and

                              o    [*]% of the total original Outstanding
                                   Principal Balance of the notes or such other amount as the manager and the designated rating agencies agree from time to time, in each case disregarding payments and allocation of Realized Losses in respect of the Outstanding Principal Balance to be made on that payment date in accordance with the supplementary bond terms notice and the Interest Collections Waterfall and the Principal Collections Waterfall.

SECURED AGREEMENT....... means, in relation to a mortgage, any document or agreement under which any money secured by that mortgage is or may become outstanding.

SECURED CREDITOR........ See page [*].

SECURED MONEYS.......... means, all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Secured Creditor for any reason whatever under or in connection with a transaction document.

SOLICITOR'S CERTIFICATE. means, in relation to a mortgage, a certificate from an
                         Approved Solicitor addressed to Perpetual Trustees Australia Limited and the manager as to certain matters relating to the origination of that mortgage and the property which is the subject of the mortgage.

SUSPENDED MONEYS........ See page [*].

SUSPENSION DATE......... means, the date which is 120 days after the giving of a bond issue confirmation certificate.

TERMINATION DATE........ in relation to the fund means the earliest of the following dates in relation to the fund

                              o the eightieth anniversary of the master trust deed;

                              o the date upon which the fund terminates by operation or statute or by the application of general principals of law;

                              o the Banking Day immediately following the date upon which the issuer trustee pays in full all moneys due or which may become due, whether contingently or otherwise, to the noteholders in respect of the notes and the issuer trustee agrees that no further notes are proposed to be issued by the issuer trustee in relation to the fund; or

                              o if a Financial Default occurs before the notes are paid in full, the date appointed by the Noteholder Secured Creditors as the Termination Date pursuant to the master trust deed.

TOP-UP CHARGE OFF....... means, in relation to a top-up funding facility, the amount of reduction of the Top-up Principal Outstanding as described under "Description of the Class A1 Notes--Application of Realized Losses".

TOP-UP PRINCIPAL
OUTSTANDING............. means, at any time in respect of a top-up funding facility, an amount equal to:

                              o    all principal drawings under the top-up
                                   funding facility which have been used to fund a payment of principal under a top up loan; minus

                              o all repayments of principal in respect of such principal drawings; minus

                              o the Carry Over Top-up Charge Offs (if any and as the case requires) for the top-up funding facility; plus

                              o amounts applied or available to be applied under the Interest Collections Waterfall to repay those Carry Over Top-up Charge Offs for the top-up funding facility.

UCCC.................... means the Consumer Credit (Queensland) Code and the equivalent legislation in each other state and territory in Australia.

UNPAID BALANCE.......... means at any time an amount equal to:

                              o the aggregate initial Outstanding Principal Balance of the housing loans; minus

                              o all repayments of principal in respect of such housing loans which have not been redrawn.

VALUATION............... means, in relation to a mortgage, a valuation of the property which is the subject of that mortgage, prepared by an Approved Valuer.

VOTING SECURED
CREDITORS............... means:

                              o with respect to enforcement of the security trust deed, for so long as the Secured Moneys of the

                                   Noteholder Secured Creditors are 75% or more of the total Secured Moneys calculated and expressed in the A$ Equivalent, the Noteholder Secured Creditors alone;

                              o    at any other time

                              o the Class A note trustee, or, if the Class A note trustee fails to act on behalf of the Class A noteholders within a reasonable time and such failure is continuing, the Class A noteholders to the extent permitted by Australian law; and

                              o each other Secured Creditor (other than a Class A noteholder).

                      (THIS PAGE INTENTIONALLY LEFT BLANK.)

                      (THIS PAGE INTENTIONALLY LEFT BLANK.)

                             SMHL GLOBAL FUND NO. 7

                         [SUPER MEMBERS HOME LOANS LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee....................................... $     126.70
Printing and Engraving..................................... $         **
Legal Fees and Expenses.................................... $         **
Trustee Fees and Expenses.................................. $         **
Rating Agency Fees......................................... $         **
Accounting Fees & Expenses................................. $         **
Miscellaneous.............................................. $         **
                                                            ------------
         Total............................................. $
                                                            ============


* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

**    To be filed by amendment.



ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as trust manager with respect to, that were not registered under the Securities Act:

       1. The registrant was incorporated on January 27, 1982. 100,000 fully paid shares of A$1.00 each were allotted to Members Equity Pty Limited on February 29, 1996.

       2.  The registrant acted as manager with respect to the following:

--------------------------------------------------------------------------------------------------------------
                       SMHL GLOBAL             SMHL GLOBAL            SMHL GLOBAL            SMHL GLOBAL
                        FUND NO. 2              FUND NO. 3            FUND NO. 4              FUND NO. 5
--------------------------------------------------------------------------------------------------------------
DATE               June 15, 2001           October 24, 2002       May 1, 2003            November 21, 2003
--------------------------------------------------------------------------------------------------------------
AMOUNT             US$582,100,000          US$1,400,000,000       US$1,000,000,000       US$750,000,000
                   A$17,500,000            A$33,700,000           A$30,000,000           A$20,700,000
--------------------------------------------------------------------------------------------------------------
TYPE               Mortgage Backed         Mortgage Backed        Mortgage Backed        Mortgage Backed
                   Floating Rate Notes     Floating Rate Notes    Floating Rate Notes    Floating Rate Notes
--------------------------------------------------------------------------------------------------------------
                   Class A-1 Notes         Class A Notes          Class A Notes          Class A Notes
                   US$220,000,000          US$1,400,000,000       US$1,000,000,000       US$750,000,000
                   Class A-2 Notes         Class B Notes          Class B Notes          Class B Notes
                   US$362,100,000          A$33,700,000           A$30,000,000           A$20,700,000
                   Class B Notes
                   A$17,500,000
--------------------------------------------------------------------------------------------------------------
EXEMPTION          Class A-1 and Class     Class A Notes were     Class A Notes were     Class A Notes were
FROM REGISTRATION  A-2 were privately      registered in USA;     registered in USA;     registered in USA;
                   placed pursuant to      Class B Notes were     Class B Notes were     Class B Notes were
                   exemptions from         offered in Asia,       offered in Asia,       offered in Asia,
                   registration            Australia, the         Australia, the         Australia, the
                   provided by Rule        United Kingdom and     United Kingdom and     United Kingdom and
                   144A under the          Europe, not offered    Europe, not            Europe, not offered
                   Securities Act of       in the USA.            offered in the USA.    in the USA.
                   1933 and Regulation
                   S under the
                   Securities Act of
                   1933;
                   Class B were 100%
                   domestic issue, not
                   offered in the USA.
--------------------------------------------------------------------------------------------------------------
PRINCIPAL          Credit Suisse First     Credit Suisse First    Credit Suisse          Credit Suisse First
UNDERWRITERS       Boston Corporation,     Boston Corporation     First Boston           Boston
                   Deutsche Banc Alex.     Deutsche Bank          Deutsche Bank          Deutsche Bank
                   Brown and               Securities Inc.        Securities Inc.        Securities Inc.
                   UBS Warburg             National Australia     Citigroup Global       Citigroup Global
                                           Bank, Hong Kong        Markets Inc.           Markets Inc.
                                           Branch                 UBS Warburg LLC
                                           Salomon Smith
                                           Barney Inc.
--------------------------------------------------------------------------------------------------------------
UNDERWRITING FEES  US$873,150 for          US$1,960,000 for       US$1,400,000 for       US$1,050,000 for
                   Class A-1 and Class     Class A and            Class A Notes and      Class A Notes and
                   A-2 Notes and           A$47,180 for Class     A$46,200 for Class     A$28,890 for Class
                   A$21,000 for Class      B Notes                B Notes                B Notes
                   B Notes
-------------------------------------------------------------------------------------------------------
OFFERING           Class A-1: LIBOR +      Class A: LIBOR +       Class A: LIBOR +      Class A: LIBOR +
PRICE              0.090%,                 0.220%,                0.220%                0.220%
                   Class A-2: LIBOR +      Class B: BBSW +
                   0.225% and              0.550%                 Class B:  BBSW +      Class B:  BBSW +
                   Class B: BBSW +                                0.700%                0.850%
                   0.550%
-------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE   Class A-1: 0.99         Class A: 2.796 years   Class A: 2.67 years   Class A: 2.69 years
LIFE TO CALL       years
                   Class A-2: 4.72         Class B: 5.85 years    Class B: 6.19 years   Class B: 5.97 years
                   years
                   Class B: 7.00 years
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                        SMHL GLOBAL               SMHL                   SMHL                   SMHL
                        FUND NO. 6           SECURITIZATION         SECURITIZATION         SECURITIZATION
                                              FUND NO. 10            FUND NO. 11             FUND NO. 12
-------------------------------------------------------------------------------------------------------------
DATE                April 14, 2004         December 6, 2001       September 27, 2002     May 27, 2003
-------------------------------------------------------------------------------------------------------------
AMOUNT              US$1,000,000,000       A$500,000,000          A$2,226,000,000        Up to
                    A$26,600,000                                                         A$3,500,000,000
-------------------------------------------------------------------------------------------------------------
TYPE                Mortgage Backed        Mortgage Backed        Mortgage Backed        Mortgage Backed
                    Floating Rate Notes    Floating Rate and      Floating Rate          Floating Rate
                                           Fixed Rate Notes       Notes issuable         Notes issuable
                                                                  from time to time      from time to time
-------------------------------------------------------------------------------------------------------------
                    Class A Notes          Class A1-1 Notes       Class A Notes          Class A Notes
                    US$1,000,000,000       A$275,000,000          A$2,199,200,000        A$3,408,450,000
                    Class B Notes          Class A2 Notes         Class B Notes          Class B Notes
                    A$26,600,000           A$217,750,000          A$26,800,000           A$36,150,000
                                           Class B Notes
                                           A$7,250,000
-------------------------------------------------------------------------------------------------------------
EXEMPTION           Class A Notes were     Class A and Class      Class A and Class      Class A and Class
FROM REGISTRATION   registered in USA;     B Notes were 100%      B Notes were 100%      B Notes are 100%
                    Class B Notes were     domestic issue,        domestic issue,        domestic issue,
                    offered in Asia,       not offered in         not offered in         not offered in the
                    Australia, the         the USA.               the USA.               USA
                    United Kingdom and
                    Europe, not
                    offered in the USA.
-------------------------------------------------------------------------------------------------------------
PRINCIPAL           Credit Suisse          Credit Suisse          Directly placed        Directly placed by
UNDERWRITERS        First Boston           First Boston           by registrant in       Registrant in
                    Deutsche Bank          Australia              Australia to           Australia to
                    Securities Inc.        Securities Ltd         Australian             Australian
                    Citigroup Global                              investors only         investors only
                    Markets Inc.           Macquarie Bank
                                           Limited

                                           National
                                           Australia Bank
-------------------------------------------------------------------------------------------------------------
UNDERWRITING FEES   US$1,400,000 for       A$600,000 for          N/A                    N/A
                    Class A Notes and      Class A and Class
                    A$36,575 for Class     B Notes
                    B Notes
-------------------------------------------------------------------------------------------------------------
OFFERING            Class A: LIBOR +       Class A1-1:            Varying prices         Varying prices
PRICE               0.160%                 5.585% and after       determined at the      determined at the
                                           12/15/04 BBSW +        time of sale           time of sale
                    Class B:  BBSW +       0.650%,
                    0.650%                 Class A2: BBSW +
                                           0.370% and
                                           Class B: BBSW +
                                           0.530%
---------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE    Class A: 2.63 years    Class A1-1: 3.03       N/A                    N/A
LIFE TO CALL                               years
                    Class B: 6.07 years    Class A2: 3.99
                                           years
                                           Class B: 7.02
                                           years
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                      SMHL               SMHL              SMHL           SMHL PRIVATE       SMHL PRIVATE    SMHL WAREHOUSING
                 SECURITIZATION     SECURITIZATION    SECURITIZATION     PLACEMENT FUND     PLACEMENT FUND     TRUST 2004-1
                   FUND 2003-1       FUND 2003-2        FUND 2004-1          NO. 11             NO. 12
-------------------------------------------------------------------------------------------------------------------------------
DATE            July 17, 2003      September 12,     May 18, 2004       July 24, 2001      February 26,      January 16, 2004
                                   2003                                                    2002
-------------------------------------------------------------------------------------------------------------------------------
AMOUNT          A$700,000,000      A$1,000,000,000   A$750,000,000      A$1,500,000,000    A$1,240,000,000   Up to
                                                                                                             A$5,000,000,000
-------------------------------------------------------------------------------------------------------------------------------
TYPE            Mortgage Backed    Mortgage Backed   Mortgage Backed    Mortgage Backed    Mortgage Backed   Mortgage Backed
                Floating Rate      Floating Rate     Floating Rate      Floating Rate      Floating Rate     Floating Rate
                Notes              Notes             and Fixed Rate     Notes issuable     Notes issuable    Notes issuable
                                                     Notes              from time to time  from time to      from time to time
                                                                                           time
-------------------------------------------------------------------------------------------------------------------------------
                Class A-1 Notes    Class A-1 Notes   Class A-1 Notes    Class A Notes      Class A Notes     Class A Notes
                A$210,000,000      A$376,600,000     A$200,000,000      A$1,480,500,000    A$1,222,600,000   A$1,882,050,000
                Class A-2 Notes    Class A-2 Notes   Class A-2 Notes    Class B Notes      Class B Notes     Class B Notes
                A$477,400,000      A$368,300,000     A$436,000,000      A$19,500,000       A$17,400,000      A$20,950,000
                Class B Notes      Class A-3 Notes   Class A-3 Notes
                A$12,600,000       A$236,100,000     A$100,000,000
                                   Class B Notes     Class B Notes
                                   A$19,000,000      A$14,000,000
-------------------------------------------------------------------------------------------------------------------------------
EXEMPTION       Class A and        Class A and       Class A and        Class A and        Class A and       Class A and
FROM            Class B Notes      Class B Notes     Class B Notes      Class B Notes      Class B Notes     Class B Notes
REGISTRATION    were offered in    were offered in   were offered in    were 100%          are 100%          are 100%
                Asia, Australia,   Asia,             Asia, Australia,   domestic issue,    domestic issue,   domestic issue,
                the United         Australia, the    the United         not offered in     not offered in    not offered in
                Kingdom and        United Kingdom    Kingdom and        the USA.           the USA.          the USA.
                Europe; Class A    and Europe;       Europe; Class A
                and Class B        Class A and       and Class B
                Notes were not     Class B Notes     Notes were not
                offered in the     were not          offered in the
                USA.               offered in the    USA.
                                   USA.
-------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL       Credit Suisse      Credit Suisse     Credit Suisse      Directly placed    Directly placed   Directly placed
UNDERWRITERS    First Boston       First Boston      First Boston       by Registrant in   by Registrant     by Registrant in
AND OTHER       Australia          Australia         Australia          Australia to       in Australia to   Australia to
PURCHASERS      Securities Ltd     Securities Ltd    Securities Ltd     Australian         Australian        Australian
                                                                        investors only     investors only    investors only
                Macquarie Bank     Macquarie Bank    Macquarie Bank
                Limited            Limited           Limited

                National           National          National
                Australia Bank     Australia Bank    Australia Bank

                Westpac Banking    Westpac Banking   Westpac Banking
                Corporation        Corporation       Corporation
-------------------------------------------------------------------------------------------------------------------------------
UNDERWRITING    A$924,000 for      A$1,320,000 for   A$990,000 for      N/A                N/A               N/A
FEES            Class A and B      Class A and B     Class A and B
                Notes              Notes             Notes
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                        SMHL                 SMHL              SMHL           SMHL PRIVATE       SMHL PRIVATE    SMHL WAREHOUSING
                   SECURITIZATION       SECURITIZATION    SECURITIZATION     PLACEMENT FUND     PLACEMENT FUND     TRUST 2004-1
                     FUND 2003-1         FUND 2003-2        FUND 2004-1          NO. 11             NO. 12
-----------------------------------------------------------------------------------------------------------------------------------
OFFERING          Class A-1: BBSW      Class A-1: BBSW   Class A-1: BBSW    varying prices     varying prices    varying prices
PRICE             +0.250%,             + 0.260%,         + 0.190%,          determined at      determined at     determined at
                  Class A-2: BBSW      Class A-2: BBSW   Class A-2: BBSW    the time of sale   the time of sale  the time of sale
                  + 0.350%             + 0.330%,         + 0.250%,
                  and                  Class A-3: BBSW   Class A-3:
                  Class B: BBSW +      + 0.400% and      6.150% and after
                  0.850%               Class B: BBSW +   Nov. 9, 2006
                                       0.850%            BBSW + 0.500%
                                                         and
                                                         Class B: BBSW +
                                                         0.63%
-----------------------------------------------------------------------------------------------------------------------------------
WEIGHTED          Class A-1: 0.64      Class A-1:        Class A-1: 0.5     N/A                N/A               N/A
AVERAGE LIFE      years Class A-2:     0.91 years        years
TO CALL           3.26 years           Class A-2:        Class A-2: 2.5
                  Class B: 6.04        2.76 years        years
                  years                Class A-3:        Class A-3: 2.5
                                       5.57 years        years
                                       Class B: 6.16     Class B: 6 years
                                       years

-----------------------------------------------------------------------------------------------------------------------------------

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Part 31 of the Articles of Association of the registrant:

                  Every officer, Auditor or agent of the Company is indemnified out of the property of the Company against any liabilities incurred by that person as an officer, Auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or in connection with any application in relation to any such proceedings in which relief is granted under the Corporations Law to that person by the Court.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     1.1       Form of Underwriting Agreement.*
     3.1       Constitution of the Registrant.*
   4.1.1       Master Trust Deed.*
   4.1.2       Supplemental Deed to the Master Trust Deed.*
     4.2       Form of the Supplementary Bond Terms Notice.*
     4.3       Form of the Security Trust Deed.*
     4.4       Form of the Note Trust Deed.*
     5.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.*
     8.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters (included in Exhibit 5.1 hereof).*
     8.2       Opinion of Greenwood & Freehills Pty Limited as to certain tax matters.*
    10.1       The Mortgage Origination and Management Agreement.*
    10.2       Deed of Novation of the Mortgage Origination and Management Agreement.*
    10.3       Deed of Amendment of the Mortgage Origination and Management Agreement.*
    10.4       Amending Deeds of the Mortgage Origination and Management Agreement.*
    10.5       Form of Fixed-Floating Rate Swap.*
    10.6       Management Support Deed.*
  10.6.1       Amending Deed to the Management Support Deed.*
    10.7       Form of Payment Funding Facility.*
    10.8       Form of the Cross Currency Swap.*
    10.9       Form of Redraw Funding Facility Agreement.*
   10.10       Form of Top-Up Funding Facility Agreement.*
    23.1       Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).*
    23.2       Consent of Greenwood & Freehills Pty Limited (included in Exhibit 8.2 hereof).*
    23.3       Consent of Freehills (included in Exhibit 99.1 hereof).*
    24.1       Power of Attorney (included on signature pages of the Registration Statement).
    25.1       Statement of Eligibility of Note Trustee.*
    99.1       Opinion of Freehills as to Enforceability of U.S. Judgments under Australian Law.*

* To be filed by Amendment.

ITEM 37. UNDERTAKINGS.

    (a)  Undertaking in respect of indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b)  Undertakings pursuant to Rule 430A.

       The Registrant hereby undertakes:

       1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

       2. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on the 6th day of August 2004.

                                          ME Portfolio Management Limited


                                          By:    /s/ Nicholas Vamvakas
                                          Name:  Nicholas Vamvakas
                                          Title: Director
                                                 (Chief Financial Officer)
                                                 (Principal Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Diane Citron, Terry Schiff or Angela Clark, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons acting in the following capacities for ME Portfolio Management Limited and on the dates indicated.

              SIGNATURE                                   TITLE                              DATE
              ---------                                   -----                              ----

/s/ Brian Pollock                             Chairman of the Board                     August 5, 2004
------------------------------------          and Director
Brian Pollock

/s/ Anthony Wamsteker                         Director                                  August 5, 2004
------------------------------------
Anthony Wamsteker

/s/ Nicholas Vamvakas                         Director                                  August 5, 2004
------------------------------------          (Chief Financial Officer)
Nicholas Vamvakas                             (Principal Accounting Officer)


/s/ David Tennant                             Director                                  August 5, 2004
------------------------------------
David Tennant

/s/ Anna Christina Booth                      Director                                  August 5, 2004
------------------------------------
Anna Christina Booth

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs the Registration Statement solely in such capacity.

                              CT CORPORATION SYSTEM

                                     By: /s/ Michael J. Mitchell
                                         ------------------------------------
                                         Name:      Michael J. Mitchell
                                         Address:   CT Corporation System
                                                    111 Eighth Avenue
                                                    13th Floor
                                                    New York, New York 10011
                                         Telephone: (212) 590-9100

                                 EXHIBITS INDEX


EXHIBIT
   NO.                      DESCRIPTION OF EXHIBIT
   ---                      ----------------------
     1.1       Form of Underwriting Agreement.*
     3.1       Constitution of the Registrant.*
   4.1.1       Master Trust Deed.*
   4.1.2       Supplemental Deed to the Master Trust Deed.*
     4.2       Form of the Supplementary Bond Terms Notice.*
     4.3       Form of the Security Trust Deed.*
     4.4       Form of the Note Trust Deed.*
     5.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.*
     8.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters (included in Exhibit 5.1 hereof).*
     8.2       Opinion of Greenwood & Freehills Pty Limited as to certain tax matters.*
    10.1       The Mortgage Origination and Management Agreement.*
    10.2       Deed of Novation of the Mortgage Origination and Management Agreement.*
    10.3       Deed of Amendment of the Mortgage Origination and Management Agreement.*
    10.4       Amending Deeds of the Mortgage Origination and Management Agreement.*
    10.5       Form of Fixed-Floating Rate Swap.*
    10.6       Management Support Deed.*
  10.6.1       Amending Deed to the Management Support Deed.*
    10.7       Form of Payment Funding Facility.*
    10.8       Form of the Cross Currency Swap.*
    10.9       Form of Redraw Funding Facility Agreement.*
   10.10       Form of Top-Up Funding Facility Agreement.*
    23.1       Consent of Mayer, Brown Rowe & Maw LLP (included in Exhibit 5.1 hereof).*
    23.2       Consent of Greenwood & Freehills Pty Limited (included in Exhibit 8.2 hereof).*
    23.3       Consent of Freehills (included in Exhibit 99.1 hereof).*
    24.1       Power of Attorney (included on signature pages of the Registration Statement).
    25.1       Statement of Eligibility of Note Trustee.*
    99.1       Opinion of Freehills as to Enforceability of U.S. Judgments under Australian Law.*

* To be filed by Amendment.